As filed with the Securities and Exchange Commission on December 27, 1996

                                                       Registration No. 811-7384




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      Under

                       THE INVESTMENT COMPANY ACT OF 1940


                                Amendment No. 12


                                   ----------

                       NICHOLAS-APPLEGATE INVESTMENT TRUST
             (Exact name of registrant as specified in its charter)

                                   ----------

                          600 West Broadway, 30th Floor
                           San Diego, California 92101
          (Address, including zip code, of Principal Executive Offices)

                                   ----------

                               Arthur E. Nicholas
                    c/o Nicholas-Applegate Capital Management
                          600 West Broadway, 30th Floor
                           San Diego, California 92101
                     (Name and address of agent for service)

                                   Copies to:

                                Robert E. Carlson
                        Paul, Hastings, Janofsky & Walker
                             555 South Flower Street
                          Los Angeles, California 90071

                                EXPLANATORY NOTE


This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, Interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), because such Interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may only be made by investment companies, registered broker-dealers, insurance company separate accounts, common or commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any Interests of the Registrant.

            NICHOLAS-APPLEGATE-REGISTERED TRADEMARK- INVESTMENT TRUST
                       Nicholas-Applegate Core Growth Fund
                     Nicholas-Applegate Emerging Growth Fund
                     Nicholas-Applegate Mini-Cap Growth Fund
                Nicholas-Applegate Emerging Countries Growth Fund
                     Nicholas-Applegate Income & Growth Fund
                     Nicholas-Applegate Balanced Growth Fund
                    Nicholas-Applegate Worldwide Growth Fund
                  Nicholas-Applegate International Growth Fund
                 Nicholas-Applegate Global Growth & Income Fund
                    Nicholas-Applegate Government Income Fund
             Nicholas-Applegate Short-Intermediate Fixed Income Fund
            Nicholas-Applegate Fully Discretionary Fixed Income Fund
                          Nicholas-Applegate Value Fund
                     Nicholas-Applegate High Yield Bond Fund
                    Nicholas-Applegate Strategic Income Fund
                      Nicholas-Applegate Money Market Fund
                Nicholas-Applegate International Core Growth Fund
                    Nicholas-Applegate Large Cap Growth Fund


                                     PART A


ITEM 1.  COVER PAGE.  Not applicable.

ITEM 2.  SYNOPSIS.  Not applicable.

ITEM 3.  CONDENSED FINANCIAL INFORMATION.  Not applicable.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.


          Nicholas-Applegate Investment Trust, a Delaware business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust currently has eighteen series (each a "Fund" and collectively the "Funds")-- Nicholas-Applegate Core Growth Fund (the "Core Growth Fund"), Nicholas-Applegate Emerging Growth Fund (the "Emerging Growth Fund"), Nicholas-Applegate Mini-Cap Growth Fund (the "Mini-Cap Fund"), Nicholas-Applegate Emerging Countries Fund (the "Emerging Countries Fund"), Nicholas-Applegate Income & Growth Fund (the "Income & Growth Fund"), Nicholas-Applegate Balanced Growth Fund (the "Balanced Fund"), Nicholas-Applegate Worldwide Growth Fund (the "Worldwide Fund"), Nicholas-Applegate International Growth Fund (the "International Fund"), Nicholas-Applegate Global Growth & Income Fund (the "Global Growth Fund"), Nicholas-Applegate Government Income Fund (the "Government Fund"), Nicholas-Applegate Short-Intermediate Fixed Income Fund (the "Short-Intermediate Fund"), Nicholas-Applegate Fully Discretionary Fixed Income

Fund (the "Fully Discretionary Fund"), Nicholas-Applegate Value Fund (the "Value Fund"), Nicholas-Applegate High Yield Bond Fund (the "High Yield Bond Fund"), Nicholas-Applegate Strategic Income Fund (the "Strategic Income Fund"), Nicholas-Applegate Money Market Fund (the "Money Market Fund"), Nicholas-Applegate Large Cap Growth Fund (the "Large Cap Growth Fund"), and Nicholas-Applegate International Core Growth Fund (the "International Core Growth Fund"). The assets of the Funds are managed by Nicholas-Applegate Capital Management (the "Investment Adviser").


          Beneficial interests in each Fund ("Interests") are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in a Fund may only be made by investment companies, registered broker-dealers, insurance company separate accounts, common or commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the Securities Act (each an "Investor" and collectively the "Investors"). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

INVESTMENT OBJECTIVES AND POLICIES.

          CORE GROWTH FUND

          The investment objective of the Core Growth Fund is to maximize long-term capital appreciation. The Fund invests primarily in common stocks of U.S. companies the earnings and stock prices of which are expected by its Investment Adviser to grow faster than the average rate of companies in the Standard & Poor's 500 Stock Price Index (the "S&P 500 Index"). Companies in which the Fund invests do business in a cross-section of industries and may be growth companies, cyclical companies or companies believed to be undergoing a basic change in operations or markets which, in the opinion of the Investment Adviser, would result in a significant improvement in earnings. The securities of such companies may be subject to more volatile market movements than securities of larger, more established companies because the issuers typically are more subject to changes in earnings and prospects. Although the Fund is not restricted to investments in companies of any particular size, it currently intends to invest primarily in companies with middle market capitalizations and above (generally, above $500 million). There can be no assurance that the Fund will achieve its investment objective. See "Investment Policies and Strategies" for a discussion of the risks associated with investment in such growth companies.

          Under normal market conditions, at least 75% of the Fund's total assets will be invested in common stocks. The remainder of the Fund's assets may be invested in preferred convertible securities issued by similar growth companies, investment grade corporate debt securities, securities issued or guaranteed by the U.S. Government and its agencies and instrumentalities and various other securities and instruments described in "Investment Policies and Strategies"

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below.  The Fund may invest up to 20% of its total assets, directly or indirectly through American Depository Receipts, in securities issued by foreign issuers. See "Investment Policies and Strategies" for a discussion of the risks associated with investment in foreign securities. The other debt securities in which the Fund may invest will be rated "Baa" or higher by Moody's Investors Service, Inc. ("Moody's) or "BBB" or higher by Standard & Poor's Corporation ("S&P") or unrated if determined by the Investment Adviser to be of comparable quality. These securities are of investment grade, which means that their issuers are believed to have adequate capacity to pay interest and repay principal, although certain of such securities in the lower grades have speculative characteristics, and changes in economic conditions or other circumstances may be more likely to lead to a weakened capacity to pay interest and principal than would be the case with higher rated securities. If the rating of a debt security held by the Fund is downgraded below investment grade, the Investment Adviser will sell the security as promptly as practicable. The Fund may also make short sales, which is considered a speculative technique.
See "Investment Policies and Strategies" for a discussion of the risks associated with short sale transactions.

          EMERGING GROWTH FUND

          The investment objective of the Emerging Growth Fund is to maximize long-term capital appreciation. The Fund invests in the same types of securities and companies as the Core Growth Fund, as described above, except that the Emerging Growth Fund intends to invest primarily in companies with smaller market capitalizations (E.G., up to $500 million). However, the Fund will not necessarily sell any security held by it if the market capitalization of the issuer increases above $500 million subsequent to purchase. The securities of such companies may be subject to more volatile market movements than securities of larger, more established companies, including the companies in which the Core Growth Fund invests. There can be no assurance that the Fund will achieve its investment objective. See "Core Growth Fund" above and "Investment Policies and Strategies" for a discussion of the risks associated with investments in growth companies, foreign companies, convertible and other debt securities, short sales and other investments of the Emerging Growth Fund.

          MINI-CAP FUND

          The investment objective of the Mini-Cap Fund is to maximize long-term capital appreciation. The Fund invests in the same types of securities and companies as the Core Growth Fund, as described above, except that the Mini-Cap Fund intends to invest primarily in companies with small market capitalizations (E.G., up to $100 million). However, the Fund will not necessarily sell any security held by it if the market capitalization of the issuer increases above $100 million subsequent to purchase. The securities of such companies may be subject to more volatile market movements than securities of larger, more established companies, including the companies in which the Core Growth Fund invests. There can be no assurance that the Mini-Cap Fund will achieve its investment objective. See "Core Growth Fund" above and "Investment Policies and Strategies" for a discussion of the risks associated with investments

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in growth companies, foreign companies, convertible and other debt securities, short sales and other investments of the Mini-Cap Fund.

          EMERGING COUNTRIES FUND

          The investment objective of the Emerging Countries Fund is to maximize long-term capital appreciation. Assets of the Fund are invested primarily in equity securities of issuers located in countries with emerging securities markets -- that is, countries with securities markets which are, in the opinion of the Investment Adviser, emerging as investment markets but have yet to reach a level of maturity associated with developed foreign stock markets, especially in terms of participation by foreign investors. The Fund currently expects to invest in issuers located in some or all of the following emerging market countries: Argentina, Brazil, Chile, China, Colombia, the Czech Republic, Greece, Hungary, India, Indonesia, Israel, Jordan, Malaysia, Mexico, Morocco, Pakistan, Peru, the Philippines, Poland, Portugal, Singapore, South Africa, Sri Lanka, South Korea, Taiwan, Thailand, Turkey and Venezuela. At the discretion of the Investment Adviser, the Fund may also invest in other countries with emerging securities markets.

          Under normal market conditions, as a fundamental policy which cannot be changed without shareholder approval, at least 65% of the Emerging Countries Fund's total assets will be invested in securities of issuers located in at least three different countries (other than the United States). With this exception, the Fund is not driven by allocation considerations with respect to any particular countries, geographic regions or economic sectors. Although the Fund is authorized to invest more than 25% of its total assets in the securities of issuers located in any one country, it does not currently intend to do so. However, the Investment Adviser currently selects portfolio securities for the Fund from an investment universe of approximately 6,000 foreign issuers in 20 emerging markets.

          The Fund may invest up to 10% of its total assets in closed-end or open-end country funds. Under normal market conditions, the Fund may invest up to 35% of its total assets in securities of U.S. companies. In addition, the Fund may also invest up to 20% of its total assets in securities of issuers that are not domiciled or do not have their principal places of business in developing countries, but that have or will have substantial assets in developing countries, or derive or expect to derive a substantial portion of their total revenues from either goods and services produced in, or sales made in, developing countries.

          Under normal market conditions, at least 75% of the Emerging Countries Fund's total assets will be invested in equity securities (common and preferred stocks), and warrants and securities convertible into equity securities. The remainder of the Fund's assets will be invested in debt securities of foreign companies and foreign governments and their agencies and instrumentalities which the Investment Adviser believes present attractive opportunities for capital growth, as well as in various other securities and instruments described below.

          The debt securities in which the Emerging Countries Fund may invest will be rated "Baa" or higher by Moody's or "BBB" or higher by S&P or unrated if determined by the Investment Adviser to be of comparable quality. At least 75% of the Fund's total assets invested in such securities will be invested in securities rated A or better by Moody's or S&P or, if unrated, determined to be of comparable quality by the Investment Adviser. See "Core Growth Fund" above for a discussion of these securities. If the rating of a debt security held by the Fund is downgraded below investment grade, the security will be sold as promptly as practicable.

          The Emerging Countries Fund intends to invest principally in securities that are listed on a bona fide securities exchange or are actively traded in an over-the-counter market (either within or outside the issuer's domicile country). The Fund will not invest in securities denominated in a foreign currency unless, at the time of investment, such currency is considered by the Investment Adviser to be fully exchangeable into United States dollars without significant legal restriction. The Fund may purchase securities issued by the government of, or a company located in, one nation but denominated in the currency of another nation (or in a multinational currency unit).

          There can be no assurance the Fund will achieve its investment objective. See "Investment Policies and Strategies" for a description of the rules associated with investments in emerging countries and other investments of the Emerging Countries Fund.

          INCOME & GROWTH FUND

          The investment objective of the Income & Growth Fund is to maximize total return, consisting of capital appreciation and current income. The Fund invests primarily in convertible and equity securities of U.S. companies the earnings and stock prices of which are expected by the Investment Adviser to grow at above-average rates. Convertible securities are bonds, debentures, corporate notes or preferred stocks which pay interest or dividends and which may be converted into common stock at the option of the holder. Convertible securities provide for participation in the appreciation of the underlying common stock but at a lower level of risk because the yield is higher and the security is senior to the common stock upon liquidation of the issuer. There can be no assurance that the Fund will achieve its investment objective.

          Under normal market conditions at least 65% of the Income & Growth Fund's total assets will be invested in convertible securities and in common stocks received upon conversion or exchange of such securities and retained in the Fund's portfolio to permit orderly disposition. Up to 35% of the Fund's total assets may be invested in other securities, including non-convertible equity (common and preferred stocks) and debt securities and securities issued or guaranteed by the U.S. Government. See "Investment Policies and Strategies" for a description of the various other securities and instruments in which the Fund may invest. The Fund may also invest in Eurodollar convertible securities and American Depository Receipts. See "Investment Policies and Strategies" for a discussion of the risks associated with investment in foreign securities. At all times, a minimum of 25% of the Fund's total assets will be invested in income-producing securities (including convertible securities and debt securities), and a minimum of 25% of the Fund's total assets will be invested in equity securities (including common and preferred stocks).

          The issuers of the convertible and equity securities in which the Income & Growth Fund invests will be the same types of growth companies as those in which the Core Growth Fund invests. See "Core Growth Fund" above and "Investment Policies and Strategies" for a discussion of the risks associated with investment in such growth companies. The Income & Growth Fund's convertible and other debt securities will generally be investment grade securities rated "Baa" or higher by Moody's or "BBB" or higher by S&P or unrated if determined by the Investment Adviser to be of comparable quality, as described above under "Core Growth Fund." However, the Income & Growth Fund's net assets may be invested without limitation in debt securities rated below investment grade or unrated if the Investment Adviser believes that the financial condition of the issuer or the protection afforded to the particular securities is stronger than would otherwise be indicated by such low ratings or the lack thereof. Debt securities with ratings below "Baa" or "BBB," commonly referred to as "junk bonds," are speculative and subject to greater market fluctuations and risk of loss of income and principal than higher rated bonds. If the rating of an investment grade security held by the Fund is downgraded, the Investment Adviser will determine whether it is in the best interests of the Fund to continue to hold such security in its investment portfolio. See "Investment Policies and Strategies" for a discussion of the risks associated with investment in junk bonds.

          BALANCED FUND

          The investment objective of the Balanced Fund is to provide investors with a balance of long-term capital appreciation and current income. The Fund invests in equity securities (common and preferred stocks), convertible securities and warrants primarily of U.S. companies, debt securities (bonds, debentures and notes), money market instruments and other short-term investments and instruments described in "Investment Policies and Strategies" below. Under normal circumstances, the Fund will allocate approximately 60% of the total value of its assets to equity securities, convertible securities and warrants and approximately 40% to debt securities, money market instruments and other short-term investments and instruments.

          Temporary deviations from the Fund's 60%/40% balance of securities due to market fluctuations in the value of securities or otherwise will be permitted so long as the percentage of equity securities in the Fund's investment portfolio is not more than 70% or less than 50% of the value of the Fund's total assets. If the value of the equity securities, convertible securities and warrants in the Fund's investment portfolio increases above 70% or decreases below 50%, the Fund will effect sales or purchases of certain of its existing investments as promptly as practicable to restore the 60%/40% ratio. Such a portfolio adjustment may cause the Fund to buy or sell securities which have appreciated or depreciated in value at times different from when the Investment Adviser would otherwise have made such purchases and sales. Such purchases and sales may also cause the Fund to incur a higher proportion of short-term capital

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gains than might otherwise be the case.  There can be no assurance that the Fund will achieve its investment objective.

          The issuers of the Balanced Fund's equity investments will be the same types of growth companies as those in which the Core Growth Fund invests. See "Core Growth Fund" above and "Investment Policies and Strategies" for a discussion of the risks associated with investment in such growth companies.
The debt securities in which the Balanced Fund may invest include debt securities issued by the U.S. Government and its agencies and instrumentalities and corporate debt securities. The ratings (or in the case of unrated securities, the Investment Adviser's assessment of comparable quality) of the Fund's convertible and other debt securities, and its policies regarding downgraded securities, will be the same as those of the Income & Growth Fund. The Fund may invest a portion (less than 35%) of its net assets in convertible and debt securities rated below investment grade or in unrated securities of comparable quality. Such securities or "junk bonds" are speculative and subject to greater market fluctuations and risk of loss of income and principal than higher rated bonds. See "Income & Growth Fund" above and "Investment Policies and Strategies" for a discussion of the risks associated with investment in junk bonds.

          WORLDWIDE FUND

          The investment objective of the Worldwide Fund is to maximize long-term capital appreciation. The Fund invests primarily in equity securities of U.S. and foreign companies. Such companies may be in the earlier states of development, growth companies, cyclical companies or companies believed to be undergoing a basic change in operations or markets which, in the opinion of the Investment Adviser, would result in a significant improvement in earnings. The securities of such companies may be subject to more volatile market movements than securities of larger, more established companies. Although the Fund is not restricted to investments in companies of any particular size, it currently intends to invest principally in companies with smaller to middle market capitalizations (I.E., from $100 million to $5 billion). See "Investment Policies and Strategies" for a discussion of the risks associated with investment in such companies.

          The Worldwide Fund may invest in securities issued by companies based or operating in any country, including the United States. Under normal market conditions, as a fundamental policy which cannot be changed without shareholder approval, at least 65% of the Fund's assets will be invested in securities of issuers located in at least three countries, one of which may be the United States. Under normal market conditions, the Fund may invest up to 50% of its total assets in securities of U.S. issuers. With these exceptions, the Fund is not driven by allocation considerations with respect to any particular countries, geographic regions or economic sectors. Countries in which investment opportunities will be sought include Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Malaysia, the Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. However, the Fund may also invest in securities issued by

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companies based in other countries such as the countries of Eastern Europe and
South America, Indonesia, Korea, Mexico, the Philippines, Portugal and Thailand. The Fund may also invest up to 10% of its assets in closed-end or open-end country funds. An investment in such funds may result in duplication of fees. See "Investment Policies and Strategies" for a discussion of the risks associated with investment in foreign securities. There can be no assurance that the Fund will achieve its investment objective.

          Under normal market conditions, at least 75% of the Fund's total assets will be invested in equity securities (common and preferred stocks and warrants) and securities convertible into equity securities. The remainder of the Worldwide Fund's assets will be invested in debt securities of foreign companies and foreign governments and their agencies and instrumentalities, which the Investment Adviser believes present attractive opportunities for capital growth, as well as in various other securities and instruments described in "Investment Policies and Strategies" below. The ratings (or in the case of unrated securities, the Investment Adviser's assessment of comparable quality) of the Fund's debt securities, and its policies regarding downgraded securities, will be the same as those of the Core Growth Fund. See "Core Growth Fund" above. The Fund also make short sales, which is considered a speculative technique. See "Investment Policies and Strategies" for a discussion of the risks associated with short sale transactions.

          INTERNATIONAL FUND

          The International Fund seeks to maximize long-term capital appreciation. Assets of the International Fund are invested in the same types of securities as the Worldwide Fund, except that the International Fund may invest up to 35% of its total assets in securities of U.S. companies. Under normal market conditions, as a fundamental policy which cannot be changed without shareholder approval, at least 65% of the Fund's total assets will be invested in securities of issuers located in at least three countries. There can be no assurance that the Fund will achieve its investment objective. See "Worldwide Fund" above.

          GLOBAL GROWTH FUND

          The investment objective of the Global Growth Fund is long-term capital appreciation while providing current income. Assets of the Fund are invested primarily in a diversified portfolio of equity securities, bonds and money market instruments of U.S. and foreign issuers. Although the Fund is not restricted to investments in companies of any particular size, it currently intends to invest principally in established companies in the world's leading industrial nations and in other rapidly growing countries. There can be no assurance that the Fund will achieve its investment objectives. See "Investment Policies and Strategies" for a discussion of the risks associated with investment in such securities, bonds and money market instruments.

          Under normal market conditions, as a fundamental policy which cannot be changed without shareholder approval, at least 65% of the Fund's total assets will be invested in securities of issuers located in at least three different countries (one of which may be the United

States). With this exception, the Fund is not driven by allocation considerations with respect to any particular countries, geographic regions or economic sectors. Although the Fund is authorized to invest more than 25% of its total assets in the securities of issuers located in any one country, it does not currently intend to do so. Countries in which investment opportunity be sought are the same as for the International Growth Fund, except that the Global Growth & Income Fund may also invest up to 10% of its net assets in securities issued by companies based in other countries such as the countries of Eastern Europe and South America, Indonesia, Korea, Mexico, the Philippines, Portugal and Thailand. The Fund may also invest up to 10% of its total assets in closed-end country funds. An investment in such funds may result in duplication of fees.

          Under normal market conditions, at least 60% of the Fund's total assets will be invested in equity securities (common and preferred stocks), and warrants to acquire such securities. The remainder of the Fund's assets will be invested in debt securities of foreign companies and foreign governments and their agencies and instrumentalities which the Investment Adviser believes present attractive opportunities for capital growth, as well as in various other securities and instruments described in "Investment Policies and Strategies."

          The Fund's convertible and other debt securities will generally be investment grade securities rated "Baa" or higher by Moody's or "BBB" or higher by S&P or unrated if determined by the Investment Adviser to be of comparable quality. See "Core Growth Fund" above for a discussion of these securities. However, a portion (less than 35%) of the Fund's net assets may be invested in debt securities rated below investment grade or in unrated securities of comparable quality if the Investment Adviser believes that the financial condition of the issuer or the protection afforded to the particular securities is stronger than would otherwise be indicated by such low ratings or the lack thereof. See "Income & Growth Fund" above and "Investment Policies and Strategies" for a discussion of the risks associated with investment in junk bonds.

          The Global Growth Fund intends to invest principally in securities that are listed on a bona fide securities exchange or are actively traded in an over-the-counter market (either within or outside the issuer's domicile country). The Fund will not invest in securities denominated in a foreign currency unless, at the time of investment, such currency is considered by the Investment Adviser to be fully exchangeable into United States dollars without significant legal restriction. The Fund may purchase securities issued by the government of, or a company located in, one nation but denominated in the currency of another nation (or in a multinational currency unit).

          GOVERNMENT FUND

          The investment objective of the Government Fund is to seek to maximize current income consistent with prudent investment risk and preservation of capital. The Fund invests primarily in investment grade, intermediate-term debt securities of the U.S. Government and its agencies and instrumentalities. Such securities are of varying maturities, with a weighted average portfolio duration (expected life) generally from three to six years. The Fund may invest in direct obligations of the United States (such as Treasury bills, notes and bonds, which are supported by the full faith and credit of the United States) and obligations (including mortgage-related securities) issued or guaranteed by agencies and instrumentalities of the U.S. Government that are established under an act of Congress. These agencies and instrumentalities may include, but are not limited to, the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Farm Credit Banks, Federal Home Loan Banks, and Resolution Funding Corporation. Under normal market conditions, at least 75% of the total assets of the Fund will be invested in securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities. The remainder of the Fund's assets may be invested in mortgage-related securities (including collateralized mortgage obligations), investment grade debt securities, short-term investments and other securities and instruments described in "Investment Policies and Strategies" below. There can be no assurance that the Fund will achieve its investment objective.

          Although the Fund invests primarily in securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities, the value of the Fund's Interests and its current yield will fluctuate and are not guaranteed by the U.S. Government. The market value of the debt securities in which the Fund will invest is generally affected by changes in the level of interest rates. An increase in interest rates will tend to reduce their market value, and a decline in interest rates will tend to increase their value. The magnitude of these changes generally will be greater for securities with longer remaining maturities than those with shorter maturities. Generally, the longer the maturity of a debt security, the higher its yield and the greater its price volatility. Conversely, the shorter the maturity, the lower the yield but the greater the price stability.

          Duration is one of the fundamental tools used by the Investment Adviser in the selection of securities for the Government Fund. Developed as a more precise alternative to the concept of "term to maturity," duration is a measure of the expected life of a debt security on a present value basis and is an indicator of a security's price movement and risk associated with changes in interest rates. Duration incorporates a bond's yield, coupon interest payments, final maturity and call features into one measure. Duration takes the length of the time intervals between the present time and the time that interest and principal payments are scheduled and weighs them by the present values of the cash to be received at each future point in time. For any fixed income security with interest payments occurring prior to the payment of principal, duration is always less than maturity. In general, all other things being the same, the lower the stated or coupon rate of interest of a fixed income security, the longer the duration of the security; conversely, the higher the stated or coupon rate of interest of a fixed income security, the shorter the duration of the security. For example, the maturity of a current coupon bond with a three-year duration is approximately 3.5 years, and the maturity of a current coupon bond with a six-year duration is approximately nine years. In some situations the standard duration calculation does not properly reflect the interest rate exposure of a security, such as in the case of mortgage pass-through securities. In such instances, the Investment Adviser will use more sophisticated analytical techniques that incorporate the economic life of a security into the determination of its interest rate exposure.

          SHORT-INTERMEDIATE FUND

          The Short-Intermediate Fund seeks primarily to preserve principal and liquidity, and secondarily to realize a high level of current income. The Fund seeks to provide a return greater than the return of one to three-year U.S. Treasury obligations over a full market cycle. The Fund invests primarily in an actively managed portfolio of investment grade fixed-income securities. The Fund may invest in a broad range of fixed-income securities, including bonds, notes, mortgage-backed and asset-backed securities, issued by U.S. and foreign corporations or other entities, and sovereign debt securities of U.S. or foreign governments or their agencies, authorities, instrumentalities or sponsored enterprises. The Fund will invest only in obligations payable in U.S. dollars. The Fund may purchase securities that pay interest on a fixed, variable, floating or deferred basis. Under normal market conditions, at least 90% of the Fund's total assets will be invested in such securities. The Fund may acquire over-the-counter and illiquid securities, and may utilize techniques such as when-issued securities and firm commitment agreements, forward roll transactions, swap transactions, futures contracts, securities lending, and borrowing. See "Investment Policies and Strategies" for a description of the Fund's investment securities and techniques and associated risks.

          The Short-Intermediate Fund may adopt a temporary defensive position during adverse market conditions by investing without limit in high quality money market instruments, including short-term U.S. Government securities, negotiable certificates of deposit, non-negotiable fixed time deposits, bankers' acceptances, floating-rate notes and repurchase agreements.

          The average dollar-weighted maturity of the Short-Intermediate Fund's portfolio will be adjusted as the Investment Adviser determines market conditions warrant. The minimum average dollar-weighted portfolio maturity of the Fund's portfolio will be two years, and the maximum will be five years. The Fund is not constrained as to the maximum maturity of its individual portfolio securities. However, the Fund will normally invest in securities with final maturities, average lives or interest rate reset frequencies of ten years or less.

          The debt securities in which the Short-Intermediate Fund may invest will be rated at the time of purchase "Baa" or higher by Moody's, "BBB" or higher by S&P, or equivalent ratings by other recognized rating agencies, or may be unrated if determined by the Investment Adviser to be of comparable quality. See "Core Growth Fund" above for a discussion of these securities. The Investment Adviser anticipates that the average dollar-weighted credit quality of the securities in the Fund's portfolio will be Aa or AA according to Moody's and S&P's ratings, respectively, or comparable credit quality as determined by the Investment Adviser. In the case of a security that is rated differently by one or more rating services, the higher rating will be used in computing the Fund's average dollar-weighted credit quality. If the rating of a security held in the Fund's portfolio is downgraded below investment grade by a rating service (or determined to have fallen below investment grade by the Investment Adviser in the case of unrated securities), such action will be considered by the Investment Adviser in its evaluation of the overall investment merits of the security, but will not necessarily result in the sale of the security.

          In order to achieve the Fund's investment objectives, the Investment Adviser will seek to add value by moving portfolio investments among market sectors (e.g., U.S. Treasury securities, corporate securities and mortgage-booked securities), positioning investments in the most attractive maturities along the yield curve, selecting undervalued investments in order to take advantage of lower prices and higher yields, and varying the average maturity of the Fund's portfolio to reflect interest rate forecasts. There can be no assurance that use of these techniques will be successful.

          FULLY DISCRETIONARY FUND

          The Fully Discretionary Fund seeks to maximize total return. It seeks to provide a total return greater than the return of an index of either government/corporate debt or government/corporate/mortgage debt over a full market cycle. The Fund invests primarily in an actively managed portfolio of investment grade fixed-income securities. The Fund may invest in a broad range of fixed-income securities, including bonds, notes, and mortgage-backed and asset-backed securities issued by U.S. and foreign corporations or other entities, and sovereign debt securities of U.S. or foreign governments or their agencies, authorities, instrumentalities or sponsored enterprises. The Fund may purchase securities that pay interest on a fixed, variable, or floating basis. Under normal market conditions, at least 65% of the Fund's total assets will be invested in such securities. The Fund may acquire over-the-counter and illiquid securities, and may utilize techniques such as when-issued securities and firm commitment agreements, forward roll transactions, put and call options on securities, swap transactions, futures contracts and options, securities lending, and borrowing. See "Investment Policies and Strategies" for a description of the Fund's investment securities and techniques and the associated risks.

          Although the Fully Discretionary Fund will invest primarily in obligations payable in U.S. dollars, up to 30% of the Fund's portfolio assets may be payable in other currencies. Countries in which non-dollar denominated investments may be made will include Australia, Austria, Belgium, Canada, Denmark, France, Germany, Italy, Japan, the Netherlands, Spain, Sweden, and the United Kingdom. The Fund may or may not hedge against the currency risks associated with such investments.

          The Fully Discretionary Fund may adopt a temporary defensive position during adverse market conditions by investing without limit in high quality money market instruments, including short-term U.S. Government securities, negotiable certificates of deposit, non-negotiable fixed time deposits, bankers' acceptances, floating-rate notes and repurchase agreements.

          The average duration of the Fund's portfolio will be adjusted as the Investment Adviser determines market conditions warrant. The average portfolio duration of the Fund will range from two to eight years. The Fund is not constrained as the maximum maturity of its individual portfolio securities. However, its duration policy will limit the amount of longer-term investments in its portfolio. See "Government Fund" above for an explanation of "duration."

          The debt securities in which the Fully Discretionary Fund may invest will be rated at the time of purchase investment grade by Moody's, S&P or other recognized rating agencies, or may be unrated if determined by the Investment Adviser to be of comparable quality. The Investment Adviser anticipates that the average dollar-weighted credit quality of the securities in the Fund's portfolio will be Aa or AA according to Moody's and S&P's ratings, respectively, or comparable credit quality as determined by the Investment Adviser. The policies of the Fund regarding determination of ratings and the disposition of downgraded securities are the same as those of the Short-Intermediate Fund described above.

          In order to achieve the Fund's investment objectives, the Investment Adviser will seek to add value by varying the average duration of the Fund's portfolio to reflect interest rate forecasts, moving portfolio investments among market sectors (e.g., non-dollar securities, U.S. Treasury securities, corporate securities and mortgage-backed securities), positioning investments in the most attractive maturities along the yield curve, and selecting undervalued investments in order to take advantage of lower prices and higher yields. There can be no assurance that use of these techniques will be successful.

          VALUE FUND

          The investment objective of the Value Fund is to provide a total return consisting of capital appreciation plus dividend and interest income that exceeds the total return realized on the Standard & Poor's 500 Stock Price Index. Under normal circumstances, the Value Fund will invest at least 80% of its total assets in a diversified portfolio of equity securities, primarily of companies with larger market capitalizations (e.g. over $5 billion). Such equity securities will include common stocks, preferred stocks, convertible securities, and warrants. The Fund may invest in equity securities of domestic issuers and in equity securities of foreign issuers that are traded in the United States and comply with U.S. accounting standards. The Fund's portfolio is designed to have risk, capitalization and industry characteristics similar to those of the S&P 500 Index. The remainder of the Fund's assets will be invested in debt securities of such domestic and foreign issuers that are considered by the Investment Adviser to be cash equivalents, as well as in various other securities described herein. There can be no assurance that the Value Fund will achieve its investment objective.

          HIGH YIELD BOND FUND

          The investment objective of the High Yield Bond Fund is to seek income and capital growth. The High Yield Bond Fund invests primarily in domestic and foreign debt instruments, convertible securities, and common and preferred stocks. The Fund has broad flexibility to invest in instruments of any type or quality, but the Investment Adviser expects to invest principally in debt instruments and convertible securities with an emphasis on lower-quality securities. Convertible securities are bonds, debentures, corporate notes or preferred stocks which pay interest or dividends and which may be converted into common stock at the option of the holder.

          The High Yield Bond Fund may invest in a broad range of fixed-income securities denominated in the U.S. dollar and foreign currencies, including bonds, notes, mortgage-backed securities and other real estate-related instruments, asset-backed securities, and direct debt instruments, issued by U.S. and foreign corporations or other entities, and sovereign debt securities of U.S. or foreign governments or their agencies, authorities, instrumentalities or sponsored enterprises. The Fund may purchase securities that pay interest on a fixed, variable, floating or deferred basis. Under normal market conditions, at least 65% of the Fund's total assets will be invested in high-yield bonds. The Fund is not constrained as to the maximum maturity of its portfolio securities. The High Yield Bond Fund may invest without limitation in debt securities rated below investment grade or in unrated securities of comparable quality if the Investment Adviser believes that the financial condition of the issuer or the protection afforded to the particular securities is stronger than would otherwise be indicated by such low ratings or the lack thereof. These debt securities, commonly referred to as "junk bonds," are speculative and subject to greater risk of loss of income and principal than higher rated securities, and may be in default at the time they are purchased by the Fund. See "Income & Growth Fund" above and "Investment Policies and Strategies" for a description of the risks associated with investment in junk bonds.

          The High Yield Bond Fund may invest a portion of its assets (no more than 35% of its total assets) in equity securities of U.S. and foreign companies. Such companies may be in the earlier stages of development, growth companies, cyclical companies or companies believed to be undergoing a basic change in operations or markets which, in the opinion of the Investment Adviser, would result in a significant improvement in earnings. The securities of such companies may be subject to more volatile market movements than securities of larger, more established companies. Although the Fund is not restricted in investments in companies of any particular size, it currently intends to invest principally in companies with capitalizations of at least $100 million at the time of purchase. See "Investment Policies and Strategies" for a description of the Fund's investment securities and techniques and associated risks.

          The High Yield Bond Fund may invest in securities issued by companies based or operating in any country, including the United States. The Fund is not driven by allocation considerations with respect to any particular countries, geographic regions or economic sectors.

See "Worldwide Fund" above and "Investment Policies and Strategies" for a description of the risks associated with investment in foreign securities and emerging market countries.

          When investing in foreign securities, the High Yield Bond Fund intends to invest principally in foreign securities that are listed on a bona fide securities exchange or are actively traded in an over-the-counter market (either within or outside the issuer's domicile country). The Fund will not invest in securities denominated in a foreign currency unless, at the time of investment, such currency is considered by the Investment Adviser to be fully exchangeable into United States dollars without significant legal restriction. The Fund may purchase securities issued by the government of, or a company located in, one nation but denominated in the currency of another nation (or in a multinational currency unit).

          The High Yield Bond Fund may adopt a temporary defensive position during adverse market conditions by investing principally in high quality money market instruments, including short-term U.S. Government securities, negotiable certificates of deposit, non-negotiable fixed time deposits, bankers' acceptances, floating-rate notes and repurchase agreements, and high quality preferred stocks.

          STRATEGIC INCOME FUND

          The investment objective of the Strategic Income Fund is to seek a high level of current income.

          The Strategic Income Fund invests principally in three domestic and foreign market sectors: convertible securities; lower-rated, high yield debt securities; and mortgage-backed securities, including collateralized mortgage obligations. Under normal market conditions, the Fund will invest in each of these three sectors, but from time to time the Investment Adviser will adjust the amount the Fund invests in each sector. By investing in all three sectors, the Fund seeks to reduce the volatility of fluctuations in its net asset value per share, because the overall securities price and interest rate movements in each of the sectors are not necessarily correlated with each other. Changes in one sector may be offset by changes in another sector that moves in a different direction. However, the Fund may invest up to 100% of its assets in any one sector if the Investment Adviser believes that in doing so the Fund can achieve its objective without undue risk.

          The Strategic Income Fund may invest in a broad range of fixed-income securities, including bonds, notes and mortgage-backed securities, asset-backed securities, and direct debt instruments, issued by domestic and foreign corporations and other entities, and sovereign debt securities of U.S. and foreign governments or their agencies, authorities, instrumentalities or sponsored enterprises. The Fund may purchase securities that pay interest on a fixed, variable, or floating basis. The Fund will acquire listed or actively traded securities of foreign issuers which are denominated in foreign currencies considered to fully exchangeable into U.S. dollars, in the same manner as described above for the High Yield Bond Fund. The average maturity of the Fund's portfolio will be adjusted as the Investment Adviser determines market conditions warrant. The Fund is not constrained as to the maturity of its individual portfolio securities or its overall portfolio.

          The Strategic Income Fund may invest without limitation in debt securities rated below investment grade or in unrated securities of comparable quality if the Investment Adviser believes that the financial condition of the issuer or the protection afforded to the particular securities is stronger than would otherwise be indicated by such low ratings or the lack thereof. These debt securities, commonly referred to as "junk bonds," are speculative and subject to greater risk of loss of income and principal than higher rated securities, and may be in default at the time they are purchased by the Fund. See "Income & Growth Fund" above and "Investment Policies and Strategies" for a description of junk bonds.

          The Strategic Income Fund may adopt a temporary defensive position during adverse market conditions by investing principally in high quality money market instruments, including short-term U.S. Government securities, negotiable certificates of deposit, non-negotiable fixed time deposits, bankers' acceptances, floating-rate notes and repurchase agreements.

          MONEY MARKET FUND

          The investment objective of the Money Market Fund is to obtain a high level of current income consistent with preservation of capital and maintenance of liquidity. The Fund invests in high quality, short-term, U.S. dollar denominated money market instruments. Such instruments include obligations issued or guaranteed as to principal or interest by the U.S. Government or its agencies and instrumentalities; certificates of deposit, time deposits and bankers' acceptance of certain domestic banks, foreign banks, foreign branches of domestic and foreign banks, domestic branches of foreign banks, and domestic savings and loan associations; commercial paper; and other short-term corporate obligations, including those with floating or variable rates of interest; and repurchase agreements with respect to any of the foregoing obligations. The Fund may also invest in firm commitment agreements and other securities and instruments described in "Investment Policies and Strategies" below under certain circumstances. The Fund is neither insured nor guaranteed by the U.S. Government, and there can be no assurance that the Fund will be able to maintain a stable net asset value of $1.00 per share.

          All of the Fund's investments will mature in 397 days or less from the date of purchase, and such investments will have a dollar-weighted maturity of 90 days or less. By limiting the maturity of its investments, the Fund seeks to lessen changes in the value of its assets caused by fluctuations in short-term interest rates; however, due to the short maturities of its investments, the Fund will tend to have a lower yield (but less volatility) than funds that invest in longer-term securities. In addition, the Fund will invest only in securities determined by or under the supervision of the Trust's Board of Trustees to present minimal credit risks and which at the time of purchase are "eligible securities" as defined by Rule 2a-7 under the Investment Company Act.

          Although the Fund will invest only in U.S. dollar denominated instruments, the Fund may invest up to 20% of its total assets in securities issued by foreign banks, foreign branches of domestic banks, domestic and foreign branches of foreign banks, and commercial paper issued by foreign issuers. Investment in such securities may subject the Money Market Fund to certain special risks that are different from those incurred by a fund which invests only in debt obligations of U.S. issuers, and the Investment Adviser will give appropriate consideration to such risks. See "Investment Policies and Strategies" below for a discussion of the risks associated with investment in foreign securities.

          The Money Market Fund is subject to certain restrictions required by Rule 2a-7 under the Investment Company Act. In order to comply with such restrictions, the Fund will not, among other things, purchase the securities of any issuer if it would cause (i) more than 5% of its total assets to be invested in the securities of any one issuer (excluding U.S. Government securities and repurchase agreements fully collateralized by U.S. Government securities), except as permitted by the Rule for certain securities for a period of up to three business days after purchase, (ii) more than 5% of its total assets to be invested in "second tier securities," as defined by the Rule, or (iii) more than the greater of $1 million or 1% of its total net assets to be invested in the second tier securities of any one issuer. See Part B for a more detailed description of the requirements of Rule 2a-7.

          LARGE CAP GROWTH FUND

          The Large Cap Growth Fund seeks long-term capital appreciation by investing primarily in equity securities of U.S. companies with larger market capitalizations (above $3 billion). Equity securities include common stocks, preferred stocks, warrants, and debt securities that are convertible into common stocks. The portion of the Portfolio's total assets invested in common stock, preferred stock, warrants and convertible securities will vary according to the Investment Adviser's assessment of market and economic conditions and outlook. The Investment Adviser's stock selection emphasizes those common stocks that the Investment Adviser expects to grow at a rate greater than the market in general, as measured by the S&P 500 Index.

          Under normal conditions, at least 65% of the Fund's total assets will be invested in domestic and foreign equity securities of large capitalization companies. The remainder of the assets may be invested in investment grade corporate debt securities, U.S. Government securities, and various other securities and instruments described in "Investment Policies and Strategies" below. The Fund may invest up to 30% of its total assets directly (or indirectly through American Depository Receipts) in securities issued by foreign issuers. See "Investment Policies and Strategies" for a discussion of the risks associated with investments in foreign securities. The debt securities in which the Fund may invest will be rated at the time of purchase "Baa" or higher by Moody's, "BBB" or higher by S&P, or equivalent ratings by other recognized agencies, or will be unrated if determined by the Investment Adviser to be of comparable quality. See "Core Growth Fund" above for a discussion of investment grade securities. The Investment Adviser will evaluate securities downgraded below investment grade on a case by case basis to determine whether the security continues to be an acceptable investment. If not, the Fund will sell the security as promptly as practicable. The Fund will not apply rating limitations to convertible debt securities.

          INTERNATIONAL CORE GROWTH FUND

          The International Core Growth Fund seeks long-term capital appreciation. Assets of the Fund are invested primarily in a diversified portfolio of equity securities of international companies with larger market capitalizations (above $1 billion, which currently includes the top 75th percentile worldwide of publicly traded companies). Equity securities include common stocks, preferred stocks, debt securities that are convertible into common stocks, and warrants. The portion of the Portfolio's total assets invested in common stock, preferred stock, warrants, and convertible securities will vary according to the Investment Adviser's assessment of market and economic conditions and outlook.

          The Fund may invest in securities issued by companies based or operating in any country, including the United States. Under normal market conditions, as a fundamental policy which cannot be changed without shareholder approval, at least 65% of the Fund's total assets will be invested in securities of issuers located in at least three countries other than the United States. Under normal market conditions, the Fund may invest up to 35% of its total assets in securities of U.S. issuers. With these exceptions, the Fund is not driven by allocation considerations with respect to any particular countries, geographic regions or economic sectors. Countries in which investment opportunities will be sought are the same as the Worldwide Fund. See "Investment Policies and Strategies" for a discussion of the risks associated with investing in foreign securities. There can be no assurance that the Fund will achieve its investment objective.

          Under normal market conditions, at least 75% of the Fund's total assets will be invested in equity securities (common and preferred stocks, warrants and securities convertible into equity securities). The remainder of the Fund's assets will be invested in debt securities of U.S. and foreign companies and U.S. and foreign governments and their agencies and instrumentalities which the Investment Adviser believes present attractive opportunities for capital growth, as well as in various other securities and instruments described in "Investment Policies and Strategies." The debt securities in which the fund may invest will be the same as those in which the Large Cap Growth Fund may invest. The Fund may also make short sales, which is considered a speculative technique. See "Investment Policies and Strategies" for a discussion of the risks associated with short sale transactions.

INVESTMENT TECHNIQUES AND PROCESSES.

          The focus of the Investment Adviser's investment program is GROWTH OVER TIME-Registered Trademark-. In making investment decisions for the Funds with respect to equity securities, the Investment Adviser uses a proprietary investment methodology which is designed to capture positive change at an early stage. It adheres rigorously to this methodology, and applies it to various segments of the capital markets, domestically and internationally. This methodology consists of investment techniques and processes designed to identify companies with attractive earnings and dividend growth potential and to evaluate their investment prospects. These techniques and processes include relationships with an extensive network of brokerage and research firms located throughout the United States; computer-assisted fundamental analysis of thousands of U.S. and foreign companies; established criteria for the purchase and sale of individual securities; portfolio structuring and rebalancing guidelines; securities trading techniques; and continual monitoring and reevaluation of all holdings with a view to maintaining the most attractive mix of investments. The Investment Adviser generally collects data (adjusted for reporting and accounting differences) on approximately 26,000 companies in 35 countries (including the United States). There can be no assurance that use of the proprietary investment methodology will be successful.

          The decision to invest in any particular debt security for a Fund will be based on such factors as the Investment Adviser's analysis of the effect of the yield to maturity of the security on the average yield to maturity of the total debt security portfolio of the Fund, the Investment Adviser's assessment of the credit quality of the issuer and other factors the Investment Adviser deems relevant. Additional techniques used in connection with the Short-Intermediate Fund, the Fully Discretionary Fund, the High Yield Bond Fund and the Strategic Income Fund are described above. In managing the debt security investments of the other Funds, the Investment Adviser seeks to capture major moves in interest rates and utilizes a proprietary model to identify interest rate trends in the bond market. There can be no assurance that use of these techniques will be successful.

PORTFOLIO TURNOVER.

          The Investment Adviser's investment approach results in above-average portfolio turnover for each Fund, as the Investment Adviser sells portfolio securities when it is believed that the sale of a security owned by a Fund and the purchase of another security of better value can enhance principal and/or increase income. A security may also be sold to avoid any prospective decline in market value or a security may be purchased in anticipation of a market rise. Although it is not possible to predict future portfolio turnover rates accurately, and such rates may vary from year to year, each Fund (other than the Money Market Fund) anticipates that its annual portfolio turnover rate may be up to 200%, which is substantially greater than that of many other investment companies. A high rate of portfolio turnover (100% or more) will result in a Fund paying greater brokerage commissions on equity securities (other than those effected with dealers on a principal basis) than would otherwise be the case, which will be borne directly by the Fund and ultimately by the Investors. High portfolio turnover should not result in any Fund paying greater brokerage commissions on debt securities, as most transactions in debt securities are effected with dealers on a principal basis. However, debt securities, as well as equity securities traded on a principal basis, are subject to a mark-up by the dealers. High portfolio turnover may also result in the realization of substantial net capital gains, and any distributions derived from such gains may be ordinary income for federal tax purposes.

FUNDAMENTAL POLICIES AND INVESTMENT RESTRICTIONS.

          Each Fund is subject to certain investment restrictions which constitute fundamental policies. Fundamental policies may not be changed without the approval of the holders of a majority of the outstanding Interests of the affected Fund, as defined in the Investment Company Act. An investment policy or restriction which is not described as fundamental in this Registration Statement may be changed or modified by the Board of Trustees of the Trust without Investor approval.

          Each Fund's investment objective is a fundamental policy. Certain of the investment restrictions which are fundamental policies are set forth below. Additional investment restrictions are discussed in Part B.

          1.No Fund may invest more than 5% of its total assets in the securities of any one issuer. However, up to 25% of a Fund's total assets may be invested without regard to this limitation, and this limitation does not apply to investments in securities of U.S. Government or its agencies and instrumentalities.

          2.No Fund may purchase more than 10% of the outstanding voting securities of any one issuer, or purchase the securities of any issuer for the purpose of exercising control.

          3.No Fund may invest 25% or more of its total assets in any one particular industry; however, this restriction does not apply to the securities of the U.S. Government, its agencies and instrumentalities or, with respect to the Money Market Fund, domestic branches of U.S. banks and U.S. branches of foreign banks which are subject to the same regulation as U.S. banks.

          4.No Fund may make loans of its portfolio securities in an aggregate amount exceeding 30% of the value of its total assets, or borrow money (except from banks for temporary, extraordinary or emergency purposes or for the clearance of transactions and in an aggregate amount not exceeding 20% of the value of its total assets for all Funds except the Strategic Income Fund, which may borrow up to 50% of the value of its net assets from banks for such purposes or to buy securities).

          5.No Fund may invest more than 15% (10% in the case of the Money Market Fund) of its net assets in illiquid securities.

INVESTMENT POLICIES AND STRATEGIES.

          SHORT-TERM INVESTMENTS (ALL FUNDS)

          Each of the Funds may retain cash (U.S. dollars and, in some cases, foreign currencies or multinational currency units) and make short-term investments to maintain liquidity for redemptions or during periods when, in the opinion of the Investment Adviser, attractive investments are temporarily unavailable. Under normal circumstances no more than 10% of a Fund's total assets will be retained in cash (U.S. dollars or, in the case of the Emerging Countries, Worldwide, International, Core Growth International and Global Growth Funds, foreign currencies or multinational currency units) and short-term investments. The Money Market Fund, however, is under no such restriction, as it invests all of its assets in short-term investments. In addition, each Fund may retain cash and make short-term investments without restriction for temporary defensive purposes, such as when the securities markets or economic conditions are expected to enter a period of decline. Short-term investments in which the Funds may invest include U.S. Treasury bills or other U.S. Government or Government agency or instrumentality obligations; certificates of deposit; bankers' acceptances; time deposits; high quality commercial paper and other short-term, high grade corporate obligations; shares of money market mutual funds; or repurchase agreements with respect to such securities. The High Yield Bond Fund may also invest in high quality preferred stocks for such purposes. These instruments are described below. The Funds will only invest in short-term investments which, in the opinion of the Investment Adviser, present minimal credit and interest rate risk.

          GOVERNMENT OBLIGATIONS (ALL FUNDS)

          Securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities in which each of the Funds may invest include U.S. Treasury securities, which differ only in their interest rates, maturities and times of issuance. Treasury bills have initial maturities of one year or less; Treasury notes have initial maturities of one to ten years; and Treasury bonds generally have initial maturities of more than ten years.

          Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities, for example, Government National Mortgage Association ("GNMA") pass-through certificates, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, by the right of the issuer to borrow money from the Treasury; others, such as those issued by the Federal National Mortgage Association, by the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others, such as those issued by the Student Loan Marketing Association, only by the credit of the agency or instrumentality. While the U.S. Government provides financial support to U.S. Government-sponsored agencies and instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law. The Funds will invest in securities issued or guaranteed by U.S. Government agencies and instrumentalities only when the Investment Adviser is satisfied that the credit risk with respect to the issuer is minimal.

          The Emerging Countries, Worldwide, International, Global Growth and International Core Growth Funds may invest in sovereign debt securities of foreign governments and their agencies and instrumentalities. Investments in such securities involve special risks. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable to or unwilling to pay principal or interest when due in accordance with the terms of the debt. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt, and in turn the Funds' net asset value, to a greater extent than the volatility inherent in domestic fixed income securities.


          ZERO COUPON SECURITIES (INCOME & GROWTH, BALANCED, GLOBAL GROWTH, GOVERNMENT, SHORT-INTERMEDIATE, FULLY DISCRETIONARY, HIGH YIELD BOND, STRATEGIC INCOME AND MONEY MARKET FUNDS)

          The Short-Intermediate, Fully Discretionary, High Yield Bond and Strategic Income Funds may each invest up to 50% of its net assets, and the Income & Growth, Balanced, Global Growth and Government Funds may each invest up to 35% of its net assets, in "zero coupon" securities issued or guaranteed by the U.S. Government and its agencies and instrumentalities, and in the case of the High Yield Bond and Strategic Income Funds, foreign governments and their agencies and instrumentalities. For example, U.S. zero coupon securities may be issued by the U.S. Treasury or by a U.S. Government agency, authority or instrumentality (such as the Student Loan Marketing Association or the Resolution Funding Corporation). In addition, the Money Market Fund may invest up to 5% of its net assets in separately traded interest and principal component parts of U.S. Treasury securities that are sold as zero coupon securities and are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities ("STRIPS") and Coupons Under Book Entry Safekeeping ("CUBES"). Zero coupon securities are sold at a substantial discount from face value and redeemed at face value at their maturity date without interim cash payments of interest and principal. This discount is amortized over the life of the security and such amortization will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater volatility as a result of changes in prevailing interest rates than interest paying investments in which the Funds may invest. Because income on such securities is accrued on a current basis, even though the Funds do not receive the income currently in cash, the Funds may have to sell other portfolio investments to obtain cash needed by the related Investors to make income distributions.

          The High Yield Bond and Strategic Income Funds may also invest in zero coupon corporate securities, which are similar to U.S. Government zero coupon securities but are issued by companies. They have an additional risk that the issuing company may fail to pay interest or repay principal on the obligations.

          CERTIFICATES OF DEPOSIT, TIME DEPOSITS AND BANKERS' ACCEPTANCES (ALL FUNDS)

          Each of the Funds may invest in certificates of deposit, time deposits and bankers' acceptances issued by domestic banks, domestic branches of foreign banks and domestic savings and loan associations, and in similar instruments issued by foreign banks, foreign branches of domestic banks, and foreign branches of foreign banks, each of which at the date of investment has capital, surplus and undivided profits as of the date of its most recent published financial statements in excess of $100 million, or less than $100 million if the principal amount of such bank obligations is insured by the Federal Deposit Insurance Corporation. Certificates of deposit are certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time. Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer; these instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity.

          COMMERCIAL PAPER (ALL FUNDS)

          Each of the Funds may invest in commercial paper of domestic and foreign entities which is rated (or guaranteed by a corporation the commercial paper of which is rated) in the two highest rating categories by at least two nationally recognized statistical rating organizations ("NRSROs"), including "P-1" or "P-2" by Moody's or "A-1" or "A-2" by S&P, or, if rated by only one NRSRO, in such NRSRO's two highest grades, or, if not rated, is issued by an entity which the Investment Adviser, acting pursuant to guidelines established by the Master Trust's Board of Trustees, has determined to be of minimal credit risk and comparable quality. The High Yield Bond Fund may also invest in such commercial paper issued by foreign entities. Commercial paper consists of short-term, unsecured promissory notes issued to finance short-term credit needs.

          VARIABLE RATE DEMAND SECURITIES (ALL FUNDS)

          Each of the Funds may purchase floating and variable rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of one year, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding one year, in each case upon not more than 30 days' notice. Variable rate demand notes include master demand notes, which are obligations that permit a Fund to invest fluctuating amounts, which may change daily without penalty. The interest rates on these notes are adjusted at designated intervals or whenever there are changes in the market rates of interest on which the interest rates are based. The issuer of such obligations normally has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Such obligations frequently are not rated by credit rating agencies and a Fund may invest in obligations which are not so rated only if the Investment Adviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Fund may invest.
The Investment Adviser will monitor the creditworthiness of the issuers of such obligations and their earning power and cash flow, and will also consider situations in which all holders of such notes would redeem at the same time. Investment by a Fund in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice will be subject to the Fund's limit on illiquid securities of 15% (10% in the case of the Money Market Fund) of net assets if there is no secondary market available for these obligations.

          MUNICIPAL SECURITIES (SHORT-INTERMEDIATE AND FULLY DISCRETIONARY
FUNDS)

          Each of the Short-Intermediate and Fully Discretionary Funds may invest up to 5% of its net assets in tax-exempt securities such as state and municipal bonds if the Investment Adviser believes they will provide competitive returns. Such securities may include general obligation notes and bonds secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest; revenue notes and bonds payable only from the revenues derived from a particular facility or only from the proceeds of a special excise tax; lease obligations issued by state or local government authorities to acquire land, equipment or facilities; and certificates of participation issued by municipalities or municipal authorities to evidence a proportionate interest in rental or lease payments relating to specific projects.

          CORPORATE DEBT SECURITIES (ALL FUNDS)

          The non-convertible corporate debt securities in which the Funds may invest include obligations of varying maturities (such as debentures, bonds and notes) over a cross-section of industries. The value of a debt security changes as interest rates fluctuate, with longer-term securities fluctuating more widely in response to changes in interest rates than those of shorter-term securities. A decline in interest rates usually produces an increase in the value of debt securities, while an increase in interest rates generally reduces their value. The corporate debt securities purchased by such Funds are generally of investment grade, except that certain of the Funds may invest some of their assets in debt securities rated below investment grade. See "Junk Bond Considerations" below. For short-term purposes, all Funds may invest in corporate obligations which mature in one year or less and which are rated "Aa" or higher by Moody's, "AA" or higher by S&P, rated in the two highest rating categories by any other NRSRO, or are unrated but determined by the Investment Adviser to be of minimal credit risk and comparable quality.

          The High Yield Bond and Strategic Income Funds may also invest in loans and other direct debt instruments, which are interests in amounts owed to another party by a company, government, or other borrower. These investments may be interests in, or assignments of, a loan and may be acquired from banks or brokers that have made the loan or are members of a lending syndicate. No more than 5% of the net assets of either the High Yield Bond or Strategic Income Fund will be invested in direct debt instruments of the same borrower. In addition, such instruments are subject to the Funds' limitations on investments in illiquid securities. Such instruments have additional risks beyond conventional debt securities, because they may entail less legal protection for the Fund or there may be a requirement that the Fund supply additional cash to a borrower on demand.

          CONVERTIBLE SECURITIES AND WARRANTS (ALL FUNDS OTHER THAN SHORT-INTERMEDIATE, FULLY DISCRETIONARY AND MONEY MARKET FUND)

          All Funds other than the Short-Intermediate Fully Discretionary and Money Market Funds may invest in securities which may be exchanged for, converted into, or exercised to acquire a predetermined number of shares of the issuer's common stock at the option of the holder during a specified time period (such as convertible preferred stocks, convertible debentures and warrants). Convertible securities generally pay interest or dividends and provide for participation in the appreciation of the underlying common stock but at a lower level of risk because yield is higher and the security is senior to common stock. Convertible debt securities purchased by the Income & Growth and Balanced Growth Funds are subject to certain minimum rating requirements (see "Junk Bond Considerations" below). Convertible debt securities purchased by the other Funds, which are acquired in whole or substantial part for their equity characteristics, are not subject to such rating requirements.

          The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The credit standing of the issuer and other factors may also affect the investment value of a convertible security. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value.

          Like other debt securities, the market value of convertible securities tends to vary inversely with the level of interest rates. The value of the security declines as interest rates increase and increases as interest rates decline. Although under normal market conditions longer term securities have greater yields than do shorter term securities of similar quality, they are subject to greater price fluctuations. Fluctuations in the value of a Fund's investments will be reflected in its net asset value per share. A convertible security may be subject to redemption at the option of the issuer at a price established in the instrument governing the convertible security. If a convertible security held by a Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party.

          Warrants give the holder the right to purchase at any time during a specified period a predetermined number of shares of common stock at a fixed price but which do not pay a fixed dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for resale, potential price fluctuations as a result of speculation or other factors, and the failure of the price of the underlying security to reach or have reasonable prospects of reaching a level at which the warrant can be prudently exercised, in which event the warrant may expire without being exercised, resulting in a loss of a Fund's entire investment therein. As a matter of operating policy, no Fund will invest more than 5% of its net assets in warrants.

          SYNTHETIC CONVERTIBLE SECURITIES (INCOME & GROWTH, GLOBAL GROWTH, HIGH YIELD BOND, STRATEGIC INCOME, VALUE, LARGE CAP GROWTH AND INTERNATIONAL CORE GROWTH FUNDS)

          The Income & Growth, Global Growth, High Yield Bond, Strategic Income, Value, Large Cap Growth and International Core Growth Funds may invest in "synthetic" convertible securities, which are derivative positions composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. For example, the Fund may purchase a non-convertible debt security and a warrant or option, which enables the Fund to have a convertible-like position with respect to a company, group of companies or stock index. Synthetic convertible securities are typically offered by financial institutions and investment banks in private placement transactions. Upon conversion, the Fund generally receives an amount in cash equal to the difference between the conversion price and the then current value of the underlying security. Unlike a true convertible security, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the market value of a synthetic convertible is the sum of the values of its fixed-income component and its convertible component. For this reason, the values of a synthetic convertible and a true convertible security may respond differently to market fluctuations. The Income & Growth Fund, Global Growth and Value Funds only invest in synthetic convertibles with respect to companies whose corporate debt securities are rated "A" or higher by Moody's or "A" or higher by S&P the Large Cap Growth Fund only invests in synthetic convertibles with respect to companies whose corporate debt securities are rated investment grade by Moody's or S&P, or an equivalent rating by any other NRSRO, and no Fund will invest more than 15% of its net assets in such synthetic securities and other illiquid securities. See "Illiquid Securities" below.


          EURODOLLAR CONVERTIBLE SECURITIES (WORLDWIDE, INTERNATIONAL, EMERGING COUNTRIES, GLOBAL, INCOME & GROWTH, HIGH YIELD BOND, STRATEGIC INCOME, AND INTERNATIONAL CORE GROWTH FUNDS)

          Each of the Worldwide, International, Emerging Countries, Global, Income & Growth, High Yield Bond, Strategic Income and International Core Growth Funds may invest in Eurodollar convertible securities, which are fixed income securities of a U.S. issuer or a foreign issuer that are issued outside the United States and are convertible into or exchangeable for equity securities of the same or a different issuer. Interest and dividends on Eurodollar securities are payable in U.S. dollars outside of the United States. The Funds may invest without limitation in Eurodollar convertible securities that are convertible into or exchangeable for foreign equity securities listed, or represented by ADRs listed, on the New York Stock Exchange or the American Stock Exchange or convertible into or exchangeable for publicly traded common stock of U.S. companies. The Income & Growth, High Yield Bond and Strategic Income Funds may also invest up to 15% of its total assets invested in convertible securities, taken at market value, in Eurodollar convertible securities that are convertible into or exchangeable for foreign equity securities which are not listed, or represented by ADRs listed, on such exchanges.

          JUNK BOND CONSIDERATIONS (INCOME & GROWTH, BALANCED, HIGH YIELD BOND, STRATEGIC INCOME AND GLOBAL GROWTH FUNDS)

          The Income & Growth, Balanced, High Yield Bond, Strategic Income and Global Growth Funds may invest in convertible and other debt securities rated below "Baa" by Moody's or "BBB" by S&P or below investment grade by other recognized rating agencies, or in unrated securities determined by the Investment Adviser to be of comparable quality if the Investment Adviser believes that the financial condition of the issuer or the protection afforded to the particular securities is stronger than would otherwise be indicated by such low ratings or the lack thereof. Securities rated below "Baa" or "BBB," commonly referred to as "junk bonds," are subject to greater risk of loss of income and principal than higher-rated bonds and are considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal, which may in any case decline during sustained periods of deteriorating economic conditions or rising interest rates. Junk bonds are also generally considered to be subject to greater market risk in times of deteriorating economic conditions, and to wider market and yield fluctuations, than higher-rated securities. Junk bonds may also be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The market for such securities may be thinner and less active than that for higher-rated securities, which can adversely affect the prices at which these securities can be sold. To the extent that there is no established secondary market for lower-rated securities, a Fund may experience difficulty in valuing such securities and, in turn, its assets. In addition, adverse publicity and investor perceptions about junk bonds, whether or not based on fundamental analysis, may tend to decrease the market value and liquidity of such securities.

          Legislation has been and could be adopted limiting the use, or tax and other advantages, of junk bonds which could adversely affect their value. Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, for example, federally insured savings and loan associations were required to divest their investments in non-investment grade corporate debt securities by July 1, 1994. Such legislation could have a material adverse effect on the market for, and prices of, securities.

          The Investment Adviser will try to reduce the risk inherent in the Funds' investment in such securities through credit analysis, diversification and attention to current developments and trends in interest rates and economic conditions. However, there can be no assurance that losses will not occur. Since the risk of default is higher for lower-rated bonds, the Investment Adviser's research and credit analysis are a correspondingly more important aspect of its program for managing the Funds' investments in such debt securities. The Investment Adviser will attempt to identify those issuers of high-yielding securities whose financial condition is adequate to meet future obligations, or has improved or is expected to improve in the future.

          The Income & Growth and Balanced Growth Funds will in no event purchase securities rated below "C" by Moody's or S&P. Debt securities with such ratings are predominantly speculative with respect to the capacity of the issuer to pay interest and repay principal. Unrated securities will also be considered for investment when the Investment Adviser believes that the financial condition of the issuers of such securities, or the protection afforded by the terms of the securities themselves, limit the risk to a Fund to a degree comparable to that of rated securities which are consistent with the Fund's investment objective and policies. See Part B for a description of credit ratings.

          The corporate debt securities purchased by the Short-Intermediate and Fully Discretionary Funds will not necessarily be sold if their ratings subsequently decline below investment grade. However, if the downgrading of an investment grade security causes either of these Funds to hold 5% or more of its net assets in securities rated below investment grade or determined by the Investment Adviser to be of comparable quality, the Fund will sell sufficient principal amount of such securities as promptly as practicable to make sure that it holds less than 5% of its net assets in such securities.

          Credit ratings evaluate the safety of principal and interest payments of securities, not their market value. The rating of an issuer is also heavily weighted by past developments and does not necessarily reflect probable future conditions. There is frequently a lag between the time a rating is assigned and the time it is updated. As credit rating agencies may fail to timely change credit ratings of securities to reflect subsequent events, the Investment Adviser will also monitor issuers of such securities to determine if such issuers will have sufficient cash flow and profits to meet required principal and interest payments and to assure their liquidity. If the rating of a debt security held by the Income & Growth or Balanced Growth Fund is downgraded below "C", the Investment Adviser will determine whether it is in the best interests of the Fund to continue to hold such security in its investment portfolio. However, if the downgrading of an investment grade security causes the Income & Growth Fund or Balanced Fund to hold 35% or more of its net assets in securities rated below investment grade, the Fund will sell sufficient principal amount of such securities as promptly as practicable to make sure that it holds less than 35% of its net assets in such securities.

          The average percentages of assets invested by the Income & Growth and Balanced Growth Funds in bonds of each permissible rating, on a monthly dollar-weighted basis, were as follows for the year ended March 31, 1996: AA - 3.86% and 0%; A - 10.76% and 1.93%; BBB - 14.14% and 0%; BB - 7.50% and 0%; B - 20.20%
and 31.98%; CCC - 0.10% and 0%; nonrated - 3.28% and 14.98%.




          MORTGAGE-BACKED SECURITIES (ALL FUNDS OTHER THAN EMERGING COUNTRIES, INTERNATIONAL, LARGE CAP GROWTH AND INTERNATIONAL CORE GROWTH FUNDS)

          Each of the Short-Intermediate and Fully Discretionary Funds may invest in mortgage-backed securities, and each of the High Yield Bond and Strategic Income Funds may invest in U.S. mortgage-backed securities. Mortgage-backed securities represent direct or indirect participations in or obligations collateralized by and payable from mortgage loans secured by real property.
Each mortgage pool underlying mortgage-backed securities will consist of mortgage loans evidenced by promissory notes secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on real property. An investment in mortgage-backed securities includes certain risks. Mortgage-backed securities are often subject to more rapid repayment than their stated maturity dates would indicate as a result of the pass-throughs or prepayments of principal on the underlying loans, which may increase the volatility of such investments relative to similarly rated debt securities. During periods of declining interest rates, prepayment of loans underlying mortgage-backed securities can be expected to accelerate and thus impair a Fund's ability to reinvest the returns of principal at comparable yields.
During periods of rising interest rates, reduced prepayment rates may extend the average life of mortgage-backed securities and increase a Fund's exposure to rising interest rates. Accordingly, the market values of such securities will vary with changes in market interest rates generally and in yield differentials among various kinds of U.S. Government securities and other mortgage-backed securities.

          The Government, Short-Intermediate, Fully Discretionary, High Yield Bond and Strategic Income Funds may invest in mortgage pass-through securities, which are fixed or adjustable rate mortgage-backed securities that provide for monthly payments that are a "pass-through" of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees or other amounts paid to any guarantor, administrator and/or servicer of the underlying mortgage loans.

          Each of the other Funds (except the Emerging Countries, International, Large Cap Growth and International Core Growth Funds) may invest in certificates issued by the Government National Mortgage Association as a short-term investment. GNMA certificates are mortgage-backed securities representing part ownership of a pool of mortgage loans, which are issued by lenders such as mortgage bankers, commercial banks and savings associations, and are either insured by the Federal Housing Administration or the Veterans Administration. A pool of these mortgages is assembled and, after being approved by GNMA, is offered to investors through securities dealers. The timely payment of interest and principal on each mortgage is guaranteed by GNMA and backed by the full faith and credit of the U.S. Government. Principal is paid back monthly by the borrower over the term of the loan rather than returned in a lump sum at maturity. Due to the prepayment feature and the need to reinvest prepayments of principal at current market rates, GNMA certificates can be less effective than typical bonds of similar maturities at "locking in" yields during periods of declining interest rates.


          CMOS (GOVERNMENT, SHORT-INTERMEDIATE, FULLY DISCRETIONARY, HIGH YIELD BOND AND STRATEGIC INCOME FUNDS)

          The Government, Short-Intermediate, Fully Discretionary, High Yield Bond and Strategic Income Funds may invest in collateralized mortgage obligations ("CMOs"), which are multiple class mortgage-backed securities, and the High Yield Bond and Strategic Income Funds may also invest in stripped mortgage-back securities. Some of these securities may have a structure that makes their reaction to interest rates and other factors difficult to predict, making their value highly volatile. These securities may also be subject to prepayment risk. CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or of other mortgage-backed securities. CMOs are issued in multiple classes, each with a specified fixed or adjustable interest rate and a final distribution date. In most cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full. Sometimes, however, CMO classes are "parallel pay" (i.e., payments of principal are made to two or more classes concurrently).

          OTHER REAL ESTATE-RELATED INSTRUMENTS (HIGH YIELD BOND AND STRATEGIC INCOME FUNDS)

          Each of the High Yield Bond and Strategic Income Funds may invest in real estate-related instruments such as securities of real estate investment trusts and real estate financings. Real estate-related instruments are sensitive to factors such as changes in real estate values and property taxes, interest rates, cash flow of underlying real estate assets, overbuilding, and the management skill and creditworthiness of the issue. Real estate-related instruments may also be affected by tax and regulatory requirements, such as those relating to the environment.

          ASSET-BACKED SECURITIES (SHORT INTERMEDIATE, FULLY DISCRETIONARY, HIGH YIELD BOND AND STRATEGIC INCOME FUNDS)

          The Short-Intermediate and Fully Discretionary Funds may invest in asset-backed securities, and the High Yield Bond and Strategic Income Funds may invest in U.S. asset-backed securities, which represent participations in, or are secured by and payable from, assets such as motor vehicle installment sale contracts, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agreements and other categories of receivables. Asset-backed securities may also be collateralized by a portfolio of U.S. Government securities, but are not direct obligations of the U.S. Government, its agencies or instrumentalities. Payments or distributions of principal and interest on asset-backed securities may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution, or other credit enhancements may be present; however, privately issued obligations collateralized by a portfolio of privately issued asset-backed securities do not involve any government-related guaranty or insurance.

          Asset-backed securities can be structured in several ways, the most common of which has been a "pass-through" model. A certificate representing a fractional undivided beneficial interest in a trust or corporation created solely for the purpose of holding the trust's assets is issued to the asset-backed security holder. The certificate entitles the holder to receive a percentage of the interest and principal payments on the terms and according to the schedule established by the trust instrument. A servicing agent collects amounts due on the underlying assets for the account of the trust, which distributes such amounts to the security holders. As an alternative structure, the issuer of asset-backed securities effectively transforms an asset-backed pool into obligations comprised of several different maturities. Instead of holding an undivided interest in trust assets, the purchaser of the asset-backed security holds a bond collateralized by the underlying assets. The bonds are serviced by cash flows from the underlying assets, a specified fraction of all cash received (less a fixed servicing fee) being allocated first to pay interest and then to reduce principal.

          Asset-backed securities present certain risks similar to and in addition to those presented by mortgage-backed securities. Asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets and there is the possibility that, in some cases, recoveries on repossessed collateral may not be available to support payments on these securities. Asset-backed securities, however, are not generally subject to the risks associated with prepayments of principal on the underlying loans.

          EQUITY SECURITIES (ALL FUNDS OTHER THAN GLOBAL GROWTH,
          GOVERNMENT, VALUE, STRATEGIC INCOME, AND MONEY MARKET FUNDS)

          Each of the Funds other than the Global Growth, Government, Value, Strategic Income, and Money Market Funds may invest in equity securities including common stocks, preferred stocks, convertible securities and warrants. Common stocks, the most familiar type of equity securities, represent an equity (ownership) interest in a corporation. Preferred stock, unlike common stock, offers a stated dividend rate payable from the issuer's earnings and also generally has a preference over common stock in the event of liquidation of the issuer. See "Convertible Securities and Warrants" for a description of convertible securities and warrants. The Fund may invest in equity securities of growth companies, cyclical companies, companies with small market capitalizations or companies believed to be undergoing a basic change in operations or markets which could result in a significant improvement in earnings. Although equity securities have a history of long term growth in value, their prices fluctuate based on changes in the issuer's financial condition and prospects and on overall market and economic conditions.

          COUNTRY FUNDS (EMERGING COUNTRIES, WORLDWIDE, INTERNATIONAL, GLOBAL GROWTH, HIGH YIELD BOND, STRATEGIC INCOME AND INTERNATIONAL CORE GROWTH FUNDS)

          Closed-end and open-end country funds in which the Emerging Countries, Worldwide, International, Global Growth, High Yield Bond, Strategic Income and International Core Growth Funds may invest are registered closed-end investment companies with publicly traded shares and which hold portfolio securities of issuers operated or located in a single country or geographical region. The extent to which a Fund may invest in closed-end and open-end country funds is limited by the Investment Company Act. Accordingly, as a fundamental policy, none of such Funds will own more than 3% of the outstanding voting stock of any closed-end or open-end investment company, will invest more than 10% of its total assets in securities issued by closed-end or open-end investment companies nor, together with other investment companies managed by the Investment Adviser, will own more than 10% of any closed-end or open-end investment company. Assets of a Fund invested in closed-end and open-end country funds are subject to advisory and other fees imposed by the closed-end and open-end country fund, as well as to fees imposed by the Fund.


          INDEX AND CURRENCY-LINKED SECURITIES (HIGH YIELD BOND AND STRATEGIC INCOME FUNDS)

          Each of the High Yield Bond and Strategic Income Funds may invest in "index-linked" or "commodity-linked" notes, which are debt securities of companies that call for interest payments and/or payments at maturity in different term than the typical note where the borrower agrees to make fixed interest payments and to pay a fixed sum at maturity. Principal and/or interest payments on an index-linked note depend on the performance of one or more market indices, such as the S&P 500 Index or a weighted index of commodity futures such as crude oil, gasoline and natural gas. The Funds may also invest in "equity linked" and "currency-linked" debt securities. At maturity, the principal amount of an equity-linked debt security is exchanged for common stock of the issuer or is payable in an amount based on the issuer's common stock price at the time of maturity. Currency-linked debt securities are short-term or intermediate term instruments having a value at maturity, and/or an interest rate, determined by reference to one or more foreign currencies. Payment of principal or periodic interest may be calculated as a multiple of the movement of one currency against another currency, or against an index.

          Index and currency-linked securities are derivative instruments which may entail substantial risks. Such instruments may be subject to significant price volatility. The company issuing the instrument may fail to pay the amount due on maturity. The underlying investment or security may not perform as expected by the Investment Adviser. Markets, underlying securities and indexes may move in a direction that was not anticipated by the Investment

Adviser. Performance of the derivatives may be influenced by interest rate and other market changes in the U.S. and abroad. Certain derivative instruments may be illiquid. See "Illiquid Securities" below.

          DEPOSITORY RECEIPTS (ALL FUNDS OTHER THAN GOVERNMENT AND MONEY MARKET FUNDS)

          Each of the funds other than the Government and Money Market Funds may invest in American Depository Receipts ("ADRs"), which are receipts issued by an American bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs, in registered form, are designed for use in U.S. securities markets. The Emerging Countries, Worldwide, International, Global Growth, High Yield Bond and Strategic Income Funds may also invest in European and Global Depository Receipts ("EDRs" and "GDRs"), which, in bearer form, are designed for use in European and other foreign securities markets, and in other instruments representing securities of foreign companies. Such depository receipts may be sponsored by the foreign issuer or may be unsponsored. Unsponsored depository receipts are organized independently and without the cooperation of the foreign issuer of the underlying securities; as a result, available information regarding the issuer may not be as current as for sponsored depository receipts, and the prices of unsponsored depository receipts may be more volatile than if they were sponsored by the issuers of the underlying securities.


          EURODOLLAR AND YANKEE DOLLAR SECURITIES (INCOME & GROWTH, GLOBAL GROWTH, SHORT-INTERMEDIATE, FULLY DISCRETIONARY, HIGH YIELD BOND AND STRATEGIC INCOME FUNDS)

          Each of the Short-Intermediate and Fully Discretionary Funds may invest in Eurodollar and Yankee Dollar instruments. Eurodollar instruments are bonds that pay interest and principal in U.S. dollars held in banks outside the United States, primarily in Europe. Eurodollar instruments are usually issued on behalf of multinational companies and foreign governments by large underwriting groups composed of banks and issuing houses from many countries. Yankee dollar instruments are U.S. dollar denominated bonds issued in the U.S. by foreign banks and corporations. These investments involve risks that are different from investments in securities issued by U.S. issuers. See "Foreign Considerations" below. Certain of the Funds may also invest in Eurodollar convertible securities, as described above.

          FOREIGN INVESTMENT CONSIDERATIONS (ALL FUNDS OTHER THAN GOVERNMENT
FUND)

          There are special risks associated with the Funds' investments in securities of foreign companies and governments, which add to the usual risks inherent in domestic investments. Such special risks include fluctuations in foreign exchange rates, political or economic instability in the country of issue, and the possible imposition of exchange controls or other laws or restrictions. In addition, securities prices in foreign markets are generally subject to different economic, financial, political and social factors than are the prices of securities in United States markets. With respect to some foreign countries there may be the possibility of expropriation or confiscatory taxation, limitations on liquidity of securities or political or economic developments which could affect the foreign investments of a Fund.

          Moreover, securities of foreign issuers generally will not be registered with the Securities and Exchange Commission and such issuers generally will not be subject to the Commission's reporting requirements. Accordingly, there is likely to be less publicly available information concerning certain of the foreign issuers of securities held by a Fund than is available concerning U.S. companies. Foreign companies are also generally not subject to uniform accounting, auditing and financial reporting standards or to practices and requirements comparable to those applicable to U.S. companies. There may also be less government supervision and regulation of foreign broker-dealers, financial institutions and listed companies than exists in the United States. Settlement of transactions in some foreign markets may be delayed or may be less frequent than in the United States, which could affect the liquidity of the Fund's portfolio. In addition, foreign governments may withhold taxes (typically at a rate between 10% and 35% of the gross amount paid) from dividends or interest paid with respect to securities held by the Fund, decreasing the net asset value of the Fund. The Funds will not invest in securities denominated in a foreign currency unless, at the time of investment, such currency is considered by the Investment Adviser to be fully exchangeable into United States dollars without significant legal restriction.

          SPECIAL CONSIDERATIONS REGARDING EMERGING MARKETS INVESTMENTS (EMERGING COUNTRIES, WORLDWIDE, INTERNATIONAL, GLOBAL GROWTH, MINI-CAP, HIGH YIELD BOND, STRATEGIC INCOME, AND INTERNATIONAL CORE GROWTH FUNDS)

          Investments by the Funds in securities issued by the governments of emerging or developing countries, and of companies within those countries, involves greater risks than other foreign investments. The Emerging Countries Fund invests primarily in emerging markets; the High Yield Bond, Strategic Income and International Core Growth Funds may invest without limitation in emerging markets; and the Worldwide, International and Global Growth Funds may invest up to 10% of their assets in emerging markets. Investments in emerging or developing markets involve exposure to economic and legal structures that are generally less diverse and mature (and in some cases the absence of developed legal structures governing private and foreign investments and private property), and to political systems which can be expected to have less stability, than those of more developed countries. The risks of investment in such countries may include matters such as relatively unstable governments, higher degrees of government involvement in the economy, the absence until recently of capital market structures or market-oriented economies, economies based on only a few industries, securities markets which trade only a small number of securities, restrictions on foreign investment in stocks, and significant foreign currency devaluations and fluctuations.


          Emerging markets can be substantially more volatile than both U.S. and more developed foreign markets. Such volatility may be exacerbated by illiquidity. The average daily trading volume in all of the emerging markets combined is a small fraction of the average daily volume of the U.S. market. Small trading volumes may result in the Funds being forced to purchase securities at substantially higher prices than the current market, or to sell securities at much lower prices than the current market.

          As a result of the factors described above, the Emerging Countries Fund's net asset value is expected to be volatile, investment in the Fund should be considered speculative, and investors should be able to tolerate sudden, sometimes substantial, fluctuations in the value of their investments. Because of the risks associated with international equity investments and emerging markets in particular, the Fund is intended to be a long-term investment vehicle and is not designed to provide investors with a means of speculating on short-term market movements.

          OVER-THE-COUNTER SECURITIES (ALL FUNDS OTHER THAN GOVERNMENT AND MONEY MARKET FUNDS)

          Securities owned by each of the Funds other than the Government and Money Market Funds may be traded in the over-the-counter market or on a regional securities exchange and may not be traded every day or in the volume typical of securities trading on a national securities exchange. As a result, disposition by such Funds of portfolio securities to meet redemptions by shareholders or otherwise may require the Funds to sell these securities at a discount from market prices, to sell during periods when such disposition is not desirable, or to make many small sales over a lengthy period of time.

          WHEN-ISSUED SECURITIES AND FIRM COMMITMENT AGREEMENTS (ALL FUNDS)

          The Funds may purchase securities on a delayed delivery or "when-issued" basis and enter into firm commitment agreements (transactions in which the payment obligation and interest rate are fixed at the time of the transaction but the settlement is delayed). Delivery and payment for these securities typically occur 15 to 45 days after the commitment to purchase. No interest accrues to the purchaser during the period before delivery. There is a risk in these transactions that the value of the securities at settlement may be more or less than the agreed upon price, or that the party with which a Fund enters into such a transaction may not perform its commitment. The Funds will normally enter into these transactions with the intention of actually receiving or delivering the securities. The Funds may sell the securities before the settlement date.

          To the extent a Fund engages in any of these transactions it will do so for the purpose of acquiring securities for its portfolio consistent with its investment objective and policies and not for the purpose of investment leverage. The Funds will segregate liquid assets such as cash, U.S. Government securities and other liquid debt or equity securities in an amount sufficient to meet their payment obligations with respect to these transactions. A Fund may not purchase when-issued securities or enter into firm commitments and roll transactions if, as a result, more than 15% of the Fund's net assets would be segregated to cover such contracts.

          "ROLL" TRANSACTIONS (GOVERNMENT, SHORT-INTERMEDIATE, FULLY DISCRETIONARY, HIGH YIELD BOND AND STRATEGIC INCOME FUNDS)

          Each of the Government, Short-Intermediate, Fully Discretionary, High Yield Bond and Strategic Income Funds may enter into "roll" transactions, which are the sale of GNMA certificates and other securities together with a commitment to purchase similar, but not identical, securities at a later date from the same party. During the roll period, a Fund forgoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. Like when-issued securities or firm commitment agreements, roll transactions involve the risk that the market value of the securities sold by the Fund may decline below the price at which the Fund is committed to purchase similar securities. Additionally, in the event the buyer of securities under a roll transaction files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

          The Funds will engage in roll transactions for the purpose of acquiring securities for their portfolio consistent with their investment objectives and policies and not for investment leverage. Nonetheless, roll transactions are speculative techniques and are considered borrowings by the Funds for purposes of the percentage limitations applicable to borrowings. See "Borrowings" below. Each Fund will establish a segregated account with its Custodian in which it will maintain cash, U.S. Government securities and other liquid debt and equity securities in an amount sufficient to meet its payment obligations with respect to these transactions. A Fund will not enter into roll transactions if, as a result, more than 15% of the Fund's net assets would be segregated to cover such contracts.

          SHORT SALES (CORE GROWTH, EMERGING GROWTH, MINI-CAP, WORLDWIDE, INTERNATIONAL, HIGH YIELD BOND, STRATEGIC INCOME AND INTERNATIONAL CORE GROWTH FUNDS)

          The Investment Adviser believes that its growth equity management approach, in addition to identifying equity securities the earnings and prices of which it expects to grow at a rate above that of the S&P 500, also identifies securities the prices of which can be expected to decline. Therefore, each of the Core Growth, Emerging Growth, Mini-Cap, Worldwide, International, High Yield Bond, Strategic Income and International Core Growth Funds is authorized to make short sales of securities it owns or has the right to acquire at no added cost through conversion or exchange of other securities it owns (referred to as short sales "against the box") and to make short sales of securities which it does not own or have the right to acquire. A short sale that is not made "against the box" is a transaction in which a Fund sells a security it does not own in anticipation of a decline in market price. When the Fund makes a short sale, the proceeds it receives are retained by the broker until the Fund replaces the borrowed security. In order to deliver the security to the buyer, the Fund must arrange through a broker to borrow the security and, in so doing, the Fund becomes obligated to replace the security borrowed at its market price at the time of replacement, whatever that price may be.

          Short sales by the Core Growth, Emerging Growth, Mini-Cap, Worldwide, International, High Yield Bond, Strategic Income, and International Core Growth Funds that are not made "against the box" create opportunities to increase the Fund's return but, at the same time, involve special risk considerations and may be considered a speculative technique. Since the Fund in effect profits from a decline in the price of the securities sold short without the need to invest the full purchase price of the securities on the date of the short sale, the Fund's net asset value per share, and that of the corresponding Portfolio, will tend to increase more when the securities it has sold short decrease in value, and to decrease more when the securities it has sold short increase in value, than would otherwise be the case if it had not engaged in such short sales. Short sales theoretically involve unlimited loss potential, as the market price of securities sold short may continuously increase, although a Fund may mitigate such losses by replacing the securities sold short before the market price has increased significantly. Under adverse market conditions a Fund might have difficulty purchasing securities to meet its short sale delivery obligations, and might have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when fundamental investment considerations would not favor such sales. The value of securities of any issuer in which a Fund maintains a short position which is "not against the box" may not exceed the lesser of 2% of the value of the Fund's net assets or 2% of the securities of such class of the issuer.

          If the Core Growth, Emerging Growth, Mini-Cap, Worldwide, International, High Yield Bond, Strategic Income, or International Core Growth Fund makes a short sale "against the box", the Fund would not immediately deliver the securities sold and would not receive the proceeds from the sale. The seller is said to have a short position in the securities sold until it delivers the securities sold, at which time it receives the proceeds of the sale. A Fund's decision to make a short sale "against the box" may be a technique to hedge against market risks when the Investment Adviser believes that the price of a security may decline, causing a decline in the value of a security owned by the Fund or a security convertible into or exchangeable for such security. In such case, any future losses in the Fund's long position would be reduced by a gain in the short position.


          In the view of the Commission, a short sale involves the creation of a "senior security" as such term is defined in the Investment Company Act, unless the sale is "against the box" and the securities sold are placed in a segregated account (not with the broker), or unless the Fund's obligation to deliver the securities sold short is "covered" by placing in a segregated account (not with the broker) cash, U.S. Government securities or other liquid debt or equity securities in an amount equal to the difference between the market value of the securities sold short at the time of the short sale and any such collateral required to be deposited as collateral with a broker in connection with the sale (not including the proceeds from the short sale), which difference is adjusted daily for changes in the value of the securities sold short. The total value of the cash and securities deposited with the broker and otherwise segregated may not at any time be less than the market value of the securities sold short at the time of the short sale. Each Fund will comply with these requirements. In addition, as a matter of policy, the Trust's Board of Trustees has determined that no Fund will make short sales of securities or maintain a short position if to do so could create liabilities or require collateral deposits and segregation of assets aggregating more than 25% of the Fund's total assets, taken at market value.

          A Fund's ability to enter into short sales transactions is limited by the requirements of the Internal Revenue Code for qualification of an Investor as a regulated investment company.

          FOREIGN EXCHANGE CONTRACTS (EMERGING COUNTRIES, WORLDWIDE, INTERNATIONAL, GLOBAL GROWTH, FULLY DISCRETIONARY, HIGH YIELD BOND, STRATEGIC INCOME AND INTERNATIONAL CORE GROWTH FUNDS)

          Since the Emerging Countries, Worldwide, International, Global Growth, Fully Discretionary, High Yield Bond, Strategic Income and International Core Growth Funds may invest in securities denominated in currencies other than the U.S. dollar, changes in foreign currency exchange rates will affect the values of its portfolio securities and the unrealized appreciation or depreciation of its investments. The rate of exchange between the U.S. dollar and other currencies is determined by forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors.

          The Emerging Countries, Worldwide, International, Global Growth, Fully Discretionary, High Yield Bond, Strategic Income and International Core Growth Funds may enter into derivative positions such as foreign exchange forward contracts or currency futures or options contracts for the purchase or sale of foreign currency to "lock in" the U.S. dollar price of the securities denominated in a foreign currency or the U.S. dollar equivalent of interest and dividends to be paid on such securities, or to hedge against the possibility that the currency of a foreign country in which the Fund has investments may suffer a decline against the U.S. dollar. A forward currency contract is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. For example, a Fund may purchase a particular currency or enter into a forward currency contract to preserve the U.S. dollar price of securities it intends to or has contracted to purchase. Alternatively, a Fund might sell a particular currency on either a spot (cash) basis at the rate then prevailing in the currency exchange market or on a forward basis by entering into a forward contract to purchase or sell currency, to hedge against an anticipated decline in the U.S. dollar value of securities it intends or has contracted to sell. This method of attempting to hedge the value of a Fund's portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. None of the Funds is obligated to engage in any such currency hedging operations, and there can be no assurance as to the success of any hedging operations which a Fund may implement. Although the strategy of engaging in foreign currency transactions could reduce the risk of loss due to a decline in the value of the hedged currency, it could also limit the potential gain from an increase in the value of the currency. None of the Funds other than the Fully Discretionary Fund intends to maintain a net exposure to such contracts where the fulfillment of the Fund's obligations under such contracts would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency.

          OPTIONS (ALL FUNDS OTHER THAN GOVERNMENT, VALUE AND MONEY MARKET
          FUNDS)

          Each of the Funds other than the Government, Value and Money Market Funds may purchase listed covered "put" and "call" options with respect to securities (in the case of the High Yield Bond and Strategic Income Funds, debt securities and currencies) which are otherwise eligible for purchase by such Funds (and, in the case of such Funds other than the Short-Intermediate and Fully Discretionary Funds, with respect to various stock indices), for hedging purposes, subject to the following restrictions: the aggregate premiums on call options purchased by a Fund may not exceed 5% of the market value of net assets of the Fund as of the date the call options are purchased, and the aggregate premiums on put options may not exceed 5% of the market value of the net assets of the Fund as of the date such options are purchased. In addition, no Fund will purchase or sell options if, immediately thereafter, more than 25% of its net assets would be hedged. A "put" gives a holder the right, in return for the premium paid, to require the writer of the put to purchase from the holder a security at a specified price. A "call" gives a holder the right, in return for the premium paid, to require the writer of the call to sell a security to the holder at a specified price. An option on a securities index (such as a stock index) gives the holder the right, in return for the premium paid, to require the writer to pay cash equal to the difference between the closing price of the index and the exercise price of the option, expressed in dollars, times a specified multiplier.

          Put and call options are derivative securities traded on U.S. and foreign exchanges, including the American Stock Exchange, Chicago Board Options Exchange, Philadelphia Stock Exchange, Pacific Stock Exchange and New York Stock Exchange. Additionally, the Core Growth, Emerging Growth, Emerging Countries, Worldwide, International, Fully Discretionary, Large Cap Growth and International Core Growth Funds may purchase options not traded on a securities exchange, which may bear a greater risk of nonperformance than options traded on a securities exchange. Options not traded on an exchange are considered dealer options and generally lack the liquidity of an exchange traded option. Accordingly, dealer options may be subject to the Funds' restriction on investment in illiquid securities, as described below. Dealer options may also involve the risk that the securities dealers participating in such transactions will fail to meet their obligations under the terms of the option.

          The Core Growth, Emerging Growth, Mini-Cap, Emerging Countries, Income & Growth, Worldwide, International, Global Growth, High Yield Bond, Strategic Income, Fully Discretionary, Large Cap Growth and International Core Growth Funds may also write listed covered options on up to 25% of the value of their respective net assets. Call options written by a Fund give the holder the right to buy the underlying securities from the Fund at a stated exercise price; put options written by a Fund give the holder the right to sell the underlying security to the Fund. A call option is covered if the Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration upon conversion or exchange of securities currently held by the Fund. A put option is covered if the Fund maintains liquid assets such as cash, U.S. Government securities, or other liquid high quality debt or equity securities equal to the exercise price in a segregated amount with its Custodian. If an option written by a Fund expires unexercised, the Fund realizes a gain equal to the premium received at the time the option was written. If an option purchased by a Fund expires unexercised, the Fund realizes a capital loss equal to the premium paid.


          Prior to the earlier of exercise or expiration, an option written by a Fund may be closed out by an offsetting purchase or sale of an option of the same series. A Fund will realize a gain from a closing purchase transaction if the cost of the closing transaction is less than the premium received from writing the option; if it is more, the Fund will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Fund will realize a gain; if it is less, the Fund will realize a loss.

          FUTURES CONTRACTS (ALL FUNDS OTHER THAN BALANCED AND MONEY MARKET
          FUNDS)

          Each of the Funds other than the Balanced, Government, High Yield Bond, Strategic Income and Money Market Funds may purchase and sell stock index futures contracts as a hedge against changes in market conditions. A stock index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the stock index value at the close of the last trading day of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying stocks in the index is made.


          The Emerging Countries, Income & Growth, Worldwide, International, Global Growth, Government, Short-Intermediate, Fully Discretionary, High Yield Bond, Strategic Income, Value, Large Cap Growth and International Core Growth Funds may also purchase and sell financial futures contracts as a hedge against changes in interest rates. Additionally, the Emerging Countries, Worldwide, International, Fully Discretionary, High Yield Bond, Strategic Income, Value, Large Cap Growth and International Core Growth Funds may purchase and sell currency futures contracts to hedge against foreign currency fluctuations, and the Core Growth, Emerging Countries, Income & Growth, Worldwide, International, Global Growth, Government, Fully Discretionary, High Yield Bond, Strategic Income, Value, Large Cap Growth and International Core Growth Funds may purchase and sell related options on futures contracts. A financial or currency futures contract obligates the seller of the contract to deliver and the purchaser of the contract to take delivery of the type of financial instrument or currency called for in the contract at a specified future time (the settlement date) for a specified price. Although the terms of a contract call for actual delivery or acceptance of the financial instrument or currency, the contracts normally will be closed out before the delivery date without delivery or acceptance taking place. Futures options possess many of the same characteristics as options on securities and indices. A futures option gives the holder, in return for the premium paid, the right to buy (call) from or sell (put) to the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A futures option may be closed out before exercise or expiration by an offsetting purchase or sale of a futures option of the same series.

          Financial, currency and stock index futures contracts are derivative instruments traded on U.S. commodities and futures exchanges, including the Chicago Mercantile Exchange, the New York Futures Exchange, the Kansas City Board of Trade, the Chicago Board of Trade and the International Monetary Market, as well as commodity and securities exchanges located outside the United States, including the London International Financial Futures Exchange, the Singapore International Monetary Exchange, the Sydney Futures Exchange Limited and the Tokyo Stock Exchange.

          Except as described below under "Non-Hedging Strategic Transactions," the Funds will not engage in transactions in futures contracts for speculation, but only as a hedge against the risk of unexpected changes in the values of securities held or intended to be held by the Funds or, in the case of the High Yield Bond and Strategic Income Funds, unexpected changes in interest rates or other matters. As a general rule, no Fund will purchase or sell futures if, immediately thereafter, more than 25% of its net assets would be hedged. In addition, no Fund may purchase or sell futures or related options if, immediately thereafter, the sum of the amount of margin deposits on the Fund's existing futures positions and premiums paid for such options would exceed 5% of the market value of the Fund's net assets.




          INTEREST RATE AND CURRENCY SWAPS (HIGH YIELD BOND, STRATEGIC INCOME, SHORT-INTERMEDIATE AND FULLY DISCRETIONARY FUNDS)

          For hedging purposes, each of the High Yield Bond, Strategic Income, Short-Intermediate and Fully Discretionary Funds may enter into interest rate swap transactions and purchase or sell interest rate caps and floors, and the Fully Discretionary, High Yield Bond and Strategic Income Funds may enter into currency swap cap transactions. An interest rate or currency swap involves an agreement between a Fund and another party to exchange payments calculated as if they were interest on a specified ("notional") principal amount (e.g., an exchange of floating rate payments by one party for fixed rate payments by another). An interest rate cap or floor entitles the purchaser, in exchange for a premium, to receive payments of interest on a notional principal amount from the seller of the cap or floor, to the extent that a specified reference rate exceeds or falls below a predetermined level.

          A Fund usually enters into such transactions on a "net" basis, with the Fund receiving or paying, as the case may be, only the net amount of the two payment streams. The net amount of the excess, if any, of a Fund's obligations over its entitlements with respect to each swap is accrued on a daily basis, and an amount of cash or high-quality liquid securities having an aggregate net asset value at least equal to the accrued excess is maintained in a segregated account by the Trust's custodian. If a Fund enters into a swap on other than a net basis, or sells caps or floors, the Fund maintains a segregated account in the full amount accrued on a daily basis of the Fund's obligations with respect to the transaction. Such segregated accounts are maintained in accordance with applicable regulations of the Commission.

          A Fund will not enter into any of these derivative transactions unless the unsecured senior debt or the claims paying ability of the other party to the transaction is rated at least "high quality" at the time of purchase by at least one of the established rating agencies (e.g., AAA or AA by S&P). The swap market has grown substantially in recent years, with a large number of banks and investment banking firms acting both as principals and agents utilizing standard swap documentation, and the Investment Adviser has determined that the swap market has become relatively liquid. Swap transactions do not involve the delivery of securities or other underlying assets or principal, and the risk of loss with respect to such transactions is limited to the net amount of payments that the Fund is contractually obligated to make or receive. Caps and floors are more recent innovations for which standardized documentation has not yet been developed; accordingly, they are less liquid than swaps, and caps and floors purchased by a Fund are considered to be illiquid assets.


          SPECIAL HEDGING CONSIDERATIONS (ALL FUNDS OTHER THAN MONEY MARKET
          FUND)

          Special risks are associated with the use of options, futures contracts and swap transactions as hedging techniques. There can be no guaranty of a correlation between price movements in the hedging vehicle and in the portfolio securities being hedged. A lack of correlation could result in a loss on both the hedged securities in a Fund and the hedging vehicle, so that the Fund's return might have been better had hedging not been attempted. In addition, a decision as to whether, when and how to use options, futures or swaps involves the exercise of skill and judgment which are different from those needed to select portfolio securities, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior, currency fluctuations or interest rate trends. If the Investment Adviser is incorrect in its forecasts regarding market values, currency fluctuations, interest rate trends or other relevant factors, a Fund may be in a worse position than if the Fund had not engaged in options, futures or swap transactions. The potential loss incurred by a Fund in writing options on futures and engaging in futures and swap transactions is unlimited. The Investment Adviser is experienced in the use of options, futures contracts and swap transactions as an investment technique.

          In the event of a default by the other party to an over-the-counter option transaction or a futures or swap transaction, a Fund might incur a loss. In addition, there can be no assurance that a liquid market will exist at a time when a Fund seeks to close out an option position or futures or swap contract. Most futures exchanges and boards of trade limit the amount of fluctuation in futures contract prices during a single day; once the daily limit has been reached on a particular contract, no trades may be made that day at a price beyond that limit. In addition, certain of these instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Lack of a liquid market for any reason may prevent a Fund from liquidating an unfavorable position and a Fund would remain obligated to meet margin requirements until the position is closed.

          A Fund's ability to enter into options, futures contracts and swap transactions is limited by the requirements of the Internal Revenue Code for qualification of an Investor as a regulated investment company.


          NON-HEDGING STRATEGIC TRANSACTIONS (STRATEGIC INCOME, SHORT-INTERMEDIATE AND FULLY DISCRETIONARY FUNDS)

          Each Fund's options, futures and swap transactions will generally be entered into for hedging purposes -- to protect against possible changes in the market values of securities held in or to be purchased for the Fund's portfolio resulting from securities markets, currency or interest rate fluctuations, to protect the Fund's unrealized gains in the values of its portfolio securities, to facilitate the sale of such securities for investment purposes, to manage the effective maturity or duration of the Fund's portfolio, or to establish a position in the derivatives markets as a temporary substitute for purchase or sale of particular securities. However, in addition to the hedging transactions referred to above, each of the Strategic Income, Short-Intermediate and Fully Discretionary Funds may enter into options, futures and swap transactions to enhance potential gain in circumstances where hedging is not involved. A Fund's net loss exposure resulting from transactions entered into for such purposes is not expected to exceed, in the case of the Short-Intermediate and Fully Discretionary Funds 1%, and in the case of the Strategic Income Fund, 5% of the Fund's net assets at any one time and, in the event it does exceed such amount, the Fund will close out transactions as promptly as practicable in order to comply with this limitation. Such transactions are subject to the limitations described above under "Options," "Futures Contracts," and "Interest Rate and Currency Swaps," and to the same types of risks as described above under "Special Hedging Considerations."

          REPURCHASE AGREEMENTS (ALL FUNDS)

          Each Fund may on occasion enter into repurchase agreements, in which the Fund purchases securities and the seller agrees to repurchase them from the Fund at a mutually agreed-upon time and price. The period of maturity is usually overnight or a few days, although it may extend over a number of months. The resale price is in excess of the purchase price, reflecting an agreed-upon rate of return effective for the period of time the Fund's money is invested in the security. Each Fund's repurchase agreements will at all times be fully collateralized in an amount at least equal to 102% of the purchase price, including accrued interest earned on the underlying securities. The instruments held as collateral are valued daily and, if the value of the instruments declines, the Fund will require additional collateral. If the seller defaults and the value of the collateral securing the repurchase agreement declines, the Fund may incur a loss. If bankruptcy proceedings are commenced with respect to the seller, realization upon the collateral by a Fund may be delayed or limited. A Fund will only enter into repurchase agreements involving securities in which it could otherwise invest and with selected financial institutions and brokers and dealers which meet certain creditworthiness and other criteria.

          REVERSE REPURCHASE AGREEMENTS (HIGH YIELD BOND AND STRATEGIC INCOME FUNDS)

          Each of the High Yield Bond and Strategic Income Funds may enter into reverse repurchase agreements, which involve the sale of a security by a Fund and its agreement to repurchase the security (or, in the case of mortgage-backed securities, substantially similar but not identical securities) at a specified time and price. A Fund will maintain in a segregated account with the Custodian cash, U.S. Government securities or other appropriate liquid debt and equity securities obligations in an amount sufficient to cover its obligations under these agreements with broker-dealers (no such collateral is required on such agreements with banks). Under the 1940 Act, these agreements are considered borrowings by the Funds, and are subject to the limitations on borrowings described below. The agreements are subject to the same types of risks as borrowings.

          ILLIQUID SECURITIES (ALL FUNDS)

          Each Fund may invest up to 15% (10% in the case of the Money Market
Fund) of its net assets in securities that at the time of purchase have legal or contractual restrictions on resale or are otherwise illiquid. Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933 ("restricted securities"), securities which are otherwise not readily marketable such as over-the-counter, or dealer traded, options, and repurchase agreements having a maturity of more than seven days. Mutual funds do not typically hold a significant amount of restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and the Fund might not be able to dispose of restricted or other securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions. The Fund might also have to register such restricted securities in order to dispose of them, resulting in additional expense and delay.

          In recent years, however, a large institutional market has developed for certain securities that are not registered under the Securities Act of 1933, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments. If such securities are subject to purchase by institutional buyers in accordance with Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act of 1933, the Investment Adviser, pursuant to guidelines adopted by the Trust's Board of Trustees, may determine that such securities are not illiquid securities notwithstanding their legal or contractual restrictions on resale, based on factors such as the frequency of trades and quotes for the securities, the number of dealers and others wishing to purchase and sell the securities, and the nature of the security and the marketplace trades. In all other cases, however, securities subject to restrictions on resale will be deemed illiquid. Investing in restricted securities eligible for resale under Rule 144A could have the effect of increasing the level of illiquidity in the Funds to the extent that qualified institutional buyers become uninterested in purchasing such securities.

          SECURITIES LENDING (ALL FUNDS)

          To increase its income, each Fund may lend its portfolio securities to financial institutions such as banks and brokers if the loan is collateralized in accordance with applicable regulatory requirements. The Trust's Board of Trustees has adopted an operating policy that limits the amount of loans made by a Fund to not more than 30% of the value of the total assets of the Fund.
During the time portfolio securities are on loan, the borrower pays the Fund an amount equivalent to any dividends or interest paid on such securities, and the Fund may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or secured a letter of credit. The amounts received by a Fund will be reduced by any fees and administrative expenses associated with such loans. In addition, such loans involve risks of delay in receiving additional collateral or in recovering the securities loaned or even loss of rights in the collateral should the borrower of the securities fail financially. However, such securities lending will be made only when, in the Investment Adviser's judgment, the income to be earned from the loans justifies the attendant risks. Loans are subject to termination at the option of the Fund or the borrower.


          BORROWING (ALL FUNDS)


          Each Fund may borrow money from banks in amounts up to 20% of its total assets (calculated when the loan is made) only for temporary, extraordinary or emergency purposes or for the clearance of transactions. In addition, the Strategic Income Fund may borrow from banks to buy securities, so long as its total borrowing for this and other purposes do not exceed 50% of the value of its net assets. Purchases of portfolio securities while borrowings are outstanding create leverage and involve special risk considerations. Since substantially all of a Fund's assets fluctuate in value, whereas the interest obligation resulting from a borrowing will be fixed by the terms of the Fund's agreement with its lender, the asset value per share of the Fund will tend to increase more when its portfolio securities increase in value, and to decrease more when its portfolio assets decrease in value, than would otherwise be the case if the Fund did not borrow funds. In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Fund might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales. All borrowings by a Fund will be made only to the extent that the value of the Fund's total assets, less its liabilities other than borrowings, is equal to at least 300% of all borrowings. If such asset coverage of 300% is not maintained, the Fund will take prompt action to reduce its borrowings as required by applicable law. Short sales "not against the box" and roll transactions are considered borrowings for purposes of the percentage limitations applicable to borrowings.

ITEM 5.  MANAGEMENT OF THE FUNDS.

          The business and affairs of the Funds are managed under the direction of the Trust's Board of Trustees.

INVESTMENT ADVISER.


          Nicholas-Applegate Capital Management, a California limited partnership, 600 West Broadway, 30th Floor, San Diego, California 92101, serves as the Investment Adviser to each of the Funds. The Investment Adviser currently manages approximately $31 billion of discretionary assets for numerous clients, including employee benefit plans of corporations, public retirement systems and unions, university endowments, foundations, and other institutional investors, and individuals. Its general partner is Nicholas-Applegate Capital Management Holdings, L.P., a California limited partnership controlled by Arthur E. Nicholas. Mr. Nicholas and thirteen other partners manage a staff of approximately 350 employees.

          In its advisory agreement with the Trust (the "Investment Advisory Agreement"), the Investment Adviser has agreed to manage the Funds' assets and to be responsible for, make decisions with respect to and place orders for all purchases and sales of the securities held by the Funds. For the services provided and expenses assumed pursuant to the Investment Advisory Agreement, the Investment Adviser receives a fee at the following annual rates: for the Emerging Countries and Mini-Cap Funds, 1.25% of average net assets; for the Emerging Growth Fund, 1.00% of average net assets; for the Worldwide, International, and International Core Growth Funds, 1.00% of the first $500 million of such Fund's average net assets, 0.90% of the next $500 million, and 0.85% of the portion of such Fund's average net assets in excess of $1 billion; for the Global Growth Fund, .85% of average net assets; for the Value Fund, 0.75% of average net assets; for the Core Growth, Income & Growth, Balanced, and Large Cap Growth Funds, 0.75% of the first $500 million of each such Fund's average net assets, 0.675% of the next $500 million, and 0.65% of the portion of each such Fund's average net assets in excess of $1 billion; for the High Yield Bond and Strategic Income Funds, 0.60% of such Fund's average net assets; for the Government Fund, 0.40% of the first $500 million of the Fund's average net assets, and 0.35% of the portion of the Fund's average net assets in excess of $500 million; for the Short-Intermediate Fund, 0.30% of the first $250 million of the Fund's average net assets and 0.25% of average net assets in excess of $250 million; for the Fully Discretionary Fund, 0.45% of the first $500 million of the Fund's average net assets, 0.40% of the next $250 million of the Fund's average net assets, and 0.35% of average net assets in excess of $750 million; for the Money Market Fund, 0.25% of the first $500 million of the Fund's average net assets, and 0.2275% of the portion of the Fund's average net assets in excess of $500 million.

          As a result of the expense limitations and fee deferrals described below under "Expense Limitations and Fee Waivers," the fees and expense recoupments paid to the Investment Adviser for the fiscal year ended March 31, 1996 with respect to the Funds were the following percentages of the Funds' respective average net assets: Emerging Growth Fund - 1.00%; Worldwide Fund - 0.94%; International Fund - 0.37%; Emerging Countries Fund - 0.58%; Core Growth Fund - 0.75%; Income & Growth Fund - 0.69%; Balanced Fund - 0.33%; Government Fund - 0%; Global Growth Fund - 0%; Mini-Cap Fund - 0.52%; Short-Intermediate Fund - 0%; Fully Discretionary Fund - 0%; Money Market Fund - 0%.

          The High Yield Bond, Strategic Income, Short-Intermediate and Fully Discretionary Funds are managed under the general supervision of John D. Wylie, the Investment Adviser's Chief Investment Officer - Investment Services Group. The Investment Adviser's fixed income management team headed by Fred S. Robertson III, the Chief Investment Officer -- Fixed Income of the Investment Adviser, is primarily responsible for the Investment Adviser's day-to-day management of such Funds' portfolios. Mr. Robertson has managed similar institutional accounts for the Investment Adviser since May 1995; for more than five years prior to May 1995, he managed similar institutional accounts for Criterion Investment Management Company.


          The other Funds are managed under the general supervision of Mr. Nicholas, who has been the Chief Investment Officer of the Investment Adviser since its organization, and John D. Wylie, the Investment Adviser's Chief Investment Officer - Investor Services Group. The following persons are primarily responsible for the Investment Adviser's day-to-day management of the Funds' portfolios; except as otherwise indicated, each of them has been primarily responsible since the Funds began operations: Core Growth Fund - John
C. Marshall, Jr.; Emerging Growth and Mini-Cap Funds - Catherine Somhegyi; Emerging Countries and Global Growth Funds - the Investment Adviser's global/international investment team, headed by Lawrence S. Speidell; Income & Growth Fund - Mr. Somhegyi (since December 1996); Government Fund - the Investment Adviser's fixed income management team under the supervision of Fred S. Robertson III (since December 1996); Value Fund - John D. Wylie; Balanced Fund - the Investment Adviser's fixed team under the supervision of Mr. Robertson (since December 1996) and the Investment Adviser's global/international investment team under the supervision of Mr. Speidell (since March 1994) and Ms. Somhegyi (since March 1996); Worldwide Fund, International, and International Core Growth Fund - the Investment Adviser's global/international investment team under the supervision of Mr. Speidell (since March 1994) and Ms. Somhegyi (since March 1996); Large Cap Growth Fund -

Andrew Gallagher. Each of them other than Messrs Speidell and Gallagher has managed institutional accounts for the Investment Adviser for more than the last five years. Mr. Speidell has been a portfolio manager with the Investment Adviser since March 1994; from 1983 until he joined the Investment Adviser, he was an institutional portfolio manager with Batterymarch Financial Management. Mr. Gallagher has been a portfolio manager with the Investment Adviser since October 1992; from April 1990 until he joined the Investment Adviser, he was a portfolio manager with Sentinal Asset Management, Inc.


ADMINISTRATOR.

          Investment Company Administration Corporation, a Delaware corporation, 4455 East Camelback Road, Suite 261-E, Phoenix, Arizona 85018, is the Administrator of each Fund. Pursuant to an Administration Agreement with the Trust, and subject to the supervision of the Board of Trustees of the Trust, the Administrator supervises the overall administration of the Trust. Its responsibilities include preparing and filing all documents required for compliance by the Trust with applicable laws and regulations, arranging for the maintenance of books and records of the Trust and supervision of other organizations that provide services to the Trust. Certain officers of the Trust are also provided by the Administrator. The Administrator is compensated for its services to the Emerging Growth Fund at the annual rate of $35,000. It is compensated for its services to the other Funds at an annual rate equal to 0.05% of the first $100 million of the Funds' aggregate net assets, of 0.04% on the next $150 million, 0.03% on the next $300 million, 0.02% on the next $300 million and 0.01% on the portion of the aggregate net assets in excess of $850 million average daily net assets of each Fund, with a minimum of $25,000 per year for each Fund.

PLACEMENT AGENT.

          Nicholas-Applegate Securities (the "Placement Agent"), 600 West Broadway, 30th Floor, San Diego, California 92101, a California limited partnership, serves as the Placement Agent of Interests of the Funds. The general partner of the Placement Agent is Nicholas-Applegate Capital Management Holdings, L.P. and its limited partner is the Investment Adviser. The Placement Agent also serves as distributor for Interests of Nicholas-Applegate Mutual Funds and receives no separate compensation for serving as Placement Agent for the Trust.

CUSTODIAN.

          PNC Bank, Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 19113, serves as Custodian for the Trust pursuant to a Custodian Services Agreement.

EXPENSE LIMITATIONS AND FEE WAIVERS.

          The Funds each pay all of their own expenses, including taxes, fees and expenses of Trustees and officers, administration and transfer agency fees, certain insurance premiums, outside auditing and legal expenses, costs of Investor reports and meetings, Securities and Exchange Commission fees, state securities qualification (or exemption) fees, costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing Investors, brokerage fees and commissions in connection with the purchase of portfolio securities, investment advisory and custodial fees and any extraordinary expenses.

          The Investment Adviser has entered into agreements with certain Investors under which the Investment Adviser has agreed for a period of time to waive or defer its management fees payable by the Funds, and to absorb certain other expenses of the Funds and Portfolios (including the operating expenses of the Funds, but excluding interest, taxes, brokerage commissions and other costs incurred in connection with portfolio securities transactions, organizational expenses and other capitalized expenditures and extraordinary expenses), to ensure that the operating expenses for the Investor do not exceed certain fixed percentages of such Investors' average daily net assets.

          In addition, each of the Funds is subject to certain limitations on expenses imposed by state securities laws. At present, the only expense limitation in effect is in California. Under California law, each Fund will be subject to an annual expense limitation equal to the sum of 2.5% of the first $30 million of the Fund's average net assets, 2.0% of the next $70 million of average net assets, and 1.5% of the remaining average net assets. If a Fund's expenses (excluding interest, brokerage commissions litigation expenses and certain other items, but including an Investor's allocable share of the expenses incurred by the Fund) were to exceed such limit in any fiscal year, the Investment Adviser has agreed to bear the amount of such excess to the extent required by such limitations.

          The Investment Adviser may also waive fees from time to time to assist the Funds in maintaining competitive yields.

          Total Fund expenses for the fiscal year ended March 31, 1996 were the following percentages of their respective average net assets; the amount of such expenses prior to the expense reimbursements and fee deferrals is set forth in parentheses: Emerging Growth Fund - 1.11% (1.11%); Worldwide Fund - 1.20% (1.25%); International Fund - 1.35% (2.00%); Emerging Countries Fund - 1.60% (2.80%); Core Growth Fund - 0.89% (0.89%); Income & Growth Fund - 0.95% (0.95%);
Balanced Fund - 0.95% (0.98%); Government Fund - 0.63% (2.32%); Mini-Cap Growth Fund - 1.51% (2.03%); Fully Discretionary Fund (annualized) - 0.40% (2.68%); Short-Intermediate Fund (annualized) - 0.30% (1.36%); Money Market Fund - 0.45% (2.95%).

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

          The Trust was organized in December 1992 as a Delaware business trust. The Trust's Declaration of Trust authorizes the Board of Trustees to issue unlimited Interests and to classify and reclassify any authorized and unissued Interests into one or more series. Pursuant to such authority, the Board of Trustees has established each of the Funds as a separate series of the Trust.

VOTING RIGHTS.

          Each Investor is entitled to vote in proportion to its Interests, and Investors will vote by series except as required by the 1940 Act or other applicable law or when permitted by the Board of Trustees. Investors are entitled to participate in the net distributable assets of the Fund in which they hold Interests on liquidation. Interests have no preemptive rights and only such conversion and exchange rights as the Board of Trustees may grant at its discretion. Interests do not have cumulative voting rights for the election of Trustees.

          As used in this Registration Statement, a "vote of a majority" of the outstanding Interests of the Trust or a Fund means the affirmative vote of the lesser of (i) more than 50% of the outstanding Interests of the Trust or Fund, or (ii) 67% of the Interests of the Trust or Fund present at a meeting at which more than 50% of the outstanding Interests of the Trust or Fund are represented in person or by proxy.

          The Trust does not presently intend to hold annual meetings of Investors for the election of trustees and other business unless and until such time as less than a majority of the trustees holding office have been elected by the Investors, at which time the trustees then in office will call a meeting of Investors for the election of trustees. Under certain circumstances, however, Investors have the right to call a meeting of Investors to consider the removal of one or more trustees and such meetings will be called when requested by the holders of record of 10% or more of the Trust's outstanding Interests.

          As with any mutual fund, certain Investors in a Fund could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of Interests in a Fund to change the Fund's investment objective could result in an Investor's withdrawal of its investment in such Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by an Investor to approve a change in its investment objectives and policies parallel to a change that has been approved for the corresponding Fund (thus requiring the Investor to redeem its Interests in the Fund) could lead to a number of adverse consequences, such as the inability of the Investor to find another investment company in which to invest its assets or an equivalent investment adviser to manage its assets. The policy of Investors, and other similar investment companies, to invest their assets in trusts such as the Trust is a relatively recent development in the mutual fund industry and, consequently, there is a lack of substantial experience in the operation of this policy.

          As of March 31, 1996, the Trust was controlled by Nicholas-Applegate Mutual Funds, which held substantially all of its Interests.

LIABILITIES.

          Investors will be jointly and severally liable for all obligations of the Fund in which such Investors hold Interests (with rights of contribution INTER SE in proportion to their respective ownership interests in the Trust). However, the risk of an Investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and the Fund itself is unable to meet its obligations. In the event that an Investor becomes liable for the obligations of a Fund, the Trust will indemnify each Investor from any claim or liability to which the Investor may become subject solely by reason of having been an Investor, and will reimburse the Investor for all legal and other expenses reasonably incurred by it in connection with any such claim or liability.

DISTRIBUTIONS.

          Investors are entitled to their pro rata shares of any distributions arising from the net investment income and net realized gains, if any, earned on investments held by the Fund in which such Investor holds Interests. Each Fund will allocate its investment income, expenses, and realized and unrealized gains and losses daily. A request for distribution must be made in writing to the Transfer Agent, State Street Bank and Trust Company, Attention: Nicholas-Applegate Mutual Funds, P.O. Box 8326, Boston, Massachusetts 02266-8326, and will become effective after its receipt by the Trust.

FEDERAL TAXES.

          The Trust intends for each Fund to be treated as a partnership rather than as a regulated investment company or a corporation under the Internal Revenue Code of 1986, as amended (the "Code"), as long as such qualification is
in the best interests of the Investors.   As a partnership under the Code, any
interest, dividends and gains or losses of a Fund will be deemed to have been "passed through" to the Investors in the Fund, regardless of whether such interest, dividends or gains have been distributed by the Fund or such losses have been realized and recognized by the Investors. Therefore, to the extent a Fund were to accrue but not distribute any interest, dividends or gains, the Investors would be deemed to have realized and recognized their proportionate share of interest, dividends, gains or losses realized and recognized by the Fund in which they hold Interests without receipt of any corresponding distribution.

          Each Investor will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the applicable Fund's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code and the regulations promulgated thereunder. It is intended that each Fund's assets, income and distributions will be managed in such a way that an Investor in the

Fund will be able to satisfy the requirements of Subchapter M of the Code, assuming that the Investor invested all of its assets in the Fund.

          Each Fund's taxable year-end is March 31. Although the Fund will not be subject to federal income tax, it will file appropriate federal income tax returns.

          A taxable gain or loss may be realized by an Investor upon its redemption, transfer or exchange of Interests, depending upon the tax basis of such Interests and their price at the time of redemption, transfer or exchange.

          Investors will be advised at least annually as to the federal income tax consequences of any interest, dividends and gains or losses accrued each year by the Fund in which the Investor holds Interests. The foregoing is only a brief summary of some of the important federal tax considerations generally affecting the Funds and their Investors, and is based on federal tax laws and regulations which are in effect as of the date of this Registration Statement. Such laws and regulations may be changed by legislative or administrative actions. Potential Investors should consult their tax advisers with specific reference to their own situations.

ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED.

          Interests are issued only through the Placement Agent in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Funds may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the Securities Act. The Funds are prohibited by the Trust's Declaration of Trust from accepting investments from individuals, S corporations, partnerships and grantor trusts.

          An account may be opened by contacting the Placement Agent. There is no minimum initial or subsequent purchase amount with respect to any Fund of the Trust. The Trust reserves the right to reject any purchase order or to suspend or modify the continuous offering of the Interests of any of the Funds. For example, the investment opportunities in the small capitalization sector of the securities markets may from time to time be more limited than those in other sectors of the markets. Therefore, in order to retain adequate investment flexibility, the Investment Adviser and the Trustees of the Trust may from time to time recommend that Investors indefinitely discontinue some or all new investments in the Emerging Growth Fund or the Mini-Cap Growth Fund. From January 31 to September 1, 1994, certain Investors in the Emerging Growth Fund discontinued sales of shares to new shareholders. The Trust may recommence the offering of Interests in any Fund to new Investors at any time after it is suspended if in the Board of Trustees' opinion doing so would be in the best interests of the Fund and its Investors.

          If accepted by the Trust, investments in a Fund may be made in exchange for securities which are eligible for acquisition by the Fund as described above in this Part A. All dividends, interest, subscription, or other rights pertaining to such securities will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. The Trust will not accept securities in exchange for Interests in a Fund unless: (i) such securities are, at the time of the exchange, eligible for purchase by the Fund; (ii) the Investor represents that all securities offered to be exchanged are not subject to any transfer restrictions; (iii) the value of any such security (except U.S. Government securities) being exchanged together with any other securities of the same issuer owned by the Fund will not exceed 5% of the Fund's net assets immediately after the transaction; and (iv) such securities are consistent with the Fund's investment objective and policies.

          Each Investor in a Fund may add to or reduce its investment in the Fund on each business day. At 4:00 p.m., Eastern time, on each business day, the value of each such Investor's Interests in a Fund will be determined by multiplying the Fund's net asset value by the percentage, effective for that day, which represents that Investor's share of the aggregate Interests in the Fund. Any additions or withdrawals which are to be effected on that day will then be effected. The Investor's percentage of the aggregate Interests in the Fund will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such Investor's investment in the Fund as of 4:00 p.m., Eastern time, on such day, plus or minus, as the case may be, the amount of any additions to or withdrawals from the Investor's investment in the Fund effected on such day, and (ii) the denominator of which is the Fund's aggregate net asset value as of 4:00 p.m., Eastern time, on such day, plus or minus,as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Fund by all Investors in the Fund. The percentage so determined will then be applied to determine the value of the Investor's interest in the Fund as of 4:00 p.m., Eastern time, on the following business day. Net asset value per Interest for each Fund as of such time is determined by dividing the total value of the Fund's assets, less any liabilities, by 100 (the percentage which represents the aggregate Interests in the Fund).

ITEM 8.  REDEMPTION OR REPURCHASE.

          An Investor may redeem Interests in a Fund in any amount at any time by sending a written or telephonic request to the Trust, 600 West Broadway, 30th Floor, San Diego, California 92101 (telephone (619) 687-8100). Redemption requests must be made by duly authorized representatives of each Investor and must specify the name of the Fund, the dollar amount to be redeemed and the Investor's name and account number.

          Redemption orders are effected at the net asset value of the Interests next determined after receipt of the order in proper form by the Trust. The Funds ordinarily will make payment for all Interests redeemed within three business days after receipt by the Trust of a request in proper form, except as provided by the rules of the Securities and Exchange Commission. The Trust imposes no charge when Interests are redeemed. The value of the Interests redeemed may be more or less than the Investor's cost, depending on the Fund's current net asset value.

          The Trust will wire the proceeds of redemption in federal funds to the commercial bank specified by the Investor, normally the next business day after receiving the redemption request and all necessary documents. Wire redemptions may be terminated or modified by the Trust at any time. An Investor should contact its bank for information on any charges imposed by the bank in connection with the receipt of redemption proceeds by wire. During periods of substantial economic or market change, telephonic and wire redemptions may be difficult to implement.

          The right of any Investor to receive payment with respect to any withdrawal may be suspended or postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

EXCHANGE PRIVILEGE.

          Investors may exchange Interests of any Fund into Interests of other Funds by sending a written or telephonic request to the Trust, 600 West Broadway, 30th Floor, San Diego, California 92101 (telephone (619) 687-8100). Exchange requests must be made by duly authorized representatives of the Investor and must specify the names of the applicable Funds, the dollar amount to be exchanged and the Investor's name and account number.

CROSS-REINVESTMENT.

          Investors may cross-reinvest dividends and/or capital gains distributions paid by a Fund into Interests of another Fund. For more details, Investors should contact the Placement Agent of the Trust.


ITEM 9.  PENDING LEGAL PROCEEDINGS.  Not applicable.

                       NICHOLAS-APPLEGATE INVESTMENT TRUST

                                     PART B

ITEM 10.  COVER PAGE.


          Nicholas-Applegate Investment Trust (the "Trust") is a registered, open-end management investment company organized in December 1992 as a Delaware business trust. The Trust offers Interests of fourteen separate series (each a "Fund" and collectively the "Funds"): Nicholas-Applegate Core Growth Fund (the "Core Growth Fund"); Nicholas-Applegate Emerging Growth Fund (the "Emerging Growth Fund"); Nicholas-Applegate Mini-Cap Growth Fund (the "Mini-Cap Fund"); Nicholas-Applegate Emerging Countries Fund (the "Emerging Countries Fund"); Nicholas-Applegate Income & Growth Fund (the "Income & Growth Fund"); Nicholas-Applegate Balanced Growth Fund (the "Balanced Fund"); Nicholas-Applegate Worldwide Growth Fund (the "Worldwide Fund"); Nicholas-Applegate International Growth Fund (the "International Fund"); Nicholas-Applegate Global Growth & Income Fund (the "Global Growth Fund"); Nicholas-Applegate Government Income Fund (the "Government Fund"), Nicholas-Applegate Short-International Fixed Income Fund (the "Short Intermediate Fund"), Nicholas-Applegate Fully Discretionary Fixed Income Fund (the "Fully Discretionary Fund"); Nicholas Applegate Value Fund (the "Value Fund"); Nicholas-Applegate High Yield Bond Fund (the "High Yield Bond Fund"); Nicholas-Applegate Strategic Income Fund (the "Strategic Income Fund"); Nicholas-Applegate Money Market Fund (the "Money Market Fund"); Nicholas-Applegate Large Cap Growth Fund (the "Large Cap Growth Fund"); and Nicholas-Applegate International Core Growth Fund (the "International Core Growth Fund").


          This Part B is not a prospectus and should be read in conjunction with Part A. All terms used in this Part B that are not otherwise defined herein have the meanings assigned to them in Part A.

ITEM 11.  TABLE OF CONTENTS.

     Item                                                             Page
     ----                                                             ----

     General Information and History                                  B-2
     Investment Objectives and Policies                               B-2
     Management of the Trust                                          B-37
     Control Persons and Principal Holders of Securities              B-40
     Investment Advisory and Other Services                           B-42
     Brokerage Allocation and Other Practices                         B-45
     Capital Stock and Other Securities                               B-48
     Purchase, Redemption and Pricing of Interests Being Offered      B-49
     Tax Status                                                       B-51
     Underwriters                                                     B-54
     Calculations of Performance Data                                 B-54
     Financial Statements                                             B-54

     Appendix A:  Description of Securities Ratings

ITEM 12.  GENERAL INFORMATION AND HISTORY.  Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.

PORTFOLIO TURNOVER

            Each Fund's turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities of the Fund for the year by the monthly average value of the portfolio securities of such Fund. The calculation excludes all securities whose maturities at the time of acquisition were one year or less. Portfolio turnover may vary greatly from year to year as well as within a particular year, and may also be affected by cash requirements for redemptions of Interests and by requirements which enable an Investor to receive certain favorable tax treatment. Portfolio turnover will not be a limiting factor in making portfolio decisions.

EQUITY SECURITIES OF GROWTH COMPANIES

            Each of the Funds other than the Global Growth, Government, Value, Short-Intermediate, Fully Discretionary, and Money Market Funds invests in equity securities of domestic and foreign companies, the earnings and stock prices of which are expected by the Investment Adviser to grow at an above-average rate. Such investments will be diversified over a cross-section of industries and individual companies. Some of these companies will be organizations with market capitalizations of $500 million or less or companies that have limited product lines, markets and financial resources and are dependent upon a limited management group. Examples of possible investments include emerging growth companies employing new technology, cyclical companies, initial public offerings of companies offering high growth potential, or other corporations offering good potential for high growth in market value. The securities of such companies may be subject to more abrupt or erratic market movements than larger, more established companies both because the securities typically are traded in lower volume and because the issuers typically are subject to a greater degree to changes in earnings and prospects.


PREFERRED STOCK

            Preferred stock, unlike common stock, offers a stated dividend rate payable from a corporation's earnings. Such preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as call/redemption provisions prior to maturity, a negative feature when interest rates decline. Dividends on some preferred stock may be "cumulative," requiring all or a portion of prior unpaid dividends to be paid. Preferred stock also generally has a preference over common stock on the distribution of a corporation's assets in the event of liquidation of the corporation, and may be "participating," which means that it may be entitled to a dividend exceeding the stated dividend in certain cases. The rights of preferred stocks on the distribution of a corporation's assets in the event of a liquidation are generally subordinate to the rights associated with a corporation's debt securities.

CONVERTIBLE SECURITIES AND WARRANTS

            Each of the Funds other than the Short-Intermediate, Fully Discretionary, and Money Market Funds may invest in convertible securities and warrants. A convertible security is a fixed income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same or a different issuer. Convertible securities are senior to common stocks in an issuer's capital structure, but are usually subordinated to similar non-convertible securities. While providing a fixed income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a similar non-convertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation attendant upon a market price advance in the convertible security's underlying common stock.

            A warrant gives the holder a right to purchase at any time during a specified period a predetermined number of Interests of common stock at a fixed price. Unlike convertible debt securities or preferred stock, warrants do not pay a fixed dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for resale of the warrants, potential price fluctuations as a result of speculation or other factors, and failure of the price of the underlying security to reach or have reasonable prospects of reaching a level at which the warrant can be prudently exercised (in which event the warrant may expire without being exercised, resulting in a loss of the Fund's entire investment therein). The International Core Growth Fund will not retain debt securities downgraded below investment grate in excess of 5% of its net assets.


OTHER CORPORATE DEBT SECURITIES

            The Funds invest in non-convertible debt securities of foreign and domestic companies over a cross-section of industries. The debt securities in which the Funds may invest will be of varying maturities and may include corporate bonds, debentures, notes and other similar corporate debt instruments. The value of a longer-term debt security fluctuates more widely in response to changes in interest rates than do shorter-term debt securities.

RISKS OF INVESTING IN DEBT SECURITIES.

            There are a number of risks generally associated with an investment in debt securities (including convertible securities). Yields on short, intermediate, and long-term securities depend on a variety of factors, including the general condition of the money and bond markets, the size of a particular offering, the maturity of the obligation, and the rating of the issue. Debt securities with longer maturities tend to produce higher yields and are generally subject to potentially greater capital appreciation and depreciation than obligations with short maturities and lower yields. The market prices of debt securities usually vary, depending upon available yields. An increase in interest rates will generally reduce the value of such portfolio investments, and a decline in interest rates will generally increase the value of such portfolio investments. In addition, a Fund's return on the debt securities in which it invests depends on the continuing ability of the issuers of such debt securities to meet their obligations for the payment of interest and principal when due.


SHORT-TERM INVESTMENTS

            Each of the Funds may invest in any of the following securities and instruments:

            BANK CERTIFICATES OF DEPOSIT, BANKERS' ACCEPTANCES AND TIME DEPOSITS. Each Fund may acquire certificates of deposit, bankers' acceptances and time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning in effect that the bank unconditionally agrees to pay the face value of the instrument on maturity. Certificates of deposit and bankers' acceptances acquired by the Funds will be dollar-denominated obligations of domestic or foreign banks or financial institutions which at the time of purchase have capital, surplus and undivided profits in excess of $100 million (including assets of both domestic and foreign branches), based on latest published reports, or less than $100 million if the principal amount of such obligations is fully insured by the U.S. Government.

            A Fund holding instruments of foreign banks or financial institutions may be subject to additional investment risks that are different in some respects from those incurred by a fund which invests only in debt obligations of U.S. domestic issuers. See "Foreign Investment" below. Such risks include future political and economic developments, the possible imposition of withholding taxes by the particular country in which the issuer is located on interest income payable on the securities, the possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these securities.

            Domestic banks and foreign banks are subject to different governmental regulations with respect to the amount and types of loans which may be made and interest rates which may be charged. In addition, the profitability of the banking industry depends largely upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operations of the banking industry.

            As a result of federal and state laws and regulations, domestic banks are, among other things, required to maintain specified levels of reserves, limited in the amount which they can loan to a single borrower, and subject to other regulations designed to promote financial soundness. However, such laws and regulations do not necessarily apply to foreign bank obligations that a Fund may acquire.

            In addition to purchasing certificates of deposit and bankers' acceptances, to the extent permitted under their respective investment objectives and policies stated above and in Part A, a Fund may make interest-bearing time or other interest-bearing deposits in commercial or savings banks. Time deposits are non-negotiable deposits maintained at a banking institution for a specified period of time at a specified interest rate.

            SAVINGS ASSOCIATION OBLIGATIONS. The Funds may invest in certificates of deposit (interest-bearing time deposits) issued by savings banks or savings and loan associations that have capital, surplus and undivided profits in excess of $100 million, based on latest published reports, or obligations caused by institutions with capital, surplus and undivided profits of less than $100 million if the principal amount of such obligations is fully insured by the U.S. Government.

            COMMERCIAL PAPER, SHORT-TERM NOTES AND OTHER CORPORATE OBLIGATIONS. The Funds may invest a portion of their assets in commercial paper and short-term notes. Commercial paper consists of unsecured promissory notes issued by corporations. Issues of commercial paper and short-term notes will normally have maturities of less than nine months and fixed rates of return, although such instruments may have maturities of up to one year.

            Commercial paper and short-term notes will consist of issues rated at the time of purchase "A-2" or higher by S&P, "Prime-1" or "Prime-2" by Moody's, or similarly rated by another nationally recognized statistical rating organization or, if unrated, will be determined by the Investment Adviser to be of comparable quality. These rating symbols are described in Appendix A.

            Corporate obligations include bonds and notes issued by corporations to finance longer-term credit needs than supported by commercial paper. While such obligations generally have maturities of ten years or more, the Funds may purchase obligations which have remaining maturities of one year or less from the date of purchase and which are rated "AA" or higher by S&P or "Aa" or higher by Moody's.

MONEY MARKET FUNDS

            The Funds may under certain circumstances invest a portion of their assets in money market funds. The Investment Company Act prohibits the Funds from investing more than 5% of the value of their total assets in any one investment company, or more than 10% of the value of their total assets in investment companies as a group, and also restricts their investment in any investment company to 3% of the voting securities of such investment company. In addition to the advisory and other fees paid by a Fund, an investment in a money market mutual fund will involve payment of the Funds' pro rata share of advisory and administrative fees charged by such fund.

GOVERNMENT OBLIGATIONS

            Each Fund may make short-term investments in U.S. Government obligations. Such obligations include Treasury bills, certificates of indebtedness, notes and bonds, and issues of such entities as the Government National Mortgage Association ("GNMA"), Export-Import Bank of the United States, Tennessee Valley Authority, Resolution Funding Corporation, Farmers Home Administration, Federal Home Loan Banks, Federal Intermediate Credit Banks, Federal Farm Credit Banks, Federal Land Banks, Federal Housing Administration, Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation, and the Student Loan Marketing Association.

            Some of these obligations, such as those of the GNMA, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law.


            The Emerging Countries, Worldwide, International, Global Growth, High Yield Bond, Strategic Income, Short-Intermediate, Fully Discretionary, International Core Growth and Large Cap Growth Funds may invest in sovereign debt securities of foreign governments and their agencies and instrumentalities. A sovereign debtor's willingness or ability to repay principal and interest in a timely manner may be affected by a number of factors, including its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor's policy toward principal international lenders and the political constraints to which it may be subject. Emerging market governments could default on their sovereign debt. Such sovereign debtors also may be dependent on expected disbursements from foreign governments, multilateral agencies and other entities abroad to reduce principal and interest arrearages on their debt. The commitments on the part of these governments, agencies and others to make such disbursements may be conditioned on a sovereign debtor's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to meet such conditions could result in the cancellation of such third parties' commitments to lend funds to the sovereign debtor, which may further impair such debtor's ability or willingness to service its debt in a timely manner.


ZERO COUPON SECURITIES

            The Income & Growth, Balanced, Government, Global Growth, Fully Discretionary, Short-Intermediate, High Yield Bond and Strategic Income Funds may each invest in zero coupon securities issued by the U.S. Treasury on up to 35% of their respective net assets. Zero coupon Treasury securities are U.S. Treasury notes and bonds which have been stripped of their unmatured interest coupons and receipts, or certificates representing interests in such stripped debt obligations or coupons. Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations of market value in response to changing interest rates than debt obligations of comparable maturities which make current distributions of interest.

VARIABLE AND FLOATING RATE INSTRUMENTS

            The Funds may acquire variable and floating rate instruments. Such instruments are frequently not rated by credit rating agencies; however, unrated variable and floating rate instruments purchased by a Fund will be determined by the Investment Adviser under guidelines established by the Board of Trustees to be of comparable quality at the time of the purchase and rated instruments eligible for purchase by the Fund. In making such determinations, the Investment Adviser will consider the earning power, cash flow and other liquidity ratios of the issuers of such instruments (such issuers include financial, merchandising, bank holding and other companies) and will monitor their financial condition. An active secondary market may not exist with respect to particular variable or floating rate instruments purchased by the Fund. The absence of such an active secondary market could make it difficult for the Fund to dispose of the variable or floating rate instrument involved in the event of the issuer of the instrument defaulted on its payment obligation or during periods in which the Fund is not entitled to exercise its demand rights, and the Fund could, for these or other reasons, suffer a loss to the extent of the default. Variable and floating rate instruments may be secured by bank letters of credit.

PARTICIPATION INTERESTS

            The High Yield Bond and Strategic Income Funds may invest in participation interests, subject to the limitation on investments by the Funds in illiquid investments. Participation interests represent an undivided interest in or assignment of a loan made by an issuing financial institution.
No more than 5% of a Fund's net assets can be invested in participation interest of the same issuing borrower. Participation interests are primarily dependent upon the financial strength of the borrowing corporation, which is obligated to make payments of principal and interest on the loan, and there is a risk that such borrowers may have difficulty making payments. In the event the borrower fails to pay scheduled interest or principal payments, a Fund could experience a reduction in its income and might experience a decline in its net asset value. In the event of a failure by the financial institution to perform its obligation in connection with the participation agreement, the Fund might incur certain costs and delays in realizing payment or may suffer a loss of principal and/or interest. The Investment Adviser has set certain creditworthiness standards for issuers of loan participations and monitors their creditworthiness.

MUNICIPAL SECURITIES

            The Fully Discretionary and Short-Intermediate Funds may invest in debt obligations issued by state and local governments, territories and possessions of the U.S., regional government authorities, and their agencies and instrumentalities ("municipal securities"). Municipal securities include both notes (which have maturities of less than one year) and bonds (which have maturities of one year or more) that bear fixed or variable rates of interest.

            In general, "municipal securities" debt obligations are issued to obtain funds for a variety of public purposes, such as the construction, repair, or improvement of public facilities including airports, bridges, housing, hospitals, mass transportation, schools, streets, water and sewer works. Municipal securities may be issued to refinance outstanding obligations as well as to raise funds for general operating expenses and lending to other public institutions and facilities.

            The two principal classifications of municipal securities are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit, and taxing power for the payment of principal and interest. Characteristics and methods of enforcement of general obligation bonds vary according to the law applicable to a particular issuer, and the taxes that can be levied for the payment of debt service may be limited or unlimited as to rates or amounts of special assessments. Revenue securities are payable only from the revenues derived from a particular facility, a class of facilities or, in some cases, from the proceeds of a special excise tax. Revenue bonds are issued to finance a wide variety of capital projects including: electric, gas, water and sewer systems; highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals. Although the principal security behind these bonds may vary, many provide additional security in the form of a debt service reserve fund the assets of which may be used to make principal and interest payments on the issuer's obligations. Housing finance authorities have a wide range of security, including partially or fully insured mortgages, rent subsidized and collateralized mortgages, and the net revenues from housing or other public projects. Some authorities are provided further security in the form of a state's assurance (although without obligation) to make up deficiencies in the debt service reserve fund.

            Both Funds may purchase insured municipal debt in which scheduled payments of interest and principal are guaranteed by a private, non-governmental or governmental insurance company. The insurance does not guarantee the market value of the municipal debt or the value of the Interests of a Fund.

            Securities of issuers of municipal obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Bankruptcy Reform Act of 1978. In addition, the obligations of such issuers may become subject to laws enacted in the future by Congress, state legislatures or referenda extending the time for payment of principal or interest, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. Furthermore, as a result of legislation or other conditions, the power or ability of any issuer to pay, when due, the principal of and interest on its municipal obligations may be materially affected.

            MORAL OBLIGATION SECURITIES. Municipal securities may include "moral obligation" securities which are usually issued by special purpose public authorities. If the issuer of moral obligation bonds cannot fulfill its financial responsibilities from current revenues, it may draw upon a reserve fund, the restoration of which is moral commitment but not a legal obligation of the state or municipality which created the issuer.

            INDUSTRIAL DEVELOPMENT AND POLLUTION CONTROL BONDS. Both Funds may invest in tax-exempt industrial development bonds and pollution control bonds which, in most cases, are revenue bonds and generally are not payable from the unrestricted revenues of an issuer. They are issued by or on behalf of public authorities to raise money to finance privately operated facilities for business, manufacturing, housing, sport complexes, and pollution control. Consequently, the credit quality of these securities is dependent upon the ability of the user of the facilities financed by the bonds and any guarantor to meet its financial obligations.

            MUNICIPAL LEASE OBLIGATIONS. Both Funds may invest in lease obligations or installment purchase contract obligations of municipal authorities or entities ("municipal lease obligations"). Although lease obligations do not constitute general obligations of the municipality for which its taxing power is pledged, a lease obligation is ordinarily backed by the municipality's covenant to budget for, appropriate and make the payment due under the lease obligation. A Fund may also purchase "certificates of participation," which are securities issued by a particular municipality or municipal authority to evidence a proportionate interest in base rental or lease payments relating to a specific project to be made by the municipality, agency or authority. However, certain lease obligations contain "non-appropriation" clauses which provide that the municipality has no obligation to make lease or installment purchase payments in any year unless money is appropriated for such purpose for such year. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of default and foreclosure might prove difficult. In addition, these securities represent a relatively new type of financing, and certain lease obligations may therefore be considered to be illiquid securities.

            Both Funds will attempt to minimize the special risks inherent in municipal lease obligations and certificates of participation by purchasing only lease obligations which meet the following criteria: (1) rated A or better by at least one nationally recognized securities rating organization; (2) secured by payments from a governmental lessee which has actively traded debt obligations; (3) determined by the Investment Adviser to be critical to the lessee's ability to deliver essential services; and (4) containing legal features which the Investment Adviser deems appropriate, such as covenants to make lease payments without the right of offset or counterclaim, requirements for insurance policies, and adequate debt service reserve funds.

            SHORT-TERM OBLIGATIONS. Both Funds may invest in short-term municipal obligations. These securities including the following:

            TAX ANTICIPATION NOTES are used to finance working capital needs of municipalities and are issued in anticipation of various seasonal tax revenues, to be payable from these specific future taxes. They are usually general obligations of the issuer, secured by the taxing power of the municipality for the payment of principal and interest when due.

            REVENUE ANTICIPATED NOTES are issued in expectation of receipt of other kinds of revenue, such as federal revenues available under the Federal Revenue Sharing Program. They also are usually general obligations of the issuer.

            BOND ANTICIPATION NOTES normally are issued to provide interim financing until long-term financing can be arranged. The long-term bonds then provide the money for the repayment of the notes.

            CONSTRUCTION LOAN NOTES are sold to provide construction financing for specific projects. After successful completion and acceptance, many projects receive permanent financing through the Federal National Mortgage Association or the Government National Mortgage Association.

            SHORT-TERM DISCOUNT NOTES (tax-exempt commercial paper) are short-term (365 days or less) promissory notes issued by municipalities to supplement their cash flow.

MORTGAGE-RELATED SECURITIES


            Each of the Funds other than the International, Emerging Countries, Large Cap Growth and International Core Growth Funds may invest in mortgage-related securities (in the case of the High Yield Bond and Strategic Income Funds, U.S. mortgage-related securities). Mortgage-related securities are derivative interests in pools of mortgage loans made to U.S. residential home buyers, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. The Government, High Yield Bond, Strategic Income, Fully Discretionary and Short-Intermediate Funds may also invest in debt securities which are secured with collateral consisting of U.S. mortgage-related securities, and in other types of U.S. mortgage-related securities.

            U.S. MORTGAGE PASS-THROUGH SECURITIES. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying residential property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by the Government National Mortgage Association) are described as "modified pass-throughs." These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

            The principal governmental guarantor of U.S. mortgage-related securities is the Government National Mortgage Association ("GNMA"). GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Agency or guaranteed by the Veterans Administration.

            Government-related guarantors include the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). FNMA is a government-sponsored corporation owned entirely by private stockholders and subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional residential mortgages not insured or guaranteed by any government agency from a list of approved seller/services which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. FHLMC is a government-sponsored corporation created to increase availability of mortgage credit for residential housing and owned entirely by private stockholders. FHLMC issues participation certificates which represent interests in conventional mortgages from FHLMC's national portfolio. Pass-through securities issued by FNMA and participation certificates issued by FHLMC are guaranteed as to timely payment of principal and interest by FNMA and FHLMC, respectively, but are not backed by the full faith and credit of the United States Government.

            Although the underlying mortgage loans in a pool may have maturities of up to 30 years, the actual average life of the pool certificates typically will be substantially less because the mortgages will be subject to normal principal amortization and may be prepaid prior to maturity. Prepayment rates vary widely and may be affected by changes in market interest rates. In periods of falling interest rates, the rate of prepayment tends to increase, thereby shortening the actual average life of the pool certificates. Conversely, when interest rates are rising, the rate of prepayments tends to decrease, thereby lengthening the actual average life of the certificates. Accordingly, it is not possible to predict accurately the average life of a particular pool.

            COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"). A domestic or foreign CMO in which the Government, Fully Discretionary and Short-Intermediate Funds may invest is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Like a bond, interest is paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, FNMA or equivalent foreign entities.

            CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal and interest received from the pool of underlying mortgages, including prepayments, is first returned to the class having the earliest maturity date or highest seniority. Classes that have longer maturity dates and lower seniority will receive principal only after the highest class has been retired.

            FOREIGN MORTGAGE-RELATED SECURITIES. Foreign mortgage-related securities are interests in pools of mortgage loans made to residential home buyers domiciled in a foreign country. These include mortgage loans made by trust and mortgage loan companies, credit unions, chartered banks, and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related, and private organizations (e.g., Canada Mortgage and Housing Corporation and First Australian National Mortgage Acceptance Corporation Limited). The mechanics of these mortgage-related securities are generally the same as those issued in the United States. However, foreign mortgage markets may differ materially from the U.S. mortgage market with respect to matters such as the sizes of loan pools, pre-payment experience, and maturities of loans.

FOREIGN INVESTMENTS

            The United States government has from time to time imposed restrictions, through taxation or otherwise, on foreign investments by U.S. entities such as the Funds. If such restrictions should be reinstituted, it might become necessary for such Funds to invest substantially all of their assets in United States securities. In such event, the Board of Trustees of the Trust would consider alternative arrangements, including reevaluation of the Funds' investment objectives and policies. However a Fund would adopt revised investment objective and fundamental policies only after approval by the holders of a majority (as defined in the Investment Company Act) of the Interests of the Fund.

            DEPOSITORY RECEIPTS. American Depository Receipts ("ADRs") may be listed on a national securities exchange or may trade in the over-the-counter market. ADR prices are denominated in the United States dollars; the underlying security may be denominated in a foreign currency, although the underlying security may be subject to foreign government taxes which would reduce the yield on such securities.

            BRADY BONDS. The High Yield Bond and Strategic Income Funds may invest in U.S. dollar-denominated foreign securities referred to as "Brady Bonds." These are debt obligations of foreign entities that may be fixed-rate par bonds or floating-rate discount bonds and are generally collateralized in full as to principal due at maturity by U.S. Treasury zero coupon obligations that have the same maturity as the Brady Bonds. However the Funds may also invest in uncollateralized Brady Bonds. Brady Bonds are generally viewed as having three or four valuation components: (i) any collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute what is referred to as the "residual risk" of such bonds). In the event of a default with respect to collateralized Brady Bonds as a result of which the payment obligations of the issuer are accelerated, the zero coupon U.S. Treasury securities held as collateral for the payment of principal will not be distributed to investors, nor will such obligations be sold and the proceeds distributed. The collateral will be held by the collateral agent to the scheduled maturity of the defaulted Brady Bonds, which will continue to be outstanding, at which time the face amount of the collateral will equal the principal payments which would have been due on the Brady Bonds in the normal course. In addition, in light of the residual risk of Brady Bonds and, among other factors, the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds may be viewed as speculative.

            RISKS OF INVESTING IN FOREIGN SECURITIES. Investments in foreign securities involve certain inherent risks, including the following:

            POLITICAL AND ECONOMIC FACTORS. Individual foreign economies of certain countries may differ favorably or unfavorably from the United States' economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, diversification and balance of payments position. The internal politics of certain foreign countries may not be as stable as those of the United States. Governments in certain foreign countries also continue to participate to a significant degree, through ownership interest or regulation, in their respective economies. Action by these governments could include restrictions on foreign investment, nationalization, expropriation of goods or imposition of taxes, and could have a significant effect on market prices of securities and payment of interest. The economies of many foreign countries are heavily dependent upon international trade and are accordingly affected by the trade policies and economic conditions of their trading partners. Enactment by these trading partners of protectionist trade legislation could have a significant adverse effect upon the securities markets of such countries.

            CURRENCY FLUCTUATIONS. All of the Funds other than the Money Market Fund may invest in securities denominated in foreign currencies. Accordingly, a change in the value of any such currency against the U.S. dollar will result in a corresponding change in the U.S. dollar value of a Fund's assets denominated in that currency. Such changes will also affect a Fund's income. The value of a Fund's assets may also be affected significantly by currency restrictions and exchange control regulations enacted from time to time.

            MARKET CHARACTERISTICS. The Investment Adviser expects that most foreign securities in which the Funds invest will be purchased in over-the-counter markets or on exchanges located in the countries in which the principal offices of the issuers of the various securities are located, if that is the best available market. Foreign exchanges and markets may be more volatile than those in the United States. While growing in volume, they usually have substantially less volume than U.S. markets, and the Funds' portfolio securities may be less liquid and more volatile than U.S. Government securities. Moreover, settlement practices for transactions in foreign markets may differ from those in United States markets, and may include delays beyond periods customary in the United States. Foreign security trading practices, including those involving securities settlement where Fund assets may be released prior to receipt of payment or securities, may expose the Funds to increased risk in the event of a failed trade or the insolvency of a foreign broker-dealer.

            Transactions in options on securities, futures contracts, futures options and currency contracts may not be regulated as effectively on foreign exchanges as similar transactions in the United States, and may not involve clearing mechanisms and related guarantees. The value of such positions also could be adversely affected by the imposition of different exercise terms and procedures and margin requirements than in the United States. The value of a Fund's positions may also be adversely impacted by delays in its ability to act upon economic events occurring in foreign markets during non-business hours in the United States.

            LEGAL AND REGULATORY MATTERS. Certain foreign countries may have less supervision of securities markets, brokers and issuers of securities, and less financial information available to issuers, than is available in the United States.

            TAXES. The interest payable on certain of the Funds' foreign portfolio securities may be subject to foreign withholding taxes, thus reducing the net amount of income available for distribution to the Investors. An Investor otherwise subject to United States federal income taxes may, subject to certain limitations, be entitled to claim a credit or deduction of U.S. federal income tax purposes for his proportionate share of such foreign taxes paid by the Funds.

            COSTS. The expense ratios of the Funds are likely to be higher than those of investment companies investing in domestic securities, since the cost of maintaining the custody of foreign securities is higher.

            In considering whether to invest in the securities of a foreign company, the Investment Adviser considers such factors as the characteristics of the particular company, differences between economic trends and the performance of securities markets within the U.S. and those within other countries, and also factors relating to the general economic, governmental and social conditions of the country or countries where the company is located. The extent to which a Fund (other than the International and Emerging Countries Funds) will be invested in foreign companies and countries and depository receipts will fluctuate from time to time within the limitations described in Part A, depending on the Investment Adviser's assessment of prevailing market, economic and other conditions.

PREFERRED STOCKS

            The High Yield Bond Fund may invest in preferred stocks. Preferred stock, unlike common stock, offers a stated dividend rate payable from a corporation's earnings. Such preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock also generally has a preference over common stock on the distribution of a corporation's assets in the event of liquidation of the corporation, and may be "participating," which means that it may be entitled to a dividend exceeding the stated dividend in certain cases. The rights of preferred stocks on distribution of a corporation's assets in the event of a liquidation are generally subordinate to the rights associated with a corporation's debt securities.

OPTIONS ON SECURITIES AND SECURITIES INDICES

            PURCHASING PUT AND CALL OPTIONS. Each Fund other than the Government, Short-Intermediate, Value and Money Market Funds is authorized to purchase "put" and "call" options with respect to securities which are otherwise eligible for purchase by the Funds and with respect to various stock indices subject to certain restrictions. Such Funds will engage in trading of such derivative securities exclusively for hedging purposes.

            If a Fund purchases a put option, the Fund acquires the right to sell the underlying security at a specified price at any time during the term of the option (for "American-style" options) or on the option expiration date (for "European-style" options). Purchasing put options may be used as a portfolio investment strategy when the Investment Adviser perceives significant short-term risk but substantial long-term appreciation for the underlying security. The put option acts as an insurance policy, as it protects against significant downward price movement while it allows full participation in any upward movement. If a Fund is holding a security which it feels has strong fundamentals, but for some reason may be weak in the near term, the Fund may purchase a put option on such security, thereby giving itself the right to sell such security at a certain strike price throughout the term of the option. Consequently, the Fund will exercise the put only if the price of such security falls below the strike price of the put. The difference between the put's strike price and the market price of the underlying security on the date the Fund exercises the put, less transaction costs, will be the amount by which the Fund will be able to hedge against a decline in the underlying security. If during the period of the option the market price for the underlying security remains at or above the put's strike price, the put will expire worthless, representing a loss of the price the Fund paid for the put, plus transaction costs. If the price of the underlying security increases, the profit the Fund realizes on the sale of the security will be reduced by the premium paid for the put option less any amount for which the put may be sold.

            If a Fund purchases a call option, it acquires the right to purchase the underlying security at a specified price at any time during the term of the option. The purchase of a call option is a type of insurance policy to hedge against losses that could occur if the Fund has a short position in the underlying security and the security thereafter increases in price. The Fund will exercise a call option only if the price of the underlying security is above the strike price at the time of exercise. If during the option period the market price for the underlying security remains at or below the strike price of the call option, the option will expire worthless, representing a loss of the price paid for the option, plus transaction costs. If the call option has been purchased to hedge a short position of the Fund in the underlying security and the price of the underlying security thereafter falls, the profit the Fund realizes on the cover of the short position in the security will be reduced by the premium paid for the call option less any amount for which such option may be sold.

            Prior to exercise or expiration, an option may be sold when it has remaining value by a purchaser through a "closing sale transaction," which is accomplished by selling an option of the same series as the option previously purchased. A Fund generally will purchase only those options for which the Investment Adviser believes there is an active secondary market to facilitate closing transactions.


            WRITING CALL OPTIONS. The Core Growth, Emerging Growth, Mini-Cap, Emerging Countries, Income & Growth, Worldwide, International, Global Growth, High Yield Bond, Strategic Income, Fully Discretionary, Large Cap Growth and International Core Growth Funds may write covered call options. A call option is "covered" if a Fund owns the security underlying the call or has an absolute right to acquire the security without additional cash consideration (or, if additional cash consideration is required, cash or cash equivalents in such amount as are held in a segregated account by the Trust's Custodian). The writer of a call option receives a premium and gives the purchaser the right to buy the security underlying the option at the exercise price. The writer has the obligation upon exercise of the option to deliver the underlying security against payment of the exercise price during the option period. If the writer of an exchange-traded option wishes to terminate his obligation, he may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. A writer may not effect a closing purchase transaction after it has been notified of the exercise of an option.

            Effecting a closing transaction in the case of a written call option will permit a Fund to write another call option on the underlying security with either a different exercise price, expiration date or both. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other investments of the Fund. If the Fund desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing transaction prior to or concurrent with the sale of the security.

            A Fund will realize a gain from a closing transaction if the cost of the closing transaction is less than the premium received from writing the option or if the proceeds from the closing transaction are more than the premium paid to purchase the option. A Fund will realize a loss from a closing transaction if the cost of the closing transaction is more than the premium received from writing the option or if the proceeds from the closing transaction are less than the premium paid to purchase the option. However, because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss to the Fund resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Fund.

            STOCK INDEX OPTIONS. Each Fund (other than the Government, Value, Fully Discretionary, Short-Intermediate, High Yield Bond, Strategic Income and Money Market Funds) may also purchase put and call options with respect to the S&P 500 Stock Price Index and other stock indices. Such options may be purchased as a hedge against changes resulting from market conditions in the values of securities which are held in a Fund's portfolio or which it intends to purchase or sell, or when they are economically appropriate for the reduction of risks inherent in the ongoing management of the Fund.

            The distinctive characteristics of options on stock indices create certain risks that are not present with stock options generally. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Fund will realize a gain or loss on the purchase or sale of an option on an index depends upon movements in the level of stock prices in the stock market generally rather than movements in the price of a particular stock. Accordingly, successful use by a Fund of options on a stock index would be subject to the Investment Adviser's ability to predict correctly movements in the direction of the stock market generally.
This requires different skills and techniques than predicting changes in the price of individual stocks.

            Index prices may be distorted if trading of certain stocks included in the index is interrupted. Trading of index options also may be interrupted in certain circumstances, such as if trading were halted in a substantial number of stocks included in the index. If this were to occur, the Fund would not be able to close out options which it had purchased, and if restrictions on exercise were imposed, the Fund might be unable to exercise an option it holds, which could result in substantial losses to the Fund. It is the policy of the Funds to purchase put or call options only with respect to an index which the Investment Adviser believes includes a sufficient number of stocks to minimize the likelihood of a trading halt in the index.

            RISKS OF TRANSACTIONS IN OPTIONS. There are several risks associated with transactions in options on securities and indices. Options may be more volatile than the underlying instruments and, therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying instruments themselves. There are also significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objective. In addition, a liquid secondary market for particular options may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of option of underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an exchange; the facilities of an exchange or clearing corporation may not at all times be adequate to handle current trading volume; or one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by a clearing corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

            A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.
The extent to which a Fund may enter into options transactions may be limited by the Internal Revenue Code requirements for qualification of an Investor as a regulated investment company.

            In addition, when trading options on foreign exchanges, many of the protections afforded to participants in United States option exchanges will not be available. For example, there may be no daily price fluctuation limits in such exchanges or markets, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, a Fund as an option writer could lose amounts substantially in excess of its initial investment, due to the margin and collateral requirements typically associated with such option writing. See "Dealer Options" below.


            DEALER OPTIONS. The Core Growth, Emerging Growth, Mini-Cap, Emerging Countries, Worldwide, International, Global Growth, High Yield Bond, Strategic Income, Fully Discretionary, Large Cap Growth and International Core Growth Funds will engage in transactions involving dealer options as well as exchange-traded options. Certain risks are specific to dealer options. While a Fund might look to a clearing corporation to exercise exchange-traded options, if a Fund were to purchase a dealer option it would need to rely on the dealer from which it purchased the option to perform if the option were exercised. Failure by the dealer to do so would result in the loss of the premium paid by the Fund as well as loss of the expected benefit of the transaction.

            Exchange-traded options generally have a continuous liquid market while dealer options may not. Consequently, a Fund may generally be able to realize the value of a dealer option it has purchased only by exercising or reselling the option to the dealer who issued it. Similarly, when a Fund writes a dealer option, the Fund may generally be able to close out the option prior to its expiration only by entering into a closing purchase transaction with the dealer to whom the Fund originally wrote the option. While the Funds will seek to enter into dealer options only with dealers who will agree to and which are expected to be capable of entering into closing transactions with the Funds, there can be no assurance that a Fund will at any time be able to liquidate a dealer option at a favorable price at any time prior to expiration. Unless the Fund, as a covered dealer call option writer, is able to effect a closing purchase transaction, it will not be able to liquidate securities (or other assets) used as cover until the option expires or is exercised. In the event of insolvency of the other party, a Fund may be unable to liquidate a dealer option. With respect to options written by a Fund, the inability to enter into a closing transaction may result in material losses to the Fund. For example, because a Fund must maintain a secured position with respect to any call option on a security it writes, the Fund may not sell the assets which it has segregated to secure the position while it is obligated under the option. This requirement may impair the Fund's ability to sell portfolio securities at a time when such sale might be advantageous.

            The Staff of the Securities and Exchange Commission has taken the position that purchased dealer options are illiquid securities. A Fund may treat the cover used for written dealer options as liquid if the dealer agrees that the Fund may repurchase the dealer option it has written for a maximum price to be calculated by a predetermined formula. In such cases, the dealer option would be considered illiquid only to the extent the maximum purchase price under the formula exceeds the intrinsic value of the option. Accordingly, each Fund will treat dealer options as subject to the Fund's limitation on unmarketable securities. If the Securities and Exchange Commission changes its position on the liquidity of dealer options, each Fund will change its treatment of such instruments accordingly.

FOREIGN CURRENCY OPTIONS


            The Emerging Countries, Worldwide, International, Global Growth, High Yield Bond, Strategic Income, Fully Discretionary, Large Cap Growth and International Core Growth Funds may buy or sell put and call options on foreign currencies. A put or call option on a foreign currency gives the purchaser of the option the right to sell or purchase a foreign currency at the exercise price until the option expires. A Fund will use foreign currency options separately or in combination to control currency volatility. Among the strategies employed to control currency volatility is an option collar. An option collar involves the purchase of a put option and the simultaneous sale of call option on the same currency with the same expiration date but with different exercise (or "strike") prices. Generally, the put option will have an out-of-the-money strike price, while the call option will have either an at-the-money strike price or an in-the-money strike price. Foreign currency options are derivative securities. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of the Funds to reduce foreign currency risk using such options.

            As with other kinds of option transactions, the writing of an option on foreign currency will constitute only a partial hedge, up to the amount of the premium received. A Fund could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on foreign currency may constitute an effective hedge against exchange rate fluctuations; however, in the event of an exchange rate movements adverse to the Fund's position, the Fund may forfeit the entire amount of the premium plus related transaction costs.

FORWARD CURRENCY CONTRACTS


            The Emerging Countries, Worldwide, International, Global Growth, High Yield Bond, Strategic Income, Fully Discretionary, and International Core Growth Funds may enter into forward currency contracts in anticipation of changes in currency exchange rates. A forward currency contract is an obligation to purchase or sell a specific currency at a future date, which may be any fix number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. For example, the Fund might purchase a particular currency or enter into a forward currency contract to preserve the U.S. dollar price of securities it intends to or has contracted to purchase. Alternatively, it might sell a particular currency on either a spot or forward basis to hedge against an anticipated decline in the dollar value of securities it intends to or has contracted to sell. Although this strategy could minimize the risk of loss due to a decline in the value of the hedged currency, it could also limit any potential gain from an increase in the value of the currency.


FUTURES CONTRACTS AND RELATED OPTIONS


            Each of the Funds other than the Balanced and Money Market Funds may invest in futures contracts, and each of the Funds other than the Balanced, Money Market and Short-Intermediate Funds may invest in options on futures contracts, as a hedge against changes in market conditions or interest rates or, in the case of the High Yield Bond or Strategic Income Fund, changes in currency exchange rates. The Funds will trade in such derivative securities for bona fide hedging purposes (except in the case of the High Yield Bond Fund) and otherwise, in accordance with the rules of the Commodity Futures Trading Commission ("CFTC"). Each Fund will segregate cash, U.S. Government securities, or other high quality liquid debt or equity securities in a separate account with its Custodian when required to do so by CFTC guidelines in order to cover its obligation in connection with futures and options transactions.

            No price is paid or received by a Fund upon the purchase or sale of a futures contract. When it enters into a domestic futures contract, the Fund will be required to deposit in a segregated account with its Custodian an amount of cash, U.S. Government securities, or other high quality liquid debt or equity securities equal to approximately 5% of the contract amount. This amount is known as initial margin. The margin requirements for foreign futures contracts may be different.


            The nature of initial margin in futures transactions is different from that of margin in securities transactions. Futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to a Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied. Subsequent payments (called variation margin) to and from the broker will be made on a daily basis as the price of the underlying stock index fluctuates, to reflect movements in the price of the contract making the long and short positions in the futures contract more or less valuable. For example, when a Fund has purchased an index futures contract and the price of the underlying stock index has risen, that position will have increased in value and the Fund will receive from the broker a variation margin payment equal to that increase in value. Conversely, when the Fund has purchased an index futures contract and the price of the underlying index has declined, the position will be less valuable and the Fund will be required to make a variation margin payment to the broker.

            At any time prior to expiration of a futures contract, a Fund may elect to close the position by taking an opposite position, which will operate to terminate the Fund's position in the futures contract. A final determination of variation margin is made on closing the position. Additional cash is paid by or released to the Fund, which realizes a loss or a gain.

            STOCK INDEX FUTURES. Each of the Funds other than the Government, Fully Discretionary, Short-Intermediate, Strategic Income and Money Market Funds may invest in futures contracts on stock indices. Currently, stock index futures contracts can be purchased or sold with respect to the S&P 500 Stock Price Index on the Chicago Mercantile Exchange, the Major Market Index on the Chicago Board of Trade, the New York Stock Exchange Composite Index on the New York Futures Exchange and the Value Line Stock Index on the Kansas City Board of Trade. Foreign financial and stock index futures are traded on foreign exchanges including the London International Financial Futures Exchange, the Singapore International Monetary Exchange, the Sydney Futures Exchange Limited and the Tokyo Stock Exchange.


            INTEREST RATE OR FINANCIAL FUTURES CONTRACTS. The Emerging Countries, Income and Growth, Worldwide, International, Government, Fully Discretionary, Short-Intermediate, High Yield Bond, Strategic Income, Large Cap Growth and International Core Growth Funds may invest in interest rate or financial futures contracts. Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within three business days after the trade. In the futures market, a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have generally tended to move in the aggregate in concert with cash market prices, and the prices have maintained fairly predictable relationships.

            The sale of an interest rate or financial futures sale by a Fund would create an obligation by the Fund, as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchased by a Fund would create an obligation by the Fund, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

            Although interest rate or financial futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without delivery of securities. Closing out of a futures contract sale is effected by the Fund's entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price in the sale exceeds the price in the offsetting purchase, the Fund is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by the Fund's entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain, and if the purchase price exceeds the offsetting sale price, the Fund realizes a loss.

            The Funds deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership. Domestic interest rate futures contracts are traded in an auction environment on the floors of several exchanges - principally, the Chicago Board of Trade and the Chicago Mercantile Exchange. A public market now exists in domestic futures contracts covering various financial instruments including long-term United States Treasury bonds and notes; Government National Mortgage Association ("GNMA") modified pass-through mortgage-backed securities; three-month United States Treasury bills; and 90-day commercial paper. A Fund may trade in any futures contract for which there exists a public market, including, without limitation, the foregoing instruments. International interest rate futures contracts are traded on the London International Financial Futures Exchange, the Singapore International Monetary Exchange, the Sydney Futures Exchange Limited and the Tokyo Stock Exchange.


            FOREIGN CURRENCY FUTURES CONTRACTS. The Emerging Countries, Worldwide, International, Global Growth, High Yield Bond, Strategic Income, Fully Discretionary Large Cap Growth and International Core Growth Funds may use foreign currency futures contracts for hedging purposes. A foreign currency contract provides for the future sale by one party and purchase by another party of a specified quantity of a foreign currency at a specified price and time. A public market exists in futures contacts covering several foreign currencies, including the Australian dollar, the Canadian dollar, the British pound, the German mark, the Japanese yen, the Swiss franc, and certain multinational currencies such as the European Currency Unit ("ECU"). Other foreign currency futures contracts are likely to be developed and traded in the future. The Funds will only enter into futures contracts and futures options which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system.

            RISKS OF TRANSACTIONS IN FUTURES CONTRACTS. There are several risks related to the use of futures as a hedging device. One risk arises because of the imperfect correlation between movements in the price of the futures contract and movements in the price of the securities which are the subject of the hedge. The price of the future may move more or less than the price of the securities being hedged. If the price of the future moves less than the price of the securities which are the subject of the hedge, the hedge will not be fully effective, but if the price of the securities being hedged has moved in an unfavorable direction, a Fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the loss on the future. If the price of the future moves more than the price of the hedged securities, the Fund will experience either a loss or a gain on the future which will not be completely offset by movements in the price of the securities which are subject to the hedge.

            To compensate for the imperfect correlation of movements in the price of securities being hedged and movements in the price of the futures contract, the Fund may buy or sell futures contracts in a greater dollar amount than the dollar amount of securities being hedged if the historical volatility of the prices of such securities has been greater than the historical volatility over such time period of the future. Conversely, the Fund may buy or sell fewer futures contracts if the historical volatility of the price of the securities being hedged is less than the historical volatility of the futures contract being used. It is possible that, when the Fund has sold futures to hedge its portfolio against a decline in the market, the market may advance while the value of securities held in the Fund's portfolio may decline. If this occurs, the Fund will lose money on the future and also experience a decline in value in its portfolio securities. However, the Investment Adviser believes that over time the value of a diversified portfolio will tend to move in the same direction as the market indices upon which the futures are based.

            Where futures are purchased to hedge against a possible increase in the price of securities before the Fund is able to invest its cash (or cash equivalents) in securities (or options) in an orderly fashion, it is possible that the market may decline instead. If the Fund then decides not to invest in securities or options at that time because of concern as to possible further market decline or for other reasons, it will realize a loss on the futures contract that is not offset by a reduction in the price of securities purchased.

            In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the securities being hedged, the price of futures may not correlate perfectly with movement in the stock index or cash market due to certain market distortions. All participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions, which could distort the normal relationship between the index or cash market and futures markets. In addition, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions. As a result of price distortions in the futures market and the imperfect correlation between movements in the cash market and the price of securities and movements in the price of futures, a correct forecast of general trends by the Investment Adviser may still not result in a successful hedging transaction over a very short time frame.

            Positions in futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures. Although the Funds intend to purchase or sell futures only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures position, and in the event of adverse price movements, the Funds would continue to be required to make daily cash payments of variation margin. When futures contracts have been used to hedge portfolio securities, such securities will not be sold until the futures contract can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, as described above, there is no guarantee that the price of the securities will in fact correlate with the price movements in the futures contract and thus provide an offset to losses on a futures contract.

            Most United States futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of futures contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

            Successful use of futures by a Fund is also subject to the Investment Adviser's ability to predict correctly movements in the direction of the market. For example, if the Fund has hedged against the possibility of a decline in the market adversely affecting stocks held in its portfolio and stock prices increase instead, the Fund will lose part or all of the benefit of the increased value of the stocks which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. The Fund may have to sell securities at a time when it may be disadvantageous to do so.

            In the event of the bankruptcy of a broker through which a Fund engages in transactions in futures contracts or options, the Fund could experience delays and losses in liquidating open positions purchased or sold through the broker, and incur a loss of all or part of its margin deposits with the broker.

            OPTIONS ON FUTURES CONTRACTS. As described above, certain of the Funds may purchase options on the futures contracts they can purchase or sell, as described above. A futures option gives the holder, in return for the premium paid, the right to buy (call) from or sell (put) to the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price. Like the buyer or seller of a futures contract, the holder or writer of an option has the right to terminate its position prior to the scheduled expiration of the option by selling, or purchasing an option of the same series, at which time the person entering into the closing transaction will realize a gain or loss. There is no guarantee that such closing transactions can be effected.

            Investments in futures options involve some of the same considerations as investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option. Depending on the pricing of the option compared to either the futures contract upon which it is based, or upon the price of the securities being hedged, an option may or may not be less risky than ownership of the futures contract or such securities. In general, the market prices of options can be expected to be more volatile than the market prices on the underlying futures contracts. Compared to the purchase or sale of futures contracts, however, the purchase of call or put options on futures contracts may frequently involve less potential risk to the Funds because the maximum amount at risk is limited to the premium paid for the options (plus transaction costs).

            RESTRICTIONS ON THE USE OF FUTURES CONTRACTS AND RELATED OPTIONS. Except as otherwise described in Part A, a Fund will not engage in transactions in futures contracts or related options for speculation, but only as a hedge against changes resulting from market conditions in the values of securities held in the Fund's portfolio or which it intends to purchase and where the transactions are economically appropriate to the reduction of risks inherent in the ongoing management of the Funds. A Fund may not purchase or sell futures or purchase related options if, immediately thereafter, more than 25% of its net assets would be hedged. A Fund also may not purchase or sell futures or purchase related options if, immediately thereafter, the sum of the amount of margin deposits on the Fund's existing futures positions and premiums paid for such options would exceed 5% of the market value of the Fund's net assets.

            Upon the purchase of futures contracts by a Fund, an amount of cash and cash equivalents, equal to the market value of the futures contracts, will be deposited in a segregated account with the Custodian or in a margin account with a broker to collateralize the position and thereby insure that the use of such futures is unleveraged.

            These restrictions, which are derived from current federal and state regulations regarding the use of options and futures by mutual funds, are not "fundamental restrictions" and may be changed by the Trustees of the Master Trust if applicable law permits such a change and the change is consistent with the overall investment objective and policies of the Fund.

            The extent to which a Fund may enter into such futures and options transactions may be limited by the Internal Revenue Code requirements for qualification of an Investor as a regulated investment company.

INTEREST RATE AND CURRENCY SWAPS

            The Short-Intermediate, Fully Discretionary, High Yield Bond and Strategic Income Funds may enter into interest rate and currency swaps.

            INTEREST RATE SWAPS. As indicated in Part A, an interest rate swap is a contract between two entities ("counterparties") to exchange interest payments (of the same currency) between the parties. In the most common interest rate swap structure, one counterparty agrees to make floating rate payments to the other counterparty, which in turn makes fixed rate payments to the first counterparty. Interest payments are determined by applying the respective interest rates to an agreed upon amount, referred to as the "notional principal amount." In most such transactions, the floating rate payments are tied to the London Interbank Offered Rate, which is the offered rate for short-term Eurodollar deposits between major international banks. As there is no exchange of principal amounts, an interest rate swap is not an investment or a borrowing.

            CROSS CURRENCY SWAPS. A cross-currency swap is a contract between two counterparties to exchange interest and principal payments in different currencies. A cross-currency swap normally has an exchange of principal at maturity (the final exchange); an exchange of principal at the start of the swap (the initial exchange) is optional. An initial exchange of notional principal amounts at the spot exchange rate serves the same function as a spot transaction in the foreign exchange market (for an immediate exchange of foreign exchange risk). An exchange at maturity of notional principal amounts at the spot exchange rate serves the same function as a forward transaction in the foreign exchange market (for a future transfer of foreign exchange risk). The currency swap market convention is to use the spot rate rather than the forward rate for the exchange at maturity. The economic difference is realized through the coupon exchanges over the life of the swap. In contrast to single currency interest rate swaps, cross-currency swaps involve both interest rate risk and foreign exchange risk.

            SWAP OPTIONS. Each Fund may invest in swap options. A swap option is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel or otherwise change an existing swap agreement, at some designated future time on specified terms. It is different from a forward swap, which is a commitment to enter into a swap that starts at some future date with specified rates. A swap option may be structured European-style (exercisable on the pre-specified date) or American-style (exercisable during a designated period). The right pursuant to a swap option must be exercised by the right holder. The buyer pursuant to a swap option is said to own a call.

            CAPS AND FLOORS. Each Fund may also invest in interest rate and, in the case of the High Yield Bond and Strategic Income Funds, currency, caps and floors. An interest rate cap is a right to receive periodic cash payments over the life of the cap equal to the difference between any higher actual level of interest rates in the future and a specified strike (or "cap") level. The cap buyer purchases protection for a floating rate move above the strike. An interest rate floor is the right to receive periodic cash payments over the life of the floor equal to the difference between any lower actual level of interest rates in the future and a specified strike (or "floor") level. The floor buyer purchases protection for a floating rate move below the strike. The strikes are typically based on the three-month LIBOR (although other indices are available) and are measured quarterly. Rights arising pursuant to both caps and floors are exercised automatically if the strike is in the money. Caps and floors eliminate the risk that the buyer fails to exercise an in-the-money option.

            RISKS ASSOCIATED WITH SWAPS. The risks associated with interest rate and currency swaps and interest rate caps and floors are similar to those described above with respect to dealer options. In connection with such transactions, a Fund relies on the other party to the transaction to perform its obligations pursuant to the underlying agreement. If there were a default by the other party to the transaction, the Fund would have contractual remedies pursuant to the agreement, but could incur delays in obtaining the expected benefit of the transaction or loss of such benefit. In the event of insolvency of the other party, the Fund might be unable to obtain its expected benefit. In addition, while each Fund will seek to enter into such transactions only with parties which are capable of entering into closing transactions with the Fund, there can be no assurance that a Fund will be able to close out such a transaction with the other party, or obtain an offsetting position with any other party, at any time prior to the end of the term of the underlying agreement. This may impair a Fund's ability to enter into other transactions at a time when doing so might be advantageous.


REPURCHASE AGREEMENTS

            Each Fund may enter into repurchase agreements with respect to its portfolio securities. Pursuant to such agreements, the Fund acquires securities from financial institutions such as banks and broker-dealers as are deemed to be creditworthy by the Investment Adviser, subject to the seller's agreement to repurchase and the Fund's agreement to resell such securities at a mutually agreed upon date and price. The repurchase price generally equals the price paid by the Fund plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the underlying portfolio security). Securities subject to repurchase agreements will be held by the Trust's Custodian or in the Federal Reserve/Treasury Book-Entry System or an equivalent foreign system. The seller under a repurchase agreement will be required to maintain the value of the underlying securities at not less than 102% of the repurchase price under the agreement. If the seller defaults on its repurchase obligation, the Fund holding the repurchase agreement will suffer a loss to the extent that the proceeds from a sale of the underlying securities is less than the repurchase price under the agreement. Bankruptcy or insolvency of such a defaulting seller may cause the Fund's rights with respect to such securities to be delayed or limited. Repurchase agreements are considered to be loans under the Investment Company Act.

WHEN-ISSUED SECURITIES, FORWARD COMMITMENTS AND DELAYED SETTLEMENTS

            Each of the Funds may purchase securities on a "when-issued," forward commitment or delayed settlement basis. In this event, the Custodian will set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. Normally, the Fund's Custodian will set aside portfolio securities to satisfy a purchase commitment. In such a case, a Fund may be required subsequently to place additional assets in the separate account in order to assure that the value of the account remains equal to the amount of the Fund's commitment. It may be expected that the Fund's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash.

            The Funds do not intend to engage in these transactions for speculative purposes but only in furtherance of their investment objectives. Because a Fund will set aside cash or liquid portfolio securities to satisfy its purchase commitments in the manner described, the Fund's liquidity and the ability of the Investment Adviser to manage it may be affected in the event the Fund's forward commitments, commitments to purchase when-issued securities and delayed settlements ever exceeded 15% of the value of its net assets.

            A Fund will purchase securities on a when-issued, forward commitment or delayed settlement basis only with the intention of completing the transaction. If deemed advisable as a matter of investment strategy, however, a Fund may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. In these cases the Fund may realize a taxable capital gain or loss. When a Fund engages in when-issued, forward commitment and delayed settlement transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in a Fund's incurring a loss or missing an opportunity to obtain a price credited to be advantageous.

            The market value of the securities underlying a when-issued purchase, forward commitment to purchase securities, or a delayed settlement and any subsequent fluctuations in their market value is taken into account when determining the market value of a Fund starting on the day the Fund agrees to purchase the securities. A Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date.

BORROWING

            The Strategic Income Fund may borrow up to 50% of the value of its net assets for temporary, extraordinary or emergency purposes, for the clearance of transactions, or to purchase securities. Each of the other Funds is authorized to borrow money from time to time for temporary, extraordinary or emergency purposes or for clearance of transactions in amounts up to 20% of the value of its total assets at the time of such borrowings. The use of borrowing by a Fund involves special risk considerations that may not be associated with other funds having similar objectives and policies. Since substantially all of a Fund's assets fluctuate in value, whereas the interest obligation resulting from a borrowing will be fixed by the terms of the Fund's agreement with its lender, the asset value per share of the Fund will tend to increase more when its portfolio securities increase in value and to decrease more when its portfolio assets decrease in value than would otherwise be the case if the Fund did not borrow funds. In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds. Under adverse market conditions, the Fund might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales.

LENDING PORTFOLIO SECURITIES

            Each of the Funds may lend its portfolio securities in an amount not exceeding 30% of its total assets to financial institutions such as banks and brokers if the loan is collateralized in accordance with applicable regulations. Under the present regulatory requirements which govern loans of portfolio securities, the loan collateral must, on each business day, at least equal the value of the loaned securities and must consist of cash, letters of credit of domestic banks or domestic branches of foreign banks, or securities of the U.S. Government or its agencies. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demand by the Fund if the demand meets the terms of the letter. Such terms and the issuing bank would have to be satisfactory to the Fund. Any loan might be secured by any one or more of the three types of collateral. The terms of the Fund's loans must permit the Fund to reacquire loaned securities on five days' notice or in time to vote on any serious matter and must meet certain tests under the Internal Revenue Code.

SHORT SALES


            The Investment Adviser's growth equity management approach is aimed principally at identifying equity securities the earnings and prices of which it expects to grow at a rate above that of the S&P 500 Stock Price Index. However, the Investment Adviser believes that its approach also identifies securities the prices of which can be expected to decline. Therefore, the Core Growth, Emerging Growth, Mini-Cap, Worldwide, International, and International Core Growth Funds are authorized to make short sales of securities they own or has the right to acquire at no added cost through conversion or exchange of other securities they own (referred to as short sales "against the box") and to make short sales of securities which they do not own or have the right to acquire.


            In a short sale that is not "against the box," a Fund sells a security which it does not own, in anticipation of a decline in the market value of the security. To complete the sale, the Fund must borrow the security (generally from the broker through which the short sale is made) in order to make delivery to the buyer. The Fund is then obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. The Fund is said to have a "short position" in the securities sold until it delivers them to the broker. The period during which the Fund has a short position can range from one day to more than a year. Until the security is replaced, the proceeds of the short sale are retained by the broker, and the Fund is required to pay to the broker a negotiated portion of any dividends or interest which accrue during the period of the loan. To meet current margin requirements, the Fund is also required to deposit with the broker additional cash or securities so that the total deposit with the broker is maintained daily at 150% of the current market value of the securities sold short (100% of the current market value if a security is held in the account that is convertible or exchangeable into the security sold short within 90 days without restriction other than the payment of money).
            Short sales by a Fund that are not made "against the box" create opportunities to increase the Fund's return but, at the same time, involve specific risk considerations and may be considered a speculative technique. Since the Fund in effect profits from a decline in the price of the securities sold short without the need to invest the full purchase price of the securities on the date of the short sale, the Fund's net asset value per share will tend to increase more when the securities it has sold short decrease in value, and to decrease more when the securities it has sold short increase in value, than would otherwise be the case if it had not engaged in such short sales. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium, dividends or interest the Fund may be required to pay in connection with the short sale. Furthermore, under adverse market conditions the Fund might have difficulty purchasing securities to meet its short sale delivery obligations, and might have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when fundamental investment considerations would not favor such sales.

            If a Fund makes a short sale "against the box," the Fund would not immediately deliver the securities sold and would not receive the proceeds from the sale. The seller is said to have a short position in the securities sold until it delivers the securities sold, at which time it receives the proceeds of the sale. To secure its obligation to deliver securities sold short, a Fund will deposit in escrow in a separate account with the Custodian an equal amount of the securities sold short or securities convertible into or exchangeable for such securities. The Fund can close out its short position by purchasing and delivering an equal amount of the securities sold short, rather than by delivering securities already held by the Fund, because the Fund might want to continue to receive interest and dividend payments on securities in its portfolio that are convertible into the securities sold short.

            A Fund's decision to make a short sale "against the box" may be a technique to hedge against market risks when the Investment Adviser believes that the price of a security may decline, causing a decline in the value of a security owned by the Fund or a security convertible into or exchangeable for such security. In such case, any future losses in the Fund's long position would be reduced by a gain in the short position. The extent to which such gains or losses in the long position are reduced will depend upon the amount of securities sold short relative to the amount of the securities the Fund owns, either directly or indirectly, and, in the case where the Fund owns convertible securities, changes in the investment values or conversion premiums of such securities.

            The extent to which a Fund may enter into short sales transactions may be limited by the Internal Revenue Code requirements for qualification of an Investor as a regulated investment company.

ILLIQUID SECURITIES

            No Fund may invest more than 15% (10% in the case of the Money Market Fund) of the value of its net assets in securities that at the time of purchase have legal or contractual restrictions on resale or are otherwise illiquid. The Investment Adviser will monitor the amount of illiquid securities in the Fund's portfolio, under the supervision of the Board of Trustees, to ensure compliance with the Fund's investment restrictions.

            Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act, securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the Securities Act are referred to as private placement or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and the Fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemption within seven days.
The Fund might also have to register such restricted securities in order to dispose of them, resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

            In recent years, however, a large institutional market has developed for certain securities that are not registered under the Securities Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments. If such securities are subject to purchase by institutional buyers in accordance with Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act, the Board of Trustees may determine that such securities are not illiquid securities notwithstanding their legal or contractual restrictions on resale. In all other cases, however, securities subject to restrictions on resale will be deemed illiquid.

            The Emerging Countries, High Yield Bond and Strategic Income Funds may invest in foreign securities that are restricted against transfer within the United States or to United States persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions. Unless these securities are acquired directly from the issuer or its underwriter, the Fund treats such foreign securities whose principal market is abroad as not subject to the investment limitation on securities subject to legal or contractual restrictions on resale.

INVESTMENT TECHNIQUES AND PROCESSES

            The Investment Adviser's investment techniques and processes, which it has used in managing institutional portfolios for many years, are described generally in Part A under "Investment Objectives and Policies -- Investment Techniques and Processes." In making decisions with respect to equity securities for the Funds, GROWTH OVER TIME-Registered Trademark- is the Investment Adviser's underlying goal. It's how the Investment Adviser built its reputation. Over the past ten years, the Investment Adviser has built a record as one of the finest performing investment managers in the United States. It has successfully delivered growth over time to many institutional investors, pension plans, foundations, endowments and high net worth individuals. The Investment Adviser's methods have proven their ability to achieve growth over time through a variety of investment vehicles.

            The Investment Adviser emphasizes growth over time through investment in securities of companies with earnings growth potential. The Investment Adviser's style is a "bottoms up" growth approach that focuses on the growth prospects of individual companies rather than on economic trends. It builds portfolios stock by stock. The Investment Adviser's decision-making is guided by three critical questions: Is there a positive change? Is it sustainable? Is it timely? The Investment Adviser uses these three factors because it focuses on discovering positive developments when they first show up in an issuer's earnings, but before they are fully reflected in the price of the issuer's securities. The Investment Adviser is always looking for companies that are driving change and surpassing analysts' expectations. It seeks to identify companies poised for rapid growth. The Investment Adviser focuses on recognizing successful companies, regardless of their capitalization or whether they are domestic or foreign companies.

            As indicated in Part A, the Investment Adviser's techniques and processes include relationships with an extensive network of brokerage research firms located throughout the world. These analysts are often located in the same geographic regions as the companies they follow, have followed those companies for a number of years, and have developed excellent sources of information about them. The Investment Adviser does not employ in-house analysts other than the personnel actually engaged in managing investments for the Funds and the Investment Adviser's other clients. However, information obtained from a brokerage research firm is confirmed with other research sources or the Investment Adviser's computer-assisted quantitative analysis (including "real time" pricing data) of a substantial universe of potential investments.

            As indicated in Part A, the equity investments of a Fund are diversified, as with respect to at least 75% of its total assets no Fund may invest more than 5% of its total assets in the equity securities of any one issuer. The equity securities of each issuer that are included in the investment portfolio of a Fund are purchased by the Investment Adviser in approximately equal amounts, and the Investment Adviser attempts to stay fully invested within the applicable percentage limitations set forth in Part A. In addition, for each issuer whose securities are added to an investment portfolio, the Investment Adviser sells the securities of one of the issuers currently included in the portfolio.

INVESTMENT RESTRICTIONS

            Each Fund is subject to the following investment restrictions adopted by the Board of Trustees, which constitute fundamental policies that may not be changed without a vote of the holders of a majority of such Fund's outstanding Interests (as defined in the Investment Company Act).

            All percentage limitations set forth below apply immediately after a purchase or initial investment, and any subsequent change in the applicable percentage resulting from market fluctuations will not require elimination of any security from the relevant portfolio.

            A Fund may not:

            1. Invest in securities of any one issuer if more than 5% of the market value of its total assets would be invested in the securities of such issuer. However, up to 25% of a Fund's total assets may be invested without regard to this restriction, and this restriction does not apply to investments by a Fund in securities of the U.S. Government or agencies and instrumentalities.

            2. Purchase more than 10% of the outstanding voting securities, or of any class of securities, of any one issuer, or purchase the securities of any issuer for the purpose of exercising control or management.

            3. Invest 25% or more of the market value of its total assets in the securities of issuers in any one particular industry. This restriction does not apply to investments by a Fund in securities of the U.S. Government or its agencies and instrumentalities, or to investments by the Money Market Fund in obligations of domestic branches of U.S. banks and U.S. branches of foreign banks which are subject to the same regulation as U.S. banks.

            4. Purchase or sell real estate. However, a Fund may invest in securities secured by, or issued by companies that invest in, real estate or interests in real estate.

            5. Make loans of money, except that a Fund may purchase publicly distributed debt instruments and certificates of deposit and enter into repurchase agreements. Each Fund reserves the authority to make loans of its portfolio securities in an aggregate amount not exceeding 30% of the value of its total assets.

            6. Borrow money on a secured or unsecured basis, except for temporary, extraordinary or emergency purposes or for the clearance of transactions in amounts not exceeding 20% of the value of its total assets at the time of the borrowing, or, in the case of the Strategic Income Fund, except for temporary, extraordinary or emergency purposes, for the clearance of transactions, or to purchase securities, in amounts not in excess of 50% of the value of its net assets. Pursuant to the Investment Company Act, borrowings will only be made from banks and will be made only to the extent that the value of the Fund's total assets, less its liabilities other than borrowings, is equal to at least 300% of all borrowings (including the proposed borrowing). If such asset coverage of 300% is not maintained, the Fund will take prompt action to reduce its borrowings as required by applicable law.

            7. Pledge or in any way transfer as security for indebtedness any securities owned or held by it, except to secure indebtedness permitted by restriction 6 above. This restriction shall not prohibit the Funds from engaging in short sales, options, futures and foreign currency transactions.

            8. Underwrite securities of other issuers, except insofar as it may be deemed an underwriter under the Securities Act in selling portfolio securities.

            9.   Invest more than 15% (10% in the case of the Money Market
Fund) of the value of its net assets in securities that at the time of purchase have legal or contractual restrictions on resale or are otherwise illiquid.

            10. Purchase securities on margin, except for initial and variation margin on options and futures contracts, except as set forth in restriction 6 above, and except that a Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of securities.


            11. Engage in short sales, except that a Fund may use such short-term credits as are necessary for the clearance of transactions. This restriction does not apply to the Core Growth, Emerging Growth, Mini-Cap, Worldwide, High Yield Bond, Strategic Income, International, and International Core Growth Funds.


            12. Invest in securities of other investment companies, except in compliance with the Investment Company Act and applicable state securities laws or as part of a merger, consolidation, acquisition or reorganization involving the Fund.

            13. Issue senior securities, except that a Fund may borrow money as permitted by restrictions 6 and 7 above. This restriction shall not prohibit the Funds from engaging in short sales, options, futures and foreign currency transactions.

            14. Enter into transactions for the purpose of arbitrage, or invest in commodities and commodities contracts, except that a Fund may invest in stock index, currency and financial futures contracts and related options in accordance with any rules of the Commodity Futures Trading Commission.

            15. Purchase or write options on securities, except for hedging purposes and then only if (i) aggregate premiums on call options purchased by a Fund do not exceed 5% of its net assets, (ii) aggregate premiums on put options purchased by a Fund do not exceed 5% of its net assets, (iii) not more than 25% of a Fund's net assets would be hedged, and (iv) not more than 25% of a Fund's net assets are used as cover for options written by the Fund. This restriction does not apply to the Value Fund.

            MONEY MARKET FUND RESTRICTIONS.  Investment by the Money Market
Fund are subject to limitations imposed under regulations adopted by the Securities and Exchange Commission. These regulations generally require the Money Market Fund to acquire only U.S. dollar denominated obligations maturing in 397 days or less and to maintain a dollar-weighted average portfolio maturity of 90 days or less. In addition, the Money Market Fund may acquire only obligations that present minimal credit risks and that are "eligible securities" which means they are (i) rated, at the time of investment, by at least two nationally recognized security rating organizations (or one, if it is the only organization rating such obligation) in the highest short-term rating category or, if unrated, determined to be of comparable quality (a "first tier security"), or (ii) rated according to the foregoing criteria in the second highest short-term rating category or, if unrated, determined to be of comparable quality ("second tier security"). A security is not considered to be unrated if its issuer has outstanding obligations of comparable priority and security that have a short-term rating. The Investment Adviser will determine that an obligation presents minimal credit risks or that unrated instruments are of comparable quality in accordance with guidelines established by the Board of Trustees. The Trustees must also approve or ratify the acquisition of unrated securities or securities rated by only one rating organization. In addition, investments in second tier securities are subject to the further constraints that (i) no more than 5% of the Money Market Fund's assets may be invested in such securities in the aggregate, and (ii) any investment in such securities of one issuer is limited to the greater of 1% of the Fund's total assets or $1 million. In addition, the Money Market Fund may only invest up to 25% of its total assets in the first tier securities of a single issuer for three business days.

            OPERATING RESTRICTIONS. As a matter of operating (not fundamental) policy adopted by the Board of Trustees, no Fund:

            1. May invest in interests in oil, gas or other mineral exploration or development programs or leases, or real estate limited partnerships, although a Fund may invest in the securities of companies which invest in or sponsor such programs.

            2. May purchase any security if as a result of the Fund would then have more than 5% of its total assets (taken at current value) invested in securities of companies (including predecessors) having a record of less than three years of continuous operation, except in compliance with the Investment Company Act or as part of a merger, consolidation, acquisition or reorganization involving the Fund.

            3. May purchase securities of any issuer if any officer or trustee of the Trust or of any Investor, or any officer or director of the Administrator, the Placement Agent, the Investment Adviser, owning more than 1/2 of 1% of the outstanding securities of such issuer, own in the aggregate more than 5% of the outstanding securities of such issuer.

            4. May lend any securities from its portfolio unless the value of the collateral received therefor is continuously maintained in an amount not less than 100% of the value of the loaned securities by marking to market daily.

            5. May invest in warrants valued, at the lower of cost or market, in excess of 5% of the market value of the Fund's net assets, or in excess of 2% of the market value of the Fund's net assets if such warrants are not listed on the New York Stock Exchange or the American Stock Exchange, as of the date of investment; provided, however, that the Fully Discretionary and Short-Intermediate Funds may not invest in warrants.

            6. May purchase or write options on securities (Value Fund only).

            BLUE SKY RESTRICTIONS. In order to permit the sale of Interests of a Fund or securities of Investors in certain states, the Board of Trustees may, in its sole discretion, adopt additional restrictions on investment policies more restrictive than those described above. Should the Trustees determine that any such restrictive policy is no longer in the best interests of a Fund or and its shareholders, the Trust may cease offering Interests of a Trust in the state involved and the Board of Trustees may revoke such restrictive policy. Moreover, if the states involved no longer require any such restrictive policy, the Board of Trustees may, in its sole discretion, revoke such policy.

            The Trust has agreed, in connection with certain undertakings given by Nicholas-Applegate Mutual Funds to the State of South Dakota, that (i) no Fund will invest more than 10% of its total assets in interests in real estate investment trusts, (ii) no Fund will invest more than 15% of its total assets in equity securities of issuers which are not readily marketable, in securities of issuers which the Fund is restricted from selling without registration under the Securities Act (other than restricted securities eligible for resale pursuant to Rule 144A under the Securities Act that have been determined by the Master Trust's Board of Trustees to be liquid based upon the trading markets for the securities), and securities of unseasoned issuers referred to in restriction 2 above, and (iii) the Trust will provide adequate notice to each Investor of changes in such restrictions to enable such Investor to provide at least 30 days advance notice of such changes to its shareholders.

            The Trust has agreed, in connection with certain undertakings given by Nicholas-Applegate Mutual Funds to the State of Texas, that the International Fund will not make short sales of securities or maintain a short position if to do so could create liabilities or require collateral deposits and segregation of assets aggregating more than 25% of the Fund's net assets.

            The Trust has agreed, in connection with certain undertakings given by Nicholas-Applegate Mutual Funds to the State of Ohio, that no Fund will invest more than 50% of its total assets in the securities of issuers which together with any predecessors have a record of less than three years continuous operation or securities of issuers which are restricted as to disposition (including without limitation securities issued pursuant to Rule 144A under the Securities Act of 1933).

ITEM 14.  MANAGEMENT OF THE TRUST.

            The names and addresses of the trustees and officers of the Trust, their positions and offices with the Trust, and their principal occupations during the past five years are set forth below (except as indicated below, the business address of all such persons is 600 West Broadway, 30th Floor, San Diego, California 92101):


            ARTHUR E. NICHOLAS, TRUSTEE AND CHAIRMAN OF THE BOARD OF
TRUSTEES.*/ Managing Partner and Chief Investment Officer, Nicholas-Applegate Capital Management, since 1984. Director and Chairman of the Board of Directors of Nicholas-Applegate Fund, Inc., a registered investment company, since 1987.


            DANN V. ANGELOFF, TRUSTEE. 727 West Seventh Street, Los Angeles, California. President, The Angeloff Company, corporate financial advisers (since 1976); Director Nicholas-

Applegate Fund, Inc. (since 1987); Trustee (1979 to 1987) and University Counselor to the President (since 1987), University of Southern California; Director, Public Storage, Inc., a real estate investment trust (since 1980), SEDA Specialty Packaging, Inc. (since 1993), and Bonded Motors, Inc., an automotive engine remanufacturer (since 1996).


            WALTER E. AUCH, TRUSTEE*/. 6001 North 62nd Place, Paradise Valley, Arizona. Director, Geotech Communications, Inc., a mobile radio communications company (since 1987); Express America Corporation, a mortgage banking company (since 1992); Fort Dearborn Fund (since 1987); Brinson Funds (since 1994), and Smith Barney Trak Fund (since 1992), registered investment companies; Pimco Advisors L.P., an investment manager (since 1994); and Banyan Realty Fund (since
1987), Banyan Strategic Land Fund (since 1987), Banyan Strategic Land Fund II (since 1988), and Banyan Mortgage Fund (since 1988), real estate investment trusts. Formerly Chairman and Chief Executive Officer, Chicago Board Options Exchange (1979 to 1986) and Senior Executive Vice President, Director and Member of the Executive Committee, PaineWebber, Inc. (until 1979). Mr. Auch is considered to be an "interested person" of the Trust under the 1940 Act because he is on the board of a company a subsidiary of which is a broker-dealer.

            THEODORE J. COBURN, TRUSTEE. 17 Cotswold Road, Brookline, Massachusetts. Partner, Brown Coburn & Co., an investment banking firm (since
1991), and research associate, Harvard Graduate School of Education (since
1996); Director, Nicholas-Applegate Fund, Inc. (since 1987), Emerging Germany Fund (since 1991), Moovies, Inc. (since 1995). Formerly Managing Director of Global Equity Transactions Group and member of the Board of Directors, Prudential Securities (from 1986 to June 1991).

            DARLENE DEREMER, TRUSTEE.*/ 155 South Street, Wrentham, Massachusetts. President and Founder, DeRemer Associates, a marketing consultant for the financial services industry (since 1987); Vice President, PBNG Funds, Inc. (since 1995); formerly Vice President and Director, Asset Management Division, State Street Bank and Trust Company (from 1982 to 1987), and Vice President, T. Rowe Price & Associates (1979 to 1982). Director, Jurika & Voyles Fund Group (since 1994), Nicholas-Applegate Strategic Opportunities, Ltd. (since 1994), Nicholas-Applegate Securities International (since 1994) and King's Wood Montesori School (since 1995); Member of Advisory Board, Financial Women's Association (since 1995). Ms. DeRemer is considered to an "interested person" of the Trust under the 1940 Act because DeRemer Associates received $100,778 in 1995 and $54,247 in 1994 from the Investment Adviser as compensation for consulting services provided in connection with its institutional business.

            GEORGE F. KEANE, TRUSTEE. 450 Post Road East, Westport, Connecticut. President Emeritus and Senior Investment Adviser, The Common Fund, a non-profit investment management organization representing educational institutions (since 1993), after serving as its President (from 1971 to 1992); Member of Investment Advisory Committee, New York State Common Retirement Fund (since 1982); Director and Chairman of the Investment Committee,

United Negro College Fund (since 1987); Director, United Educators Risk Retention Group (since 1989); Director, RCB Trust Company (since 1991); Director, School, College and University Underwriters Ltd. (since 1986); Director, Universal Stainless & Alloy Products Inc. (since 1994). Formerly President, Endowment Advisers, Inc. (from August 1987 to December 1992).


            JOHN D. WYLIE, PRESIDENT. Partner (since January 1994), Chief Investment Officer-Investor Services Group (since December 1995), and Portfolio Manager (since January 1990), Nicholas-Applegate Capital Management.

            THOMAS PINDELSKI, CHIEF FINANCIAL OFFICER.  Partner (since January
1996) and Chief Financial Officer, Nicholas-Applegate Capital Management (since January 1993), and Chief Financial Officer, Nicholas-Applegate Securities (since January 1993); Chief Financial Officer, Nicholas-Applegate Mutual Funds (since March 1993); formerly Chief Financial Officer, Aurora Capital Partners/WSGP Partners L.P., an investment partnership (from November 1988 to January 1993), and Vice President and Controller, Security Pacific Merchant Banking Group (from November 1986 to November 1988).

            PETER J. JOHNSON, VICE PRESIDENT. Partner and Director-Client Services/Marketing, Nicholas-Applegate Capital Management (since January 1992) and Vice President, Nicholas-Applegate Securities (since December 1995); formerly, Marketing Director Pacific Financial Asset Management Company, an investment management firm (from July 1989 to December 1991).

            E. BLAKE MOORE, JR., SECRETARY. General Counsel and Secretary, Nicholas-Applegate Capital Management and Nicholas-Applegate Securities (since
1993); formerly Attorney, Luce, Forward, Hamilton & Scripps (from 1989 to 1993).


            Each Trustee who is not an officer or affiliate of the Trust, the Investment Adviser or the Distributor receives an aggregate annual fee of $10,000 for services rendered as a Trustee of the Trust, and $1,000 for each meeting attended. Each Trustee is also reimbursed for out-of-pocket expenses incurred as a Trustee. The Trustees and officers of the Trust, as a group, own less than 1% of the outstanding Interests of the Trust.

            The following table sets forth the aggregate compensation paid by the Trust for the fiscal year ended March 31, 1996, to the Trustees who are not affiliated with the Investment Adviser and the aggregate compensation paid to such Trustees for service on the Trust's board and that all other funds in the "Trust complex" (as defined in Schedule 14A under the Securities Exchange Act of
1934):


                                                           Pension or
                                 Aggregate                 Retirement             Estimated Annual      Total Compensation
                                 Compensation from         Benefits Accrued       Benefits Upon         from Trust and Trust
 Name                            Trust                     as Part of Trust       Retirement            Complex Paid to
                                                           Expenses                                     Trustee
-----------------------------------------------------------------------------------------------------------------------------
 Dann V. Angeloff                $ 15,500                  None                   N/A                   $ 32,500 (13*)

 Walter E. Auch                  $ 15,000                  None                   N/A                   $ 15,000 (12*)
 Theodore J. Coburn              $ 15,000                  None                   N/A                   $ 29,000 (13*)

 Darlene DeRemer                 $ 15,000                  None                   N/A                   $ 15,000 (12*)

 George F. Keane                 $ 15,000                  None                   N/A                   $ 15,000 (12*)




*  Indicates total number of funds in Trust complex, including the Funds.


          The Declaration of Trust of the Trust provides that obligations of the Trust are not binding upon its Trustees, officers, employees and agents individually and that the Trustees, officers, employees and agents will not be liable to the Trust or its Investors for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee, officer, employee or agent against any liability to the Trust or its Investors to which the Trustee, officer, employee or agent would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties. The Declaration of Trust also provides that the debts, liabilities, obligations and expenses incurred, contracted for or existing with respect to a designated Fund shall be enforceable against the assets and property of such Fund and its Investors and not against the assets or property of any other Fund or the Investors therein.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

          As of October 31, 1996, there were issued and outstanding the following beneficial interests in the Funds: $492,223,108 of the Core Growth Fund, of which 16.96% were owned by Nicholas-Applegate Core Growth Portfolio A, 5.01% were owned by Nicholas-Applegate Core Growth Portfolio B, 37.08% were owned by Nicholas-Applegate Core Growth Portfolio C, 38.33% were owned by Nicholas-Applegate Core Growth Institutional Portfolio, and 2.62% were owned by Nicholas-Applegate Core Growth Qualified Portfolio; $122,063,495 of the Income & Growth Fund, of which 25.11% were owned by Nicholas-Applegate Income
& Growth Portfolio A, 6.32% were owned by Nicholas-Applegate Income & Growth Portfolio B, 51.23% were owned by Nicholas-Applegate Income Growth, Portfolio C, 14.27% were owned by Nicholas-Applegate Income and Growth Institutional Portfolio, and 3.06% were owned by Nicholas-Applegate Income & Growth
Qualified Portfolio; $26,272,604 of the Balanced Fund, of which 22.02% were owned by Nicholas-Applegate Balanced Growth Portfolio A, 7.77% were owned by Nicholas-Applegate Balanced Growth

Portfolio B, 67.82% were owned by Nicholas-Applegate Balanced Growth Portfolio C, and 2.39% were owned by Nicholas-Applegate Balanced Growth Institutional Portfolio, and 0.01% were owned by Nicholas-Applegate Balanced Growth Qualified Portfolio; $100,784,559 of the Worldwide Fund, of which 23.81% were owned by Nicholas-Applegate Worldwide Growth Portfolio A, 4.06% were owned by Nicholas-Applegate Worldwide Growth Portfolio B, 69.93% were owned by Nicholas-Applegate Worldwide Growth Portfolio C and 2.20% were owned by Nicholas-Applegate Worldwide Growth Institutional Portfolio and 0.01% were owned by Nicholas-Applegate Worldwide Growth Qualified Portfolio; $47,383,113 of the International Growth Fund, of which 5.71% were owned by Nicholas-Applegate International Growth Portfolio A, 5.98% were owned by Nicholas-Applegate International Growth Portfolio B, 5.27% were owned by Nicholas-Applegate International Growth Portfolio C, 82.86% were owned by Nicholas-Applegate International Growth Institutional Portfolio, 0.06% were owned by Nicholas-Applegate International Qualified Portfolio and 0.12% were owned by Nicholas-Applegate Capital Management Profit Sharing Plan.; $571,925,621 of the Emerging Countries Fund, of which 26.89% were owned by Nicholas-Applegate Emerging Countries Portfolio A, 4.39% were owned by Nicholas-Applegate Emerging Countries Portfolio B, 39.55% were owned by Nicholas-Applegate Emerging Countries Portfolio C, 29.05% were owned by Nicholas-Applegate Emerging Countries Institutional Portfolio and 0.12% were owned by Nicholas-Applegate Emerging Countries Qualified Portfolio; $6,955,199, of Nicholas-Applegate Government Income Fund, of which 21.41% were owned by Nicholas-Applegate Government Income Portfolio A, 17.56% were owned by Nicholas-Applegate Government Income Portfolio B, 61.02% were owned by Nicholas-Applegate Government Income Portfolio C, and 0.02% were owned by Nicholas-Applegate Government Income Qualified Portfolio; $571,925,621 of the Emerging Growth Fund, of which 26.89% were owned by Nicholas-Applegate Emerging Growth Portfolio A, 4.39% were owned by Nicholas-Applegate Emerging Growth Fund Portfolio B, 39.55% were owned by Nicholas-Applegate Emerging Growth Portfolio C, 29.05% were owned by Nicholas-Applegate Emerging
Growth Institutional Portfolio, and 0.12% were owned by Nicholas-Applegate Emerging Growth Qualified Portfolio; $28,482,906 of the Money Market Fund, of which 99.73% were owned by Nicholas-Applegate Money Market Portfolio and 0.27% were owned by Nicholas-Applegate Profit Sharing Plan; $29,449,748 of the Mini-Cap Fund, of which 98.93% were owned by Nicholas-Applegate Mini-Cap Institutional Portfolio and 1.07% were owned by Nicholas-Applegate Profit Sharing Plan; $4,528,533 of the Fully Discretionary Income Fund, of which 98.82% were owned by Nicholas-Applegate Fully Discretionary Income Institutional Portfolio and 1.18% were owned by Nicholas-Applegate Profit Sharing Plan; and $4,924,781 of the Short-Intermediate Fixed Income Fund, of which is 98.92% were owned by Nicholas-Applegate Short-Intermediate Fixed Income Institutional Portfolio and 1.08% were owned by Nicholas-Applegate Profit Sharing Plan; $2,461,767 of the Value Fund, of which 98.83% were owned by Nicholas-Applegate Value Institutional Portfolio and 1.17% were owned by Nicholas-Applegate Profit Sharing Plan.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

INVESTMENT ADVISER

          The Investment Adviser was organized in August 1984 to manage discretionary accounts investing primarily in publicly traded equity securities and securities convertible into or exercisable for publicly traded equity securities, with the goal of capital appreciation. Its general partner is Nicholas-Applegate Capital Management, Holdings, L.P., a California limited partnership of which the general partner is Nicholas-Applegate Capital Management Holdings Inc., a California corporation owned by Mr. Nicholas. The Investment Adviser currently has fourteen partners (including Mr. Nicholas) who manage approximately 325 employees, including 28 portfolio managers.

          Personnel of the Investment Adviser may invest in securities for their own accounts pursuant to a Code of Ethics that sets forth all partners' and employees' fiduciary responsibilities regarding the Funds, establishes procedures for personal investing, and restricts certain transactions. For example, all personal trades in most securities require pre-clearance, and participation in initial public offerings is prohibited. In addition, restrictions on the timing of personal investing in relation to trades by the Funds and on short-term trading having been adopted.

          Under the Investment Advisory Agreement between the Trust and the Investment Adviser, the Trust retains the Investment Adviser to manage the Funds' investment portfolios, subject to the direction of the Board of Trustees. The Investment Adviser is authorized to determine which securities are to be bought or sold by the Funds and in what amounts.

          The amounts of the advisory fees paid to the Investment Advisor for the fiscal year ended March 31, 1996, and the amounts of the deferrals in fees (or recoupment of fees previously deferred) as a result of the expense limitations and fee waivers, were as follows:

FUND                               ADVISORY FEES       FEE DEFERRALS
----                               -------------       -------------

Core Growth Fund                  $2,563,061             -0-

Emerging Growth Fund              $5,190,853             -0-

Income & Growth Fund              $  723,032          ($  4,263)

Balanced Growth Fund              $   75,048            $ 94,371

Worldwide Growth Fund             $  922,328            $ 58,228

International Growth Fund         $   69,849            $117,278

Government Fund                          -0-            $ 80,735

Money Market Fund                        -0-            $ 93,976

Emerging Countries Fund           $   49,827            $ 57,853

Mini-Cap Fund                     $   57,094            $ 40,723

Fully Discretionary Fund                 -0-            $ 16,120

Short Intermediate Fund                  -0-            $ 14,974

            The Investment Advisory Agreement provides that the Investment Adviser will not be liable for any error of judgment or for any loss suffered by a Fund or the Trust in connection with the matters to which the Investment Advisory Agreement relates, except for liability resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the Investment Adviser's reckless disregard of its duties and obligations under the Investment Advisory Agreement. The Trust has agreed to indemnify the Investment Adviser against liabilities, costs and expenses that the Investment Adviser may incur in connection with any action, suit, investigation or other proceeding arising out of or otherwise based on any action actually or allegedly taken or omitted to be taken by the Investment Adviser in connection with the performance of its duties or obligations under the Investment Advisory Agreement or otherwise as an investment adviser of the Trust. The Investment Adviser is not entitled to indemnification with respect to any liability to the Trust or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or of its reckless disregard of its duties and obligations under the Investment Advisory Agreement.

            The Investment Advisory Agreement provides that it will terminate in the event of its assignment (as defined in the Investment Company Act). The Investment Advisory Agreement may be terminated by the Trust (by the Board of Trustees or vote of a majority of the outstanding voting securities of the Trust, as defined in the Investment Company Act) or the Investment Adviser upon 60 days' written notice, without payment of any penalty. The Investment Advisory Agreement provides that it will continue in effect for a period of more than two years from its execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act.

ADMINISTRATOR

            The Administrator of the Trust is Investment Company Administration Corporation, 4455 East Camelback Road, Suite 261-E, Phoenix, Arizona 85018.

            Pursuant to an Administration Agreement with the Trust, the Administrator is responsible for performing all administrative services required for the daily business operations of the Trust, subject to the supervision of the Board of Trustees of the Trust. The Administrator has no supervisory responsibility over the investment operations of the Funds. The management or administrative services of the Administrator for the Trust are not exclusive under the terms of the Administration Agreement and the Administrator is free to, and does, render management and administrative services to others. The Administrator also provides an assistant treasurer and an assistant secretary for the Trust.

            In connection with its management of the corporate affairs of the Trust, the Administrator pays the salaries and expenses of all its personnel and pays all expenses incurred in connection with managing the ordinary course of the business of the Trust, other than expenses assumed by the Trust as described below.

            Under the terms of the Administration Agreement, the Trust is responsible for the payment of the following expenses: (a) the fees and expenses incurred by the Trust in connection with the management of the investment and reinvestment of their assets, (b) the fees and expenses of Trustees and officers of the Trust who are not affiliated with the Administrator, the Investment Adviser, (c) out-of-pocket travel expenses for the officers and Trustees of the Trust and other expenses of Board of Trustees' meetings, (d) the fees and certain expenses of the Trust's Custodian, (e) the fees and expenses of the Transfer and Dividend Disbursing Agent that relate to the maintenance of each shareholder account, (f) the charges and expenses of the Trust's legal counsel and independent accountants, (g) brokerage commissions and any issue or transfer taxes chargeable to Trustees and officers of the Trust in connection with securities transactions, (h) all taxes and corporate fees payable by the Trust to federal, state and other governmental agencies, (i) the fees of any trade association of which the Trust may be a member, (j) the cost of maintaining the Trust's existence, taxes and interest, (k) the cost of fidelity and liability insurance, (l) allocable communication expenses with respect to Investor services and all expenses of Investors' and Board of Trustees' meetings and of preparing, printing and mailing prospectuses and reports to Investors, (m) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the Trust, and (n) expenses assumed by the Trust in connection with private placement transactions regarding Interests of the Funds.

            The Administration Agreement provides that the Administrator will not be liable for any error of judgment or for any loss suffered by the Trust in connection with the matters to which the Administration Agreement relates, except a loss resulting from the Administrator's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties. The Administration Agreement may be terminated without penalty by either the Administrator or the Trust (by the Board of Trustees or vote of a majority of the outstanding voting securities of the Trust, as defined in the Investment Company Act), upon 60 days' written notice. The Administration Agreement will continue in effect only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act.

CUSTODIAN

            PNC Bank acts as Custodian of the Funds pursuant to a Custodian Services Agreement. The Custodian (i) maintains a separate account or accounts in the name of each Fund, (ii) holds and disburses portfolio securities on account of each Fund, (iii) makes receipts and disbursements of money on behalf of each Fund, (iv) collects and receives all income and other payments and distributions on account of the Funds' portfolio securities held by the Custodian, (v) responds to correspondence from security brokers and others relating to its duties and (vi) makes periodic reports to the Board of Trustees concerning its duties thereunder. Under the Custodian Services Agreement, the Funds will reimburse the Custodian for its costs and expenses in providing services thereunder.

COUNSEL


            Paul, Hastings, Janofsky & Walker LLP, 555 South Flower Street, Los Angeles, California 90071, serves as counsel to the Trust and will pass on the legality of the Interests offered hereby and has reviewed the portions of Part A and Part B concerning taxes. It also acts as legal counsel for the Investment Adviser and Placement Agent, and for Nicholas-Applegate Mutual Funds.

INDEPENDENT AUDITORS

            Ernst & Young, L.L.P., independent auditors, has been selected as auditor of the Funds for the fiscal year ended March 31, 1997, and will provide audit services, tax return preparation, and assistance with respect to the preparation of filings with the Securities and Exchange Commission. Its principal business address is 515 South Flower Street, Los Angeles, California 90071.


ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

            Subject to policies established by the Board of Trustees, the Investment Adviser is primarily responsible for the execution of the Funds' portfolio transactions and the allocation of the brokerage business. In executing such transactions, the Investment Adviser will seek to obtain the best price and execution for the Funds, taking into account such factors as price, size of order, difficulty and risk of execution and operational facilities of the firm involved. Securities in which the Funds invest may be traded in the over-the-counter markets, and the Funds deal directly with the dealers who make markets in such securities except in those circumstances where better prices and execution are available elsewhere. Commission rates are established pursuant to negotiation with brokers or dealers based on the quality or quantity of services provided in light of generally prevailing rates, and while the Investment Adviser generally seeks reasonably competitive commission rates, the Funds do not necessarily pay the lowest commissions available. The allocation of orders among brokers and the commission rates paid are reviewed periodically by the Board of Trustees.

            The Funds have no obligation to deal with any broker or group of brokers in executing transactions in portfolio securities. Subject to obtaining the best price and execution, brokers who provide supplemental research, market and statistical information and other research services and products to the Investment Adviser may receive orders for transactions by the Funds. Such information, services and products are those which brokerage houses customarily provide to institutional investors, and include items such as statistical and economic data, research reports on particular companies and industries, and computer software used for research with respect to investment decisions. Information, services and products so received are in addition to and not in lieu of the services required to be performed by the Investment Adviser under the Investment Advisory Agreement and the expenses of the Investment Adviser are not necessarily reduced as a result of the receipt of such supplemental information, services and products. Such information, services and products may be useful to the Investment Adviser in providing services to clients other than the Trust, and not all such information, services and products are used by the Investment Adviser in connection with the Funds. Similarly, such information, services and products provided to the Investment Adviser by brokers and dealers through whom other clients of the Investment Adviser effect securities transactions may be useful to the Investment adviser in providing services to the Funds. The Investment Adviser is authorized to pay higher commission on brokerage transactions for the Funds to brokers in order to secure the information, services and products described above, subject to review by the Board of Trustees from time to time as to the extent and continuation of this practice.

            Although investment decisions for the Trust are made independently from those of the other accounts managed by the Investment Adviser, investments of the kind made by the Funds may often also be made by such other accounts. When a purchase or sale of the same security is made at substantially the same time on behalf of the Funds and one or more other accounts managed by the Investment Adviser, available investments are allocated in the discretion of the Investment Adviser by such means as, in its judgment, result in fair treatment. The Investment Adviser aggregates orders for purchases and sales of securities of the same issuer on the same day among the Funds and its other managed accounts, and the price paid to or received by the Funds and those accounts is the average obtained in those orders. In some cases, such aggregation and allocation procedures may affect adversely the price paid or received by the Funds or the size of the position purchased or sold by the Funds.

            In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's commission or discount. On occasion, certain money market instruments and agency securities may be purchased directly from the issuer, in which case no commissions or discounts are paid.

            During the fiscal year ended March 31, 1996, the following Funds acquired securities of their regular brokers or dealers (as defined in Rule 10b-1 under the Investment Company Act) or their parents, including repurchase agreements: Income & Growth Fund -- Merrill Lynch & Co., Inc., Donaldson, Lufkin & Jenrette; Balanced Growth Fund -- Bear Stearns, Inc., Salomon Brothers, Inc.; Core Growth Fund -- Lehman Brotheres, Inc., Bear Stearns, Inc., Alex Brown, Inc., Morgan Stanley Group, Inc. The aggregate holdings of such securities were as follows as of March 31, 1996: Core Growth Fund - $8,197,548; Balanced Growth Fund - $440,075; Worldwide Growth Fund - $20,600; Government Income Fund - $103,846; Money Market Fund - $1,962,750.

            The aggregate dollar amount of brokerage commissions paid by the Funds during the last three fiscal years of the Trust were as follows:


                                                YEAR ENDED
                              -----------------------------------------------
                                 March 31,       March 31,        March 31,
                                   1996            1995             1994
                                ----------       ---------       ----------
Worldwide Fund                  $  484,310       $ 344,167       $  390,163


International Growth Fund          116,735          69,187            3,146

Core Growth Fund                   862,396         728,347          698,807

Emerging Growth Fund             1,038,140         649,053          525,555

Income & Growth Fund                83,459         174,247          131,675

Balanced Fund                       51,038          44,386           51,142

Government Fund                          3               0              516

Money Market Fund                        0               0                0

Emerging Countries Fund            169,728          20,701              N/A

Fully Discretionary Fund                 0             N/A              N/A

Short-Intermediate Fund                  0             N/A              N/A

Mini-Cap Fund                       40,185             N/A              N/A

Global Growth Fund                       0               0              N/A

Of the total commissions paid during the fiscal year ended March 31, 1996, $2,136,382 (75.1%) were paid to firms which provided research, statistical or other services to the Investment Adviser.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

DESCRIPTION OF INTERESTS

            Rule 18f-2 under the Investment Company Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by a majority of the outstanding Interests of each Fund of the Trust affected by the matter. A
Fund is not affected by a matter unless it is clear that the interests of such Fund in the matter are substantially identical or that the matter does not affect any interest of such Fund. Under Rule 18f-2, the approval of an investment advisory agreement or Rule 12b-1 distribution plan or any change in a fundamental investment policy would be effectively acted upon with respect to a Fund only if approved by a majority of the outstanding Interests of such Fund. However, the rule also provides that the ratification of independent public accountants, the approval of principal underwriting contracts and the election of directors may be effectively acted upon by Investors of the Trust voting without regard to Fund.

             Unless otherwise provided by law (for example, by Rule 18f-2 discussed above) or by the Trust's Declaration of Trust, the Trust may take or authorize any action upon the favorable vote of the holders of more than 50% of the outstanding Interests of the Trust voting without regard to any particular Fund.

REPORTS

            Investors will receive unaudited semi-annual reports describing the Trust's investment operations and annual financial statements audited by independent accountants.

REGISTRATION STATEMENT

The Registration Statement of the Trust, including exhibits filed therewith, may be examined at the office of the Securities and Exchange Commission in Washington, D.C. Statements contained in Part A or Part B of such Registration Statement as to the contents of any contract or other document referred to therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to such Registration Statement, such statement being qualified in all respects by such reference.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF INTERESTS BEING OFFERED.

REDEMPTION IN KIND

The Trust intends to pay in cash for all Interests of a Fund redeemed, but reserves the right to make payment wholly or partly in readily marketable investment securities. In such cases, an Investor may incur brokerage costs in converting such securities to cash. However, the Trust has elected to be governed by the provisions of Rule 18f-1 under the Investment Company Act, pursuant to which it is obligated to pay in cash all requests for redemptions by any Investor of record, limited in amount with respect to each Investor during any 90-day period to the lesser of $250,000 or 1% of the net asset value of the Trust at the beginning of such period.

PRICING OF INTERESTS

The value of the investments and assets of a Fund is determined each business day. Investment securities, including ADRs and EDRs, that are traded on a domestic or foreign stock exchange or on the NASDAQ National Market System are valued at the last sale price as of the close of business on the New York Stock Exchange (normally 4:00 P.M. New York time) on the day the securities are being valued, or lacking any sales, at the mean between the closing bid and asked prices. Securities listed or traded on certain foreign exchanges whose operations are similar to the United States over-the-counter market are valued at the price within the limits of the latest available current bid and asked prices deemed by the Investment Adviser best to reflect fair value. A security which is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary market for such security by the Investment Adviser. Listed securities that are not traded on a particular day and other over-the-counter securities are valued at the mean between the closing bid and asked prices.

In the event that the New York Stock Exchange adopts different trading hours on either a permanent or temporary basis, the Board of Trustees will reconsider the time at which net asset value is computed. In addition, the asset value of the Fund may be computed as of any time permitted pursuant to any exemption, order or statement of the Securities and Exchange Commission or its staff.

Long-term debt obligations are valued at the quoted bid price for such securities or, if such prices are not available, at prices for securities of comparable maturity, quality and type; however, when the Investment Adviser deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used, as discussed below. Debt securities with maturities of 60 days or less are valued at amortized cost if their term to maturity from date of purchase is less than 60 days, or by amortizing, from the sixty-first day prior to maturity, their value on the sixty-first day prior to maturity if their term to maturity from date of purchase by the Fund is more than 60 days, unless this is determined by the Board of Trustees not to represent fair value. Repurchase agreements are valued at cost plus accrued interest.

          U.S. Government securities are traded in the over-the-counter market and are valued at the last available bid price, except that securities with a demand feature exercisable within one to seven days are valued at par. Such valuations are based on quotations of one or more dealers that make markets in the securities as obtained from such dealers, or on the evaluation of a pricing service. Options, futures contracts and options thereon, which are traded on exchanges, are valued at their last sale or settlement price as of the close of such exchanges or, if no sales are reported, at the mean between the last reported bid and asked prices. The individual securities which make up a synthetic convertible security are valued separately. If an options or futures exchange closes later than 4:00 p.m. New York time, the options or futures traded on it are valued based on the sale price, or on the mean between the bid and ask prices, as the case may be, as of 4:00 p.m. New York time.


          Trading in securities on foreign securities exchanges and over-the-counter markets is normally completed well before the close of business day in New York. In addition, foreign securities trading may not take place on all business days in New York, and may occur in various foreign markets on days which are not business days in New York and on which net asset value is not calculated. The calculation of net asset value may not take place contemporaneously with the determination of the prices of portfolio securities used in such calculation. Events affecting the values of portfolio securities that occur between the time their prices are determined and the close of the New York Stock Exchange will not be reflected in the calculation of net asset value unless the Board of Trustees deems that the particular event would materially affect net asset value, in which case an adjustment will be made. Assets or liabilities initially expressed in terms of foreign currencies are translated prior to the next determination of the net asset value into U.S. dollars at the spot exchange rates at 1:00 p.m. New York time or at such other rates as the Investment Adviser may determine to be appropriate in computing net asset value.

          Securities and assets for which market quotations are not readily available, or for which the Board of Trustees or persons designated by the Board determine that the foregoing methods do not accurately reflect current market value, are valued at fair value as determined in good faith by or under the direction of the Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees.

          The Trust may use a pricing service approved by the Board of Trustees. Prices provided by such a service represent evaluations of the mean between current bid and asked market prices, may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as institution-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, individual trading characteristics, indications of values from dealers, and other market data. Such services may use electronic data processing techniques and/or a matrix system to determine valuations. The procedures of such services are reviewed periodically by the officers of the Trust under the general supervision and responsibility of its Board of Trustees, which may replace a service at any time if it determines that it is in the best interests of the Trust to do so.

 MONEY MARKET FUND

          The calculation of the net asset value per share of the Money Market Fund is based upon Rule 2a-7 under the Investment Company Act. Under the Rule, the Money Market Fund must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase instruments having remaining maturities of 13 months or less only (25 months or less in the case of U.S. Government securities), and invest only in securities determined by the Board of Trustees to be of high quality with minimal credit risks. The net asset value per share of Investors in the Money Market Fund will normally remain constant at $1.00.

          The Money Market Fund determines the value of its portfolio securities by the amortized cost method. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Money Market Fund would receive if it sold the instrument. During these periods, the yield to an Investor may differ somewhat from that which could be obtained from a similar fund which marks its portfolio securities to market each day.

ITEM 20.  TAX STATUS.

SPECIAL TAX CONSIDERATIONS

          U.S. GOVERNMENT OBLIGATIONS. Income received on direct U.S. Government obligations is exempt from tax at the state level when received directly and may be exempt, depending on the state, when received by an Investor from a Fund provided that certain conditions are satisfied. Interest received on repurchase agreements collateralized by U.S. Government obligations normally is not exempt from state taxation. The Trust will inform Investors annually of the percentage of income and distributions derived from direct U.S. Government obligations. Investors should consult their tax advisers to determine whether any portion of the income dividends received from the Fund is considered tax exempt in their particular states.

          With respect to investments in zero coupon Treasury securities, including STRIPS and CUBES made by the Money Market Fund, that are sold at original issue discount and thus do not make periodic cash interest payments, the Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because the Fund may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Investment Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

          SECTION 1256 CONTRACTS. Many of the futures contracts and forward contracts used by the Funds are "Section 1256 contracts." Any gains or losses on Section 1256 contracts are generally credited 60% long-term and 40% short-term capital gains or losses ("60/40") although gains and losses from hedging transactions, certain mixed straddles and certain foreign currency transactions from such contracts may be treated as ordinary in character. Also, Section 1256 contracts held by the Funds at the end of each taxable year are "marked to market" with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, depending on the circumstances.

          STRADDLE RULES. Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by the Funds may result in "straddles" for U.S. federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Funds and their Investors. In addition, losses realized by the Funds and their Investors on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures and forward contracts to the Funds and their Investors are not entirely clear. The transactions may increase the amount of short-term capital gain realized by the Funds which is taxed as ordinary income when distributed to their Investors.

          The Funds may make one or more of the elections available under the Code which are applicable to straddles. If the Funds make any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions.

          Because applications of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to the shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.

          The 30% limit on gains from the disposition of certain options, futures, and forward contracts held less than three months and the qualifying income and diversification requirements applicable to the Investors' assets may limit the extent to which the Funds will be able to engage in transactions in futures contracts or forward contracts.

          SECTION 988 GAINS AND LOSSES. Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities generally are treated as ordinary income or loss. Similarly, gains or losses on disposition of debt securities denominated in a foreign currency and on disposition of certain futures attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security or contract and the date of disposition also are treated as ordinary gain or loss. These gains and losses, referred to under the Code as "Section 988" gains or losses, may increase or decrease the amount of an Investor's investment company taxable income to be distributed to its shareholders.

          SHORT SALES. Generally, capital gain or loss realized by a Fund in a short sale may be long-term or short-term depending on the holding period of the short position. Under a special rule, however, the capital gain will be short-term gain if (1) as of the date of the short sale, the Fund owned property for the short-term holding period that was substantially identical to that which the Fund used to close the sale or (2) after the short sale and on or before its closing, the Fund acquired substantially similar property. Similarly, if property substantially identical to that sold short was held by the Fund for the long-term holding period as of the date of the short sale, any loss on closing the short position will be long-term capital loss. These special rules do not apply to substantially similar property to the extent such property exceeds the property used by the Fund to close its short position.

          SWAPS. No definitive guidance currently exists with respect to the classification of interest rate swaps and cross-currency swaps as securities or foreign currencies for purposes of certain of the tests described above. Accordingly, to avoid the possibility of disqualification as a regulated investment company, each Fund will limit its positions in swaps to transactions for the purpose of hedging against interest rate or currency fluctuation risks, and will treat swaps as excluded assets for purposes of determining compliance with the diversification test.

          FOREIGN TAX. Income received by a Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. In addition, the Investment Adviser intends to manage the Funds with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so. If more than 50% of an Investor's total assets at the close of its taxable year consists of securities of foreign corporations (including its pro rata share of foreign securities held by a Fund), the Investor may be eligible to elect to "pass through" to its shareholders the Investor's pro rata share of foreign income and similar taxes paid by the Fund. Each Investor will be notified within 60 days after the close of the Fund's taxable year the amount of the foreign taxes paid by the Fund for that year.

          Generally, a credit for foreign taxes is subject to the limitation that it may not exceed an Investor's U.S. tax attributable to its total foreign source taxable income. The limitation on the foreign tax credit is applied separately to foreign source passive income, and to certain other types of income. Investors may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Fund. The foreign tax credit is modified for purposes of the federal alternative minimum tax and can be used to offset only 90% of the alternative minimum tax, and foreign taxes generally are not deductible in computing alternative minimum taxable income.

          ORIGINAL ISSUE DISCOUNT. Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Funds may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount ("OID") is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includible in income with respect to certain high-yield corporation debt securities may be treated as a dividend for federal income tax purposes.

          Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Funds in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount issued after July 18, 1994 is treated as ordinary income to the extent the gain, or principal payment, does not exceed the "accrued market discount" on such debt security. Market discount generally accrues in equal daily installments. The Funds may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing the recognition of income.

          Some of the debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by the Funds may be treated as having an acquisition discount, or OID in the case of certain types of debt securities. Generally, a Fund will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Fund may make one or more of the elections applicable to the debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.

OTHER TAX INFORMATION

          The Funds may be required to withhold for U.S. federal income taxes 31% of all taxable distributions payable to Investors who fail to provide the Funds with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Corporate Investors and certain other Investors specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder's U.S. federal tax liability.

          The Trust may also be subject to state or local taxes in certain other states where it is deemed to be doing business. Further, in those states which have income tax laws, the tax treatment of the Trust and of Investors of a Fund with respect to distributions by the Investors may differ from federal tax treatment. Distributions to Investors may be subject to additional state and local taxes. Investors should consult their own tax advisers regarding specific questions as to federal, state or local taxes.

ITEM 21.  UNDERWRITERS.  Not applicable.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.  Not applicable.

ITEM 23. FINANCIAL STATEMENTS. The financial statements in the Trust's 1996 Annual Reports are incorporated in this Part B by reference. Such financial statements have been audited by Ernst & Young, L.L.P. with respect to the fiscal year ended March 31, 1996, and by Coopers & Lybrand L.L.P. with respect to the period from commencement of operations of the Funds through March 31, 1995, whose reports thereon also appear in such Annual Reports and are incorporated herein by reference. Such financial statements have been included herein in reliance upon such reports given upon their authority as experts in accounting and auditing.

          The financial statements in the Trust's 1996 Semi-Annual Reports are also incorporated in this Party B by reference. Such financial statements have been prepared by the Trust and are not audited.

          Copies of the Trust's 1996 Annual and Semi-Annual Reports may be obtained at no charge by writing or telephoning the Trust at 600 West Broadway, 30th Floor, San Diego, California 92101 (phone 619-687-8000).

APPENDIX A

                        DESCRIPTION OF SECURITIES RATINGS


COMMERCIAL PAPER RATINGS

          STANDARD & POOR'S CORPORATION. An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. The following summarizes the rating categories used by S&P for commercial paper:

          "A-1" - Issue's degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted "A-1+."

          "A-2" - Issue's capacity for timely payment is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1."

          "A-3" - Issue has an adequate capacity for timely payment. It is, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designation.

          "B" - Issue has only a speculative capacity for timely payment.

          "C" - Issue has a doubtful capacity for payment.

          "D" - Issue is in payment default.


          MOODY'S INVESTORS SERVICES, INC. Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations which have an original maturity not exceeding one year. The following summarizes the rating categories used by Moody's for commercial paper:

          "Prime-1" - Issuer or related supporting institutions have a superior ability for repayment of short-term promissory obligations. Repayment ability will often be evidenced by the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.

          "Prime-2" - Issuer or related supporting institutions have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.


                                      APP-1

          "Prime-3" - Issuer or related supporting institutions have an acceptable ability for repayment of short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

          "Not Prime" - Issuer does not fall within any of the Prime rating categories.

          DUFF & PHELPS. The three rating categories of Duff & Phelps for investment grade commercial paper are "Duff 1," "Duff 2" and "Duff 3." Duff & Phelps employs three designations, "Duff 1+," "Duff 1" and "Duff 1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

          "Duff 1+" - Debt possesses highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

          "Duff 1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

          "Duff 1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

          "Duff 2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

          "Duff 3" - Debt possesses satisfactory liquidity, and other protection factors qualify issue as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

          "Duff 4" - Debt possesses speculative investment characteristics.

          "Duff 5" - Issuer has failed to meet scheduled principal and/or interest payments.

          FITCH INVESTORS SERVICE, INC.   Fitch short-term ratings apply to debt
obligations that are payable on demand or have original maturities of up to three years. The following summarizes the rating categories used by Fitch for short-term obligations:

          "F-1+" - Exceptionally strong credit quality. Commercial paper assigned this rating is regarded as having the strongest degree of assurance for timely payment.

          "F-1" - Very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."


                                      APP-2

          "F-2" - Good credit quality. Commercial paper assigned this rating has a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned the "F-1+" and "F-1" ratings.

          "F-3" - Fair credit quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

          Fitch may also use the symbol "LOC" with its short-term ratings to indicate that the rating is based upon a letter of credit issued by a commercial bank.

          THOMSON BANKWATCH. Thomson BankWatch commercial paper ratings assess the likelihood of an untimely payment of principal or interest of debt having a maturity of one year or less which is issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the ratings used by Thomson BankWatch:

          "TBW-1" - This designation represents Thomson BankWatch's highest rating category and indicates a very high degree of likelihood that principal and interest will be paid on a timely basis.

          "TBW-2" - This designation indicates that while the degree of safety regarding timely payment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

          "TBW-3" - This designation represents the lowest investment grade category and indicates that while the debt is more susceptible to adverse developments (both internal and external) than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

          "TBW-4" - This designation indicates that the debt is regarded as non-investment grade and therefore speculative.

          IBCA. IBCA assesses the investment quality of unsecured debt with an original maturity of less than one year which is issued by bank holding companies and their principal bank subsidiaries. The following summarizes the rating categories used by IBCA for short-term debt ratings:

          "A1+" - Obligations are supported by the highest capacity for timely repayment.

          "A1" - Obligations are supported by a strong capacity for timely repayment.

          "A2" - Obligations are supported by a satisfactory capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic, or financial conditions.


                                      APP-3

          "A3" - Obligations are supported by an adequate capacity for timely repayment. Such capacity is more susceptible to adverse changes in business, economic, or financial conditions than for obligations in higher categories.

          "B" - Obligations' capacity for timely repayment is susceptible to adverse changes in business, economic, or financial conditions.

          "C" - Obligations have an inadequate capacity to ensure timely repayment.

          "D" - Obligations have a high risk of default or are currently in default.

CORPORATE AND MUNICIPAL LONG-TERM DEBT RATINGS

          STANDARD & POOR'S CORPORATION. The following summarizes the ratings used by S&P for corporate and municipal debt:

          "AAA" - Debt has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

          "AA" - Debt is considered to have a very strong capacity to pay interest and repay principal and differs from higher rated issues only in small degree.

          "A" - Debt is considered to have a strong capacity to pay interest and repay principal although such issues are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

          "BBB" - Debt is regarded as having an adequate capacity to pay interest and repay principal. Whereas such issues normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

          "BB" - Debt has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The "BB" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BBB-" rating.

          "B" - Debt has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The "B" rating is also used for debt subordinated to senior debt that is assigned an actual or implied "BB" or "BB-" rating.


                                      APP-4

          "CCC" - Debt has currently identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The "CCC" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "B" or "B-" rating.

          "C" - This rating is typically applied to debt subordinated to senior debt which is assigned an actual or implied "CCC-" debt rating. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

          PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

     MOODY'S INVESTORS SERVICES, INC. The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

          "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

          "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

          "A" - Bonds possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

          "Baa" - Bonds considered medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

          "Ba" - Bonds judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.


                                      APP-5

          "B" - Bonds generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

          "Caa" - Bonds are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

          "Ca" - Bonds represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcoming.

          "C" - Bonds are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

          Moody's applies numerical modifiers 1, 2 and 3 in each generic classification from "Aa" to "B." The modifier 1 indicates that the company ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the company ranks in the lower end of its generic rating category.

          DUFF & PHELPS. The following summarizes the ratings used by Duff & Phelps for corporate and municipal long-term debt:

          "AAA" - Debt is considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

          "AA" - Debt is considered of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

          "A" - Debt possesses protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

          "BBB" - Debt possesses below average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles.

          "BB," "B," "CCC," "DD," and "DP" - Debt that possesses one of these ratings is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" is a defaulted debt obligation, and the rating "DP" represents preferred stock with dividend arrearages.

          To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major categories.


                                      APP-6

          FITCH INVESTORS SERVICES, INC. The following summarizes the highest four ratings used by Fitch for corporate and municipal bonds:

          "AAA" - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

          "AA" - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-1+."

          "A" - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

          "BBB" - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

          "BB," "B," "CCC," "CC," "C," "DDD," "DD," and "D" - Bonds that possess one of these ratings are considered by Fitch to be speculative investments. The ratings "BB" to "C" represent Fitch's assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating "DDD" to "D" is an assessment of the ultimate recovery value through reorganization or liquidation.


          To provide more detailed indications of credit quality, the Fitch ratings from and including "AA" to "C" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major rating categories.

          IBCA. IBCA assesses the investment quality of unsecured debt with an original maturity of more than one year which is issued by bank holding companies and their principal bank subsidiaries. The following summarizes the rating categories used by IBCA for long-term debt ratings:

          "AAA" - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly.


                                      APP-7

          "AA" - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

          "A" - Obligations for which there is a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

          "BBB" - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in higher categories.

          "BB," "B," "CCC," "CC," and "C" - Obligations are assigned one of these ratings where it is considered that speculative characteristics are present. "BB" represents the lowest degree of speculation and indicates a possibility of investment risk developing. "C" represents the highest degree of speculation and indicates that the obligations are currently in default.

          IBCA may append a rating of plus (+) or minus (-) to a rating to denote relative status within major rating categories.

          THOMSON BANKWATCH. Thomson BankWatch assesses the likelihood of an untimely repayment of principal or interest over the term to maturity of long term debt and preferred stock which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the rating categories used by Thomson BankWatch for long-term debt ratings:

          "AAA" - This designation represents the highest category assigned by Thomson BankWatch to long-term debt and indicates that the ability to repay principal and interest on a timely basis is very high.

          "AA" - This designation indicates a superior ability to repay principal and interest on a timely basis with limited incremental risk versus issues rated in the highest category.

          "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

          "BBB" - This designation represents Thomson BankWatch's lowest investment grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.


                                      APP-8

          "BB," "B," "CCC," and "CC," - These designations are assigned by Thomson BankWatch to non-investment grade long-term debt. Such issues are regarded as having speculative characteristics regarding the likelihood of timely payment of principal and interest. "BB" indicates the lowest degree of speculation and "CC" the highest degree of speculation.

          "D" - This designation indicates that the long-term debt is in default.

          PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.



                                      APP-9

                       NICHOLAS-APPLEGATE INVESTMENT TRUST

                                     PART C


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements.

          Registrant's Statements of Investments as of March 31, 1996, Statements of Assets and Liabilities as of March 31, 1996, Statements of Operations for the fiscal year ended March 31, 1996, Statements of Changes in Net Assets for the period ended March 31, 1996, related Notes, and Independent Auditors' Report dated May 10, 1996, are included as part of Registrant's Annual Reports for the fiscal year ended March 31, 1996, and are incorporated herein by reference. Copies of such financial statements are provided herewith as Exhibit
          19.1 for the information of the Commission.

          Registrant's Statements of Investments as of September 30, 1996, Statements of Assets and Liabilities as of September 30, 1996, Statements of Operations for the six-month period ended September 30, 1996, and related notes, are included as part of Registrant's Semi-Annual Reports for the six months ended September 30, 1996, and are incorporated herein by reference. Copies of such financial statements are provided herewith as Exhibit 19.2 for the information of the Commission.


     (b) Exhibits.

          1.1 Certificate of Trust of Registrant - filed as Exhibit 1.1 to Amendment No. 1 to Registrant's Form N-1A Registration Statement ("Amendment No. 1") on March 17, 1993 and incorporated herein by reference.

          1.2 Certificate of Amendment of Certificate of Trust of Registrant - filed as Exhibit 1.2 to Amendment No. 1 on March 17, 1993 and incorporated herein by reference.

          1.3 Declaration of Trust of Registrant - filed as Exhibit 1 to Registrant's Form N-1A Registration Statement on December 31, 1992 and incorporated herein by reference.

          1.4 Amended and Restated Declaration of Trust of Registrant - filed as Exhibit 1.4 to Amendment No. 1 on March 17, 1993 and incorporated herein by reference.

          1.5 Certificate of Trustees dated August 6, 1993 establishing Emerging Growth Fund -- filed as Exhibit 1.5 to Amendment No. 4 to Registrant's Form N-1A Registration Statement ("Amendment No. 4") on September 1, 1993 and incorporated herein by reference.

          1.6 Certificate of Trustees establishing International Growth Fund -- filed as Exhibit 1.6 to Amendment No. 6 to Registrant's Form N-1A Registration Statement ("Amendment No. 6") on August 1, 1994 and incorporated herein by reference.

          1.7 Certificate of Trustees establishing Emerging Countries Fund, Global Growth & Income Fund and Mini-Cap Fund -- filed as Exhibit
               1.7 to Amendment No. 7 to Registrant's Form N-1A Registration Statement ("Amendment No. 7") on December 5, 1994 and incorporated herein by reference.

          1.8 Certificate of Trustees establishing Short-Intermediate and Fully Discretionary Funds -- filed as Exhibit 1.8 to Amendment No. 9 to Registrant's Form N-1A Registration Statement ("Amendment No. 9") on July 31, 1995 and incorporated herein by reference.

          1.9  Certificate of Trustees establishing Value Fund -- filed as
               Exhibit 1.9 to Amendment 10 to Registrant's Form N-1A Registration Statement ("Amendment No. 10") on May 2, 1996 and incorporated herein by reference.


          1.10 Certificate of Trustees establishing High Yield Bond and Strategic Income Funds -- filed as Exhibit 1.20 to Amendment No. 11 to Registrant's Form N-1A Registration Statement ("Amendment No. 11") on August 2, 1996 and incorporated herein by reference.

          1.11 Form of Certificate of Trustees establishing Large Cap Growth and International Core Growth Funds.


          2 Amended Bylaws of Registrant - filed as Exhibit 2 to Amendment No. 2 on April 6, 1993 and incorporated herein by reference.

          3         Not applicable.

          4         Not applicable.

          5.1 Investment Advisory Agreement between Registrant and Nicholas-Applegate Capital Management dated April 19, 1993 -- filed as
               Exhibit 5.1 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

          5.2 Letter agreement between Registrant and Nicholas-Applegate Capital Management dated February 11, 1994, correcting Government Income Fund fees -- filed as Exhibit 5.2 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

          5.3 Letter agreement between Registrant and Nicholas-Applegate Capital Management dated May 17, 1993 adding Emerging Growth Fund to Investment Advisory

               Agreement -- filed as Exhibit 5.3 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

          5.4 Letter agreement between Registrant and Nicholas-Applegate Capital Management dated December 15, 1993 adding International Growth Fund to Investment Advisory Agreement -- filed as Exhibit
               5.4 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

          5.5 Letter agreement between Registrant and Nicholas-Applegate Capital Management adding Emerging Countries, Global Growth & Income and Mini-Cap Funds to Investment Advisory Agreement -- filed as Exhibit 5.5 to Amendment No. 9 on July 31, 1995 and incorporated herein by reference.

          5.6 Letter agreement between Registrant and Nicholas-Applegate Capital Management adding Short-Intermediate and Fully Discretionary Funds to Investment Advisory Agreement -- filed as
               Exhibit 5.6 to Amendment No. 9 on July 31, 1995 and incorporated herein by reference.

          5.7 Letter agreement between Registrant and Nicholas-Applegate Capital Management amending fees paid with respect to Government Income Fund under Investment Advisory Agreement -- filed as
               Exhibit 5.7 to Amendment No. 9 on July 31, 1995 and incorporated herein by reference.


          5.8 Letter agreement between Registrant and Nicholas-Applegate Capital Management adding Value Fund to Investment Advisory Agreement -- filed as Exhibit 5.8 to Amendment No. 10 on May 2, 1996 and incorporated herein by reference.

          5.9 Letter agreement between Registrant and Nicholas-Applegate Capital Management adding High Yield Bond and Strategic Income Funds to Investment Advisory Agreement -- filed as Exhibit 5.9 to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

          5.10 Form of letter agreement between Registrant and Nicholas-Applegate Capital Management adding Large Cap Growth and International Core Growth Funds to Investment Advisory Agreement.



          6         Not applicable.

          7         None.

          8.1 Custodian Services Agreement between Registrant and PNC Bank dated April 1, 1993 -- filed as Exhibit 8.1 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

          8.2 Letter agreement between Registrant and PNC Bank dated August 20, 1993 adding Emerging Growth Fund to Custodian Services Agreement -- filed as Exhibit 8.2 to Amendment No. 5 to Registration Statement on December 20, 1993 and incorporated herein by reference.

          8.3 Letter agreement between Registrant and PNC Bank adding International Fund to Custodian Services Agreement -- filed as
               Exhibit 8.3 to Amendment No. 1 on August 1, 1994 and incorporated herein by reference -- filed as Exhibit 8.3 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

          8.4 Letter agreement between Registrant and PNC Bank adding Emerging Countries, Global Growth & Income and Mini-Cap Fund to Custodian Services Agreement -- filed as Exhibit 8.4 to Amendment No. 9 on July 31, 1995 and incorporated herein by reference.


          8.5 Letter agreement between Registrant and PNC Bank adding Short-Intermediate and Fully Discretionary Funds to Custodian Services Agreement -- filed as Exhibit 8.5 to Amendment No., 11 on
               August 2, 1996 and incorporated herein by reference.

          8.6 Letter agreement between Registrant and PNC Bank adding Value Fund to Custodian Services Agreement -- filed as Exhibit 8.6 to Amendment No., 11 on August 2, 1996 and incorporated herein by reference.

          8.7 Form of letter agreement between Registrant and PNC Bank adding High Yield Bond and Strategic Income Funds to Custodian Services Agreement -- filed as Exhibit 8.7 to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

          8.8 Form of letter agreement between Registrant and PNC Bank adding Large Cap Growth and International Core Growth Funds to Custodian Services Agreement.

          8.9 Sub-Custodian Agreement among Registrant, PNC Bank and Chase Manhattan Bank, N.A. dated April 1, 1993 -- filed as Exhibit 8.5 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

          8.10 Letter agreement among Registrant, PNC Bank and Chase Manhattan Bank, N.A. dated August 20, 1993 adding Emerging Growth Fund to Sub-Custodian Agreement -- filed as Exhibit 8.6 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

          8.11 Letter agreement among Registrant, PNC Bank and Chase Manhattan Bank, N.A., adding International Growth Fund to Sub-Custodian Agreement -- filed as Exhibit 8.8 to Amendment No. 9 on July 31, 1995 and incorporated herein by reference.

          8.12 Letter agreement among Registrant, PNC Bank and Chase Manhattan Bank, N.A., adding Emerging Countries, Global Growth & Income and Mini-Cap Funds to Sub-Custodian Agreement -- filed as Exhibit 8.9 to Amendment No. 9 on July 31, 1995 and incorporated herein by reference.

          8.13 Letter agreement among Registrant, PNC Bank and Chase Manhattan Bank, adding Short-Intermediate and Fully Discretionary Funds to Sub-Custodian Agreement -- filed as Exhibit 8.12 to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

          8.14 Letter agreement among Registrant, PNC Bank, and Chase Manhattan Bank, adding Value Fund to Sub-Custodian Agreement -- filed as
               Exhibit 8.13 to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

          8.15 Form of letter agreement among Registrant, PNC Bank and Chase Manhattan Bank, adding High Yield Bond and Strategic Income Funds to Sub-Custodian Agreement -- filed as Exhibit 8.14 to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

          8.16 Form of letter agreement among Registrant, PNC Bank and Chase Manhattan Bank, adding Large Cap Growth and International Core Growth Funds to Sub-Custodian Agreement.


          9.1 Administration Agreement between Registrant and Investment Company Administration Corporation dated April 1, 1993 -- filed as Exhibit 9.1 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

          9.2 Accounting Services Agreement between Registrant and PFPC Inc dated April 1, 1993 -- filed as Exhibit 9.2 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

          9.3 Letter agreement between Registrant and PFPC, Inc. dated July 28, 1993 adding Emerging Growth Fund to Accounting Services Agreement -- filed as Exhibit 9.3 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

          9.4 Letter agreement between Registrant and PFPC Inc. dated December 15, 1993 adding International Growth Fund to Accounting Services Agreement -- filed as Exhibit 9.4 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

          9.5 Letter agreement between Registrant and PFPC Inc., adding Emerging Countries Fund, Global Growth Fund and Mini Cap Fund to Accounting Services

               Agreement --filed as Exhibit 9.5 to Amendment No. 9 on July 31, 1995 and incorporated herein by reference.

          9.6 Letter agreement between Registrant and PFPC Inc. adding Short-Intermediate and Fully Discretionary Funds to Accounting Services Agreement -- filed as Exhibit ___ to Amendment No. 11 on
               August 2, 1996 and incorporated herein by reference.

          9.7 Letter agreement between Registrant and PFPC Inc. adding Value Fund to Accounting Services Agreement -- filed as Exhibit 9.7 to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

          9.8 Form of letter agreement between Registrant and PFPC Inc. adding High Yield Bond and Strategic Income Funds to Accounting Services Agreement -- filed as Exhibit 9.8 to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

          9.9 Form of letter agreement between Registrant and PFPC Inc. adding Large Cap Growth and International Core Growth Funds to Accounting Services Agreement.

          9.10 License Agreement between Registrant and Nicholas-Applegate Capital Management dated December 17, 1992 -- filed as Exhibit
               9.6 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.


          10        Not applicable.

          11        Not applicable.

          12        Not applicable.

          13        None.

          14        None.

          15        None.

          16        None.

          17.  Financial Data Schedules.

          18.  None

          19.1 Financial statements of the Funds for the fiscal year ended March 31, 1996 (provided for the information of the Commission only, pursuant to Rule 303 of Regulation S-T).

          19.2 Financial statements of the Funds for the six months ended September 30, 1996 (provided for the information of the Commission only, pursuant to Rule 703 of Regulation S-T).


ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

          Substantially all of the outstanding Interests of the Funds are owned by various series of Nicholas-Applegate Mutual Funds, a Delaware business trust, as listed in Item 26 below.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.


          As of October 31, 1996, the Trust had 54 investors of record, as set forth in item 15 of Part B.


ITEM 27.  INDEMNIFICATION.

          Article V of Registrant's Declaration of Trust, included as Exhibit 2 hereto and incorporated herein by reference, provides for the indemnification of Registrant's trustees, officers, employees and agents.

          Indemnification of the Registrant's Investment Adviser and Placement Agent is provided for, respectively, in Section 8 of the Investment Advisory Agreement, included as Exhibit 5.1 hereto and incorporated herein by reference, and Section 5 of the Placement Agent Agreement, included as Exhibit 6 hereto and incorporated herein by reference.

          Registrant has obtained from a major insurance carrier a trustees' and officers' liability policy covering certain types of errors and omissions. In no event will Registrant indemnify any of its trustees, officers, employees or agents against any liability to which such person would otherwise be subject by reason of his willful misfeasance, bad faith or gross negligence in the performance of his duties or by reason of his reckless disregard of the duties involved in the conduct of his office or under his agreement with Registrant. Registrant will comply with Rule 484 under the Securities Act of 1933 and Release 11330 under the Investment Company Act in connection with any indemnification.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

          Nicholas-Applegate Capital Management, the Investment Adviser to the Trust, is a California limited partnership, the general partner of which is Nicholas-Applegate Capital Management Holdings, L.P. During the two fiscal years ended December 31, 1995, the Investment Adviser has engaged principally in the business of providing investment services to institutional and other clients. All of the additional information required by this Item 28 with respect to the Investment Adviser is set forth in the Form ADV, as amended, of Nicholas-Applegate Capital Management (File No. 801-21442), which is incorporated herein by reference.

ITEM 29.  PRINCIPAL UNDERWRITERS.

          Nicholas-Applegate Securities acts as the exclusive Placement Agent of Interests of the Trust. The Placement Agent receives no additional compensation for serving as Placement Agent. The Placement Agent is a California limited partnership and its general partner is Nicholas-Applegate Capital Holdings, L.P., a California limited partnership (the "General Partner"). Information is furnished below with respect to the officers, partners and directors of the Placement Agent (or its General Partner). The principal business address of such persons is 600 West Broadway, 30th Floor, San Diego, California 92101, except as otherwise indicated below.

 Name and Principal   Positions and Offices with        Positions in Offices
  BUSINESS ADDRESS    PRINCIPAL UNDERWRITER             WITH REGISTRANT
 ------------------   --------------------------        --------------------

 Arthur E. Nicholas   Chairman and President            Chairman of the Board
                                                        of Trustees

 John D. Wylie               --                         President

 Thomas Pindelski     Chief Financial Officer           Chief Financial Officer

 E. Blake Moore, Jr.  General Counsel and Secretary     Secretary


ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.

          All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act and the rules promulgated thereunder will be maintained either at the offices of the Registrant (600 West Broadway, 30th Floor, San Diego, California 92101); the Investment Adviser, Nicholas-Applegate Capital Management (600 West Broadway, 30th Floor, San Diego, California 92101); the Administrator, Investment Company Administration Corporation (4455 East Camelback Road, Suite 261-E, Phoenix, Arizona 85018); or the Custodian, PNC Bank (Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 19113); or the Sub-Custodian, Chase Manhattan Bank, N.A. (1211 Avenue of the Americas, 33rd Floor, New York, New York 10036, Attention: Global Custody Division).

ITEM 31.  MANAGEMENT SERVICES.

          Not applicable.

ITEM 32.  UNDERTAKINGS.

          Registrant hereby undertakes that if it is requested by the holders of at least 10% of its outstanding Interests to call a meeting of shareholders for the purpose of voting upon the question of removal of a Trustee, it will do so and will assist in communications with other shareholders as required by Section 16(c) of the Investment Company Act.

          Registrant hereby undertakes to furnish each person to whom this Registration Statement is delivered with a copy of Registrant's latest annual report to Investors, upon request and without charge.

                                    SIGNATURE


          Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 26th day of December, 1996.




                                             NICHOLAS-APPLEGATE INVESTMENT TRUST



                                             By  /S/ E. BLAKE MOORE, JR.
                                                --------------------------------
                                                E. Blake Moore, Jr.
                                                Secretary

                                  EXHIBIT INDEX
                       NICHOLAS-APPLEGATE INVESTMENT TRUST
                               AMENDMENT NO. 12 TO
                        FORM N-1A REGISTRATION STATEMENT
                                File No. 811-7384



Exhibit No.         Title of Exhibit
-----------         ----------------

   1.1 Certificate of Trust of Registrant - filed as Exhibit 1.1 to Amendment No. 1 on March 17,1993 and incorporated herein by reference.


   1.1 Certificate of Trust of Registrant - filed as Exhibit 1.1 to Amendment No. 1 to Registrant's Form N-1A Registration Statement ("Amendment No. 1") on March 17, 1993 and incorporated herein by reference.


   1.2 Certificate of Amendment of Certificate of Trust of Registrant - filed as Exhibit 1.2 to Amendment No. 1 on March 17, 1993 and incorporated herein by reference.


   1.3 Declaration of Trust of Registrant - filed as Exhibit 1 to Registrant's Form N-1A Registration Statement on December 31, 1992 and incorporated herein by reference.


   1.4 Amended and Restated Declaration of Trust of Registrant - filed as Exhibit 1.4 to Amendment No. 1 on March 17, 1993 and incorporated herein by reference.


   1.5 Certificate of Trustees dated August 6, 1993 establishing Emerging Growth Fund -- filed as Exhibit 1.5 to Amendment No. 4 to Registrant's Form N-1A Registration Statement ("Amendment No. 4") on September 1, 1993 and incorporated herein by reference.


   1.6 Certificate of Trustees establishing International Growth Fund -- filed as Exhibit 1.6 to Amendment No. 6 to Registrant's Form N-1A Registration Statement ("Amendment No. 6") on August 1, 1994 and incorporated herein by reference.


   1.7 Certificate of Trustees establishing Emerging Countries Fund, Global Growth & Income Fund and Mini-Cap Fund -- filed as Exhibit
               1.7 to Amendment No. 7 to Registrant's Form N-1A Registration Statement ("Amendment No. 7") on December 5, 1994 and incorporated herein by reference.

   1.8 Certificate of Trustees establishing Short-Intermediate and Fully Discretionary Funds -- filed as Exhibit 1.8 to Amendment No. 9 to Registrant's Form N-1A Registration Statement ("Amendment No. 9") on July 31, 1995 and incorporated herein by reference.


   1.9         Certificate of Trustees establishing Value Fund -- filed as
               Exhibit 1.9 to Amendment 10 to Registrant's Form N-1A Registration Statement ("Amendment No. 10") on May 2, 1996 and incorporated herein by reference.


   1.10 Certificate of Trustees establishing High Yield Bond and Strategic Income Funds -- filed as Exhibit 1.20 to Amendment No. 11 to Registrant's Form N-1A Registration Statement ("Amendment No. 11") on August 2, 1996 and incorporated herein by reference.

   1.11 Form of Certificate of Trustees establishing Large Cap Growth and International Core Growth Funds.


   2 Amended Bylaws of Registrant - filed as Exhibit 2 to Amendment No. 2 on April 6, 1993 and incorporated herein by reference.

   3           Not applicable.

   4           Not applicable.

   5.1 Investment Advisory Agreement between Registrant and Nicholas-Applegate Capital Management dated April 19, 1993 -- filed as
               Exhibit 5.1 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

   5.2 Letter agreement between Registrant and Nicholas-Applegate Capital Management dated February 11, 1994, correcting Government Income Fund fees -- filed as Exhibit 5.2 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

   5.3 Letter agreement between Registrant and Nicholas-Applegate Capital Management dated May 17, 1993 adding Emerging Growth Fund to Investment Advisory Agreement -- filed as Exhibit 5.3 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

   5.4 Letter agreement between Registrant and Nicholas-Applegate Capital Management dated December 15, 1993 adding International Growth Fund to Investment Advisory Agreement -- filed as Exhibit
               5.4 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

   5.5 Letter agreement between Registrant and Nicholas-Applegate Capital Management adding Emerging Countries, Global Growth & Income and Mini-Cap Funds to Investment Advisory Agreement -- filed as Exhibit 5.5 to Amendment No. 9 on July 31, 1995 and incorporated herein by reference.

   5.6 Letter agreement between Registrant and Nicholas-Applegate Capital Management adding Short-Intermediate and Fully Discretionary Funds to Investment Advisory Agreement -- filed as
               Exhibit 5.6 to Amendment No. 9 on July 31, 1995 and incorporated herein by reference.

   5.7 Letter agreement between Registrant and Nicholas-Applegate Capital Management amending fees paid with respect to Government Income Fund under Investment Advisory Agreement -- filed as
               Exhibit 5.7 to Amendment No. 9 on July 31, 1995 and incorporated herein by reference.


   5.8 Letter agreement between Registrant and Nicholas-Applegate Capital Management adding Value Fund to Investment Advisory Agreement -- filed as Exhibit 5.8 to Amendment No. 10 on May 2, 1996 and incorporated herein by reference.

   5.9 Letter agreement between Registrant and Nicholas-Applegate Capital Management adding High Yield Bond and Strategic Income Funds to Investment Advisory Agreement -- filed as Exhibit 5.9 to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

   5.10 Form of letter agreement between Registrant and Nicholas-Applegate Capital Management adding Large Cap Growth and International Core Growth Funds to Investment Advisory Agreement.


   6           Not applicable.

   7           None.

   8.1 Custodian Services Agreement between Registrant and PNC Bank dated April 1, 1993 -- filed as Exhibit 8.1 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

   8.2 Letter agreement between Registrant and PNC Bank dated August 20, 1993 adding Emerging Growth Fund to Custodian Services Agreement -- filed as Exhibit 8.2 to Amendment No. 5 to Registration Statement on December 20, 1993 and incorporated herein by reference.

   8.3 Letter agreement between Registrant and PNC Bank adding International Fund to Custodian Services Agreement -- filed as
               Exhibit 8.3 to Amendment No. 1 on August 1, 1994 and incorporated herein by reference -- filed as Exhibit 8.3 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.


   8.4 Letter agreement between Registrant and PNC Bank adding Emerging Countries, Global Growth & Income and Mini-Cap Fund to Custodian Services Agreement -- filed as Exhibit 8.4 to Amendment No. 9 on July 31, 1995 and incorporated herein by reference.

   8.5 Letter agreement between Registrant and PNC Bank adding Short-Intermediate and Fully Discretionary Funds to Custodian Services Agreement -- filed as Exhibit 8.5 to Amendment No. 11 on
               August 2, 1996 and incorporated herein by reference.

   8.6 Letter agreement between Registrant and PNC Bank adding Value Fund to Custodian Services Agreement -- filed as Exhibit 8.6 to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

   8.7 Form of letter agreement between Registrant and PNC Bank adding High Yield Bond and Strategic Income Funds to Custodian Services Agreement -- filed as Exhibit 8.7 to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

   8.8 Form of letter agreement between Registrant and PNC Bank adding Large Cap Growth and International Core Growth Funds to Custodian Services Agreement.

   8.9 Sub-Custodian Agreement among Registrant, PNC Bank and Chase Manhattan Bank, N.A. dated April 1, 1993 -- filed as Exhibit 8.5 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

   8.10 Letter agreement among Registrant, PNC Bank and Chase Manhattan Bank, N.A. dated August 20, 1993 adding Emerging Growth Fund to Sub-Custodian Agreement -- filed as Exhibit 8.6 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

   8.11 Letter agreement among Registrant, PNC Bank and Chase Manhattan Bank, N.A., adding International Growth Fund to Sub-Custodian Agreement -- filed as Exhibit 8.8 to Amendment No. 9 on July 31, 1995 and incorporated herein by reference.

   8.12 Letter agreement among Registrant, PNC Bank and Chase Manhattan Bank, N.A., adding Emerging Countries, Global Growth & Income and Mini-Cap Funds to Sub-Custodian Agreement -- filed as Exhibit 8.9 to Amendment No. 9 on July 31, 1995 and incorporated herein by reference.

   8.13 Letter agreement among Registrant, PNC Bank and Chase Manhattan Bank, adding Short-Intermediate and Fully Discretionary Funds to Sub-Custodian Agreement -- filed as Exhibit 8.12 to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

   8.14 Letter agreement among Registrant, PNC Bank, and Chase Manhattan Bank, adding Value Fund to Sub-Custodian Agreement -- filed as
               Exhibit 8.13 to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

   8.15 Form of letter agreement among Registrant, PNC Bank and Chase Manhattan Bank, adding High Yield Bond and Strategic Income Funds to Sub-Custodian Agreement -- filed as Exhibit 8.14 to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

   8.16 Form of letter agreement among Registrant, PNC Bank and Chase Manhattan Bank, adding Large Cap Growth and International Core Growth Funds to Sub-Custodian Agreement.


   9.1 Administration Agreement between Registrant and Investment Company Administration Corporation dated April 1, 1993 -- filed as Exhibit 9.1 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

   9.2 Accounting Services Agreement between Registrant and PFPC Inc dated April 1, 1993 -- filed as Exhibit 9.2 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

   9.3 Letter agreement between Registrant and PFPC, Inc. dated July 28, 1993 adding Emerging Growth Fund to Accounting Services Agreement -- filed as Exhibit 9.3 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

   9.4 Letter agreement between Registrant and PFPC Inc. dated December 15, 1993 adding International Growth Fund to Accounting Services Agreement -- filed as Exhibit 9.4 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.

   9.5 Letter agreement between Registrant and PFPC Inc., adding Emerging Countries Fund, Global Growth Fund and Mini Cap Fund to Accounting Services

               Agreement -- filed as Exhibit 9.5 to Amendment No. 9 on July 31, 1995 and incorporated herein by reference.


   9.6 Letter agreement between Registrant and PFPC Inc. adding Short-Intermediate and Fully Discretionary Funds to Accounting Services Agreement -- filed as Exhibit __ to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

   9.7 Letter agreement between Registrant and PFPC Inc. adding Value Fund to Accounting Services Agreement -- filed as Exhibit __ to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

   9.8 Form of letter agreement between Registrant and PFPC Inc. adding High Yield Bond and Strategic Income Funds to Accounting Services Agreement -- filed as Exhibit 9.8 to Amendment No. 11 on August 2, 1996 and incorporated herein by reference.

   9.9 Form of letter agreement between Registrant and PFPC Inc. adding Large Cap Growth and International Core Growth Funds to Accounting Services Agreement.

   9.10 License Agreement between Registrant and Nicholas-Applegate Capital Management dated December 17, 1992 -- filed as Exhibit
               9.6 to Amendment No. 6 on August 1, 1994 and incorporated herein by reference.


   10          Not applicable.

   11          Not applicable.

   12          Not applicable.

   13          None.

   14          None.

   15          None.

   16          None.

   17.         Financial Data Schedules.

   18.         None

   19.1 Financial statements of the Funds for the fiscal year ended March 31, 1996 (provided for the information of the Commission only, pursuant to Rule 303 of Regulation S-T).

   19.2 Financial statements of the Funds for the six months ended September 30, 1996 (provided for the information of the Commission only, pursuant to Rule 703 of Regulation S-T).